EXHIBIT 4.1

                                                                  CONFORMED COPY














                                 LOAN AGREEMENT
                                       for
                       Facilities of up to US$400,000,000

                                       to
                        CORDIANT COMMUNICATIONS GROUP PLC
                                   and others


                                   Arranged by
                              THE BANK OF NEW YORK
                                       and
                            HSBC INVESTMENT BANK PLC



                                      Agent
                            HSBC INVESTMENT BANK PLC

                                   Norton Rose
                                     London


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                                    CONTENTS


Clause                               Heading                               Page

1        Purpose and definitions.............................................1
1.1      Purpose.............................................................1
1.2      Definitions.........................................................2
1.3      Headings...........................................................26
1.4      Construction of certain terms......................................26
1.5      Majority Banks.....................................................27
1.6      Agent's opinion....................................................27
2        The Facilities.....................................................27
2.1      Amount.............................................................27
2.2      Obligations several................................................28
2.3      Interests several..................................................28
2.4      Maximum outstandings...............................................28
3        Conditions.........................................................29
3.1      Documents and evidence required....................................29
3.2      General conditions precedent.......................................29
3.3      Waiver of conditions precedent.....................................30
3.4      Notification.......................................................30
4        The Facilities; Currencies.........................................30
4.1      Drawdown of Advances...............................................30
4.2      Notification to Banks of Revolving Credit Advances and the
         Conversion Advance.................................................31
4.3      Amount and Term of Revolving Credit Advances.......................31
4.4      Amount and Term of Swingline Advances..............................32
4.5      Selection of currencies............................................32
4.6      Limit on currencies; non-availability..............................32
4.7      Facility B conversion option.......................................32
4.8      The Termination Dates..............................................33
4.9      Application of proceeds............................................33
4.10     Information........................................................33
4.11 Refinancing of the Existing Group Facilities following a Relevant Acceleration Notice and the refinancing of the Existing Lighthouse
         Facilities.........................................................34
4.12 Refinancing of the Existing Group Facilities and the Existing Lighthouse Facilities following a No Consent Notice or a Unanimous
         Consent Notice.....................................................34
4.13     Refinancing of the Existing Lighthouse Facilities following a
         Consent Notice.....................................................35
4.14     Operation of the Facilities and the Existing Group Facilities
         following a Consent Notice.........................................35
5        Interest; alternative interest rates...............................36
5.1      Calculation of Margin..............................................36
5.2      Interest rate for Revolving Credit Advances........................38
5.3      Interest rate for Swingline Advances...............................38
5.4      Interest rate and Interest Periods for the Conversion Advance......38
5.5      Interest for late payment..........................................39
5.6      Notification of interest rate......................................40







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5.7      Reference Bank quotations..........................................40
5.8      Market disruption; non-availability................................41
6        The Overdraft Facility and the Swingline Facility..................42
6.1      The Overdraft Facility.............................................42
6.2      Terms and conditions...............................................42
6.3      Utilisation, interest and repayment................................42
6.4      Set off under Overdraft Facility...................................42
6.5      Set off under Swingline Facility...................................43
6.6      Swingline Letter of Credit Applications............................43
6.7      L/C Application....................................................44
6.8      Amount of Swingline Letters of Credit..............................44
6.9      Swingline Letter of Credit Commission..............................44
6.10     Notification of demand under a Swingline Letter of Credit..........45
6.11     Conversion of Swingline Letter of Credit to Swingline Advance......45
6.12     Payment by the Banks to Swingline Bank.............................45
6.13     Default by Banks in payment to Swingline Bank......................46
6.14     Reduction of Swingline Letter of Credit Facility...................46
7        Indemnity of Overdraft Bank and Swingline Bank.....................46
7.1      Shortfall notification in relation to Swingline Advances and
         Utilisations.......................................................46
7.2      Payment by Banks...................................................47
7.3      Indemnity from Borrowers in relation to Swingline Advances and
         Utilisations.......................................................47
7.4      Counter-indemnity for Swingline Letters of Credit..................47
7.5      Rights of contribution and subrogation of Swingline Borrower.......48
7.6      Waiver of defences of Swingline Borrower...........................49
7.7      Continuing indemnity of Swingline Borrower.........................49
7.8      Additional security................................................49
7.9      Preservation of rights.............................................49
8        Repayment, prepayment and cancellation.............................49
8.1      Repayment of Revolving Credit Advances.............................49
8.2      Repayment of Swingline Advances....................................50
8.3      Repayment of the Conversion Advance................................50
8.4      Voluntary prepayment...............................................50
8.5      Additional voluntary prepayment....................................50
8.6      Mandatory prepayment/reduction.....................................51
8.7      Amounts payable on prepayment......................................55
8.8      Notice of prepayment...............................................55
8.9      Cancellation of Commitments........................................55
8.10     Allocation of reduction of commitments.............................55
9        Fees and expenses..................................................55
9.1      Fees...............................................................55
9.2      Expenses...........................................................57
9.3      Value Added Tax....................................................57
9.4      Stamp and other duties.............................................57
10       Payments and Taxes; accounts and calculations......................57
10.1     No set-off or counterclaim; distribution to the Banks..............57
10.2     Payments by the Banks..............................................58
10.3     Non-Banking Days...................................................58







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10.4     Agent may assume receipt...........................................58
10.5     Grossing-up for Taxes..............................................58
10.6     Exceptions to gross-up.............................................59
10.7     Qualifying Banks...................................................61
10.8     US Tax forms.......................................................61
10.9     Claw-back of tax benefit...........................................62
10.10    Bank accounts......................................................63
10.11    Partial payments...................................................63
10.12    Calculations.......................................................64
10.13    Certificates.......................................................64
10.14    Effect of monetary union...........................................64
10.15    Continuation of the Conversion Advance in Sterling or euros........65
11       Representations and warranties.....................................65
11.1     Representations and warranties.....................................65
11.2     Repetition.........................................................70
12       Undertakings.......................................................70
12.1     Positive undertakings..............................................70
12.2     Negative undertakings..............................................75
13       Financial covenants................................................79
13.1     Covenants..........................................................79
13.2     Original Accounting Principles.....................................80
14       Events of Default..................................................80
14.1     Events of Default..................................................80
14.2     Acceleration.......................................................85
14.3     Demand basis.......................................................85
15       Indemnities........................................................86
15.1     Miscellaneous indemnities..........................................86
15.2     Currency of account; currency indemnity............................86
15.3     ECB reserve requirements...........................................87
16       Unlawfulness and increased costs; mitigation.......................87
16.1     Unlawfulness.......................................................87
16.2     Increased costs....................................................88
16.3     Exceptions.........................................................89
16.4     Mitigation.........................................................90
16.5     Regulation D Costs.................................................90
17       Set-off and pro rata payments......................................91
17.1     Set-off  ..........................................................91
17.2     Pro rata payments..................................................91
17.3     No release.........................................................92
17.4     No charge..........................................................92
18       Assignment, substitution, lending offices, Additional Borrowers,
         Additional Guarantors and Affiliates of Banks......................92
18.1     Benefit and burden.................................................92
18.2     No assignment by Borrower..........................................92
18.3     Substitution.......................................................92
18.4     Limitation on certain obligations..................................93
18.5     Reliance on Substitution Certificate...............................94







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18.6     Authorisation of Agent.............................................94
18.7     Construction of certain references.................................94
18.8     Lending offices....................................................94
18.9     Disclosure of information..........................................94
18.10    Restrictions on novations..........................................95
18.11    Additional Borrowers and Additional Overdraft Borrowers............95
18.12    Additional Guarantors..............................................96
18.13    The Parent as Borrowers' agent.....................................96
18.14    Amendments binding.................................................97
18.15    Affiliates of Banks................................................97
19       Arranger, Agent, Security Trustee and Reference Banks..............98
19.1     Appointment of Agent...............................................98
19.2     Agent's actions....................................................98
19.3     Agent's duties.....................................................98
19.4     Agent's rights.....................................................99
19.5     No liability of Arrangers, Security Trustee, Agent, Swingline
         Bank and Overdraft Bank...........................................100
19.6     Non-reliance on Arrangers, Security Trustee, Agent, Swingline
         Bank or Overdraft Bank............................................101
19.7     No Responsibility on Arrangers, the Security Trustee, the Agent,
         the Swingline Bank or the Overdraft Bank for any Borrower's
         performance.......................................................101
19.8     Reliance on documents and professional advice.....................102
19.9     Other dealings....................................................102
19.10    Rights of Agent, Swingline Bank, Overdraft Bank, Security
         Trustee and Arrangers as Bank; no partnership.....................102
19.11    Amendments; waivers...............................................102
19.12    Reimbursement and indemnity by Banks..............................103
19.13    Retirement of Agent...............................................104
19.14    Retirement of Overdraft Bank and Swingline Bank...................105
19.15    Change of Reference Banks.........................................105
20       Notices and other matters.........................................105
20.1     Notices  105
20.2     Notices through the Agent.........................................106
20.3     No implied waivers, remedies cumulative...........................107
20.4     Counterparts......................................................107
20.5     Third Party Rights................................................107
21       Governing law and jurisdiction....................................107
21.1     Law      .........................................................107
21.2     Submission to jurisdiction........................................107
21.3     Agent for service of process......................................108

Schedule

Schedule 1 Part A - Original Borrowers.....................................109
Part B - Original Guarantors...............................................110
Part C - Original Overdraft Borrowers......................................113
Part D - Additional Guarantors.............................................115







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Schedule 1 The Banks and their Commitments.................................116
Schedule 1 Part A - Form of Drawdown Notice................................117
Part B - Form of L/C Application...........................................118
Schedule 1 Part A - Documents and evidence required as conditions precedent to the delivery of the first Drawdown Notice in
         respect of the Facilities.........................................119
Part B - To be delivered prior to the delivery of the first Drawdown
         Notice in respect of an Advance to be used to refinance the
         Existing Lighthouse Facilities or to pay costs and expenses incurred in connection with the Lighthouse Acquisition............121
Part C - Documents and evidence to be delivered by each Additional
         Guarantor.........................................................122
Part D - Documents and evidence to be delivered by an Additional Borrower or Additional Overdraft Borrower..................................124
Part E - Form of Director's Certificate regarding financial assistance.....126
Schedule 1 Calculation of Additional Cost..................................129
Schedule 6 Form of Substitution Certificate Part A (single transfers)......131
Part B (global form).......................................................136
Schedule 1 Permitted Encumbrances..........................................142
Schedule 1 - Part A Borrower Accession Agreement...........................143
Part B - Overdraft Borrower Accession Agreement............................145
Schedule 2 Permitted Guarantees............................................147
Schedule 1 Borrower's Compliance Certificate...............................149
Schedule 2 Form of Guarantee to be given by new Guarantors.................151
Schedule 1 Permitted Acquisitions..........................................163
Schedule 1 Preference shares issued by (or to be issued) by Lighthouse and its Subsidiaries as deferred consideration..................165

THIS AGREEMENT is dated 4 July 2000 and made BETWEEN:

(1)    CORDIANT COMMUNICATIONS GROUP PLC as the Parent;

(2) THE COMPANIES whose names, registered numbers (if any) and registered offices are set out in part A of schedule 1 as Original Borrowers and the companies whose names, registered numbers (if any) and registered offices are set out in part C of schedule 1 as Original Overdraft Borrowers;

(3)    THE BANK OF NEW YORK and HSBC INVESTMENT BANK PLC as Arrangers;

(4) THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 2;

(5)    HSBC INVESTMENT BANK PLC as Agent and Security Trustee;

(6)    THE BANK OF NEW YORK as Swingline Bank; and

(7)    HSBC BANK PLC as Overdraft Bank.

IT IS AGREED as follows:

1      Purpose and definitions

1.1      Purpose

         This Agreement sets out the terms and conditions upon and subject to which:

          (a) the Banks agree, according to their several obligations, to make available to the Borrowers a revolving credit facility of up to $225,000,000 or its equivalent in Optional Currencies, the Swingline Bank agrees to make available to the Swingline Borrower a swingline facility (including a letter of credit facility) of up to $18,000,000 and the Overdraft Bank agrees to make available to the Overdraft Borrowers an overdraft facility of up to L 6,000,000, subject to an overall limit on all such facilities of $225,000,000, to be used as follows:

               (i) to refinance the Existing Lighthouse Facilities and the Existing Group Facilities in full (but not part only);

               (ii) to pay the costs and expenses incurred in connection with the Lighthouse Acquisition; and

               (iii) or other general corporate purposes;

         (b) the Banks agree, according to their several obligations, to make available to the Borrowers a further revolving credit facility (with a conversion option) of up to $175,000,000 or its equivalent in Optional Currencies, to be used as follows:






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               (i)   to refinance  the Existing  Lighthouse  Facilities  and the
                     Existing Group Facilities in full (but not part only);

               (ii) to pay the costs and expenses incurred in connection with the Lighthouse Acquisition; and

               (iii) for other general corporate purposes.

1.2      Definitions

         In this Agreement, unless the context otherwise requires:

         "Additional Borrower" means any wholly owned Subsidiary of the Parent which becomes a Borrower in accordance with clause 18.11;

         "Additional Cost" means, in relation to any period, a percentage calculated for such period at an annual rate determined in accordance with schedule 5;

         "Additional Overdraft Borrower" means any wholly owned Subsidiary of the Parent which becomes an Overdraft Borrower in accordance with clause 18.11;

         "Adjusted PBIT" means, in respect of a period, PBIT for that period plus the Group's depreciation for that period less Property Payments in respect of that period plus (in relation to the 12 months periods ending 31 December 2000 and 30 June 2001, but only to the extent not already included in the PBIT or depreciation of the Group for that period) such amount as is necessary to give pro forma effect to the Lighthouse Acquisition as if such acquisition had occurred on the first day of such period (such pro forma adjustments to the Group's PBIT and depreciation being calculated by dividing the relevant amounts which have been included in the relevant financial statements of the Group in respect of Lighthouse and its Subsidiaries which have been acquired pursuant to the Lighthouse Acquisition by the number of months falling in the relevant period for which Lighthouse and its Subsidiaries which are acquired pursuant to the Lighthouse Acquisition were members of the Group and multiplying the results by twelve;

         "Advance" means each Revolving Credit Advance, each Swingline Advance and the Conversion Advance;

         "Affiliate" means, in relation to any person, a Subsidiary or a Holding Company of that person and any other Subsidiary of a Holding Company of that person;

         "Agent" means HSBC Investment Bank plc or such other person as may be appointed agent for the Banks pursuant to clause 19.13;

         "Aggregate Net Proceeds" means in relation to an External Refinancing, Flotation, Trade Sale or other Permitted Restricted Asset Disposal, the total cash proceeds received in Dollars (or if not received in Dollars, their Dollar equivalent at the date of receipt) by any member of the Group (including any deferred or purchase price adjustment proceeds received by such member of the Group) less:






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
         (a) the reasonable costs, fees and expenses incurred by such member of the Group in connection with such External Refinancing, Flotation or Trade Sale or other Permitted Restricted Asset Disposal, as the case may be;

         (b) (in the case of Flotation, Trade Sale or other Permitted Restricted Asset Disposal) a reasonable provision for all Taxes (if any) incurred by the relevant member of the Group in connection with such Flotation, Trade Sale or other Permitted Restricted Asset Disposal, as the case may be;

         (c)   (in  the  case  of  Flotation,  Trade  Sale  or  other  Permitted
               Restricted Asset Disposal) any amount used to repay any Indebtedness of any member of the Group arising from, directly related to or as a direct consequence of, such Flotation, Trade Sale or Permitted Restricted Asset Disposal, as the case may be, secured on the relevant asset; and

         (d) any other amount which the Agent (acting on the instructions of the Majority Banks) may agree shall be excluded from the total cash proceeds received in respect of the relevant External Refinancing, Flotation, Trade Sale or other Permitted Restricted Asset Disposal in determining the relevant Aggregate Net Proceeds;

         "Arranger" means each of The Bank of New York of One Canada Square, London E14 5AL and HSBC Investment Bank plc of Thames Exchange, 10 Queen Street Place, London, EC4R 1BL and their respective successors in title;

         "Auditors" means KPMG Audit Plc or such other auditing firm of international standing as may be approved by the board of directors of the Parent after prior consultation with the Agent;

         "Authorised Officer" means that officer or officers of the Parent or the Swingline Borrower authorised to sign Compliance Certificates, Drawdown Notices, L/C Applications and any other notices, requests or confirmations referred to in this Agreement or relating to the facilities granted pursuant to this Agreement;

         "Availability Period" means the Facility A Availability Period or the Facility B Availability Period;

         "Banking Day" means:

         (a) when LIBOR is to be determined or payments made in relation to euros or a National Currency Unit, a TARGET Day; and

         (b) for all other purposes a day (other than Saturday or Sunday) on which banks are open for business in New York City and London and (in the case of interest rate fixing and payments in relation to Optional Currencies) the principal financial centre in the jurisdiction of the Optional Currency concerned;

         "Banks" means the banks and financial institutions listed in schedule 2 and includes their successors in title and Substitutes;







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
         "Bid Bond" means a bid, performance or advance payment bond or guarantee issued by a financial institution to a client or prospective client of a member of the Group in connection with a contract for which that member of the Group is bidding or which has been awarded to that member of the Group;

         "Borrowed Money" means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks (provided that for the purposes of calculating the amount of any such Indebtedness the calculation shall be net of credit balances which together with the relevant debit balances are subject to contractual netting arrangements), (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of the asset or services acquired (excluding credit granted in the ordinary course of trading for a period not exceeding 120 days (or in the case of Greece, Spain and Italy, not exceeding 180 days) and deferred consideration payments in respect of acquisitions or investments permitted in accordance with clause 12.2(f) and the deferred consideration obligations set out in schedule 13), (vi) the capital element of Finance Leases and hire purchase contracts, (vii)
         (except for the purposes of the definition of "Consolidated Gross Borrowings" and clause 14.1(f)) Derivatives Contracts, (viii) any other transaction (including without limitation forward sale or purchase agreements where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of the asset or services acquired) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to
         (viii) above;

         "Borrower" means each of the Parent, the Original Borrowers and the Additional Borrowers and/or the Swingline Borrower and/or the Overdraft Borrowers, as the context requires;

         "Borrower Accession Agreement" means a borrower accession agreement in the form of part A of schedule 8;

         "Capital Expenditure" means expenditure treated as capital expenditure pursuant to the Original Accounting Principles;

         "Code" means the United States Internal Revenue Code of 1986 as amended from time to time, and the regulations promulgated and rulings issued thereunder;

         "Collateral  Instruments" means notes, bills of exchange,  certificates
         of  deposit  and  other  negotiable  and  non-negotiable   instruments,
         guarantees, and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for any Indebtedness or liabilities of any Borrower or any other person liable and includes Encumbrances;

         "Commitment" means, in relation to a Bank and in respect of either Revolving Credit Facility, at any relevant time the amount set opposite its name in relation to the







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         relevant Revolving Credit Facility in schedule 2 and/or, in the case of a Substitute, the amount novated in relation to the relevant Revolving Credit Facility as specified in the relevant Substitution Certificate, as reduced, in each case, by any relevant term of this Agreement and so that, if at such time the Total Commitments have been reduced to zero, references to a Bank's Commitment shall be construed as a reference to that Bank's Commitment immediately prior to such reduction to zero and, in relation to the Swingline Bank and the Overdraft Bank, their obligations to make available the Swingline Facility or the Overdraft Facility respectively;

         "Compliance Certificate" means a certificate substantially in the form set out in schedule 10 as to the compliance or otherwise with the financial covenants set out in clause 13.1 issued by an Authorised Officer;

         "Consent  Notice"  means  copies,   certified  as  true,  complete  and
         up-to-date copies by an Authorised Officer of the Parent, of:

         (a) a letter from the agent under the Existing Group Facilities Agreement, confirming that consents have been granted under the Existing Group Facilities Agreement to permit the Lighthouse Acquisition and the entry into of this Agreement and the Security Documents (and the Borrowed Money and guarantees to be incurred or granted thereunder); and

         (b) a waiver and amendment letter relating to the Existing Group Facilities Agreement duly executed by the agent under the Existing Group Facilities Agreement and the Parent,

         in  each  case  in  form  and  substance  satisfactory  to  the  Agent;

         "Consolidated Gross Borrowings" means the aggregate principal or capital amount of all Borrowed Money incurred by the Group (including any fixed or minimum premium payable on final repayment) plus the aggregate principal element of Borrowed Money secured by any Encumbrance over all or any part of the undertaking, property, assets, rights or revenues of any member of the Group except that:

         (i) moneys owing by one member of the Group to another member of the Group shall not be taken into account;

         (ii)  guarantees falling under paragraphs (d), (e), (f), (g), (h), (i),
               (j), (k) and (l) of the definition of Permitted Guarantees shall not be taken into account and, to avoid double counting, no guarantee of a liability which is already taken into account shall itself be taken into account;

         (iii) no liability shall be taken into account more than once in any computation;

         (iv) Consolidated Gross Borrowings expressed in or calculated by reference to a currency other than Sterling shall be converted into Sterling by reference to the rate of exchange used by the Parent for the conversion of such currency in accordance with the management policy of converting such amounts on a daily







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
                basis or, if the relevant currency was not thereby involved, by reference to the rate of exchange or approximate rate of exchange ruling on such date and determined on such basis as the Agent may determine or approve;

         (v) the principal amount of Consolidated Gross Borrowings deemed to be outstanding in relation to Finance Leases or hire purchase agreements shall be the present value of the minimum lease or hire payments discounted at the interest rate implicit in the relevant lease or hire purchase agreement;

         (vi) the Indebtedness of members of the Group to the ITVA secured by fixed charges over receivables of the Group in the United Kingdom shall not be taken into account;

         (vii) Indebtedness in respect of cash collateralised guarantees issued by a Bank or any of its associates on behalf of the Group to media authorities shall not be taken into account;

         (viii) Indebtedness of the Group in respect of the guarantees issued by banks on behalf of the Group to media authorities in Korea shall not be taken into account; and

         (ix)   the Zenith Guarantee shall not be taken into account;

         "Consolidated Gross Interest Expenditure" means, in respect of a period, the aggregate amount (calculated on a consolidated basis) of all continuing, regular or periodic costs, charges and expenses paid or payable during that period in respect of Consolidated Gross Borrowings, including:

         (a) any acceptance commission paid or payable in respect of any bills of exchange or other negotiable instruments;

         (b) any initial issue discount allowed on the issue of debentures (to the extent relating to that period when amortised over the term of such debentures); and

         (c)    the interest component of rentals under Finance Leases,

         but excluding:

         (i) arrangement and other one-off fees (to the extent relating to that period when amortised over the term of the relevant Consolidated Gross Borrowing);

         (ii) amounts discounted for FRS12 or SSAP24 purposes to the extent they are non-cash items; and

         (iii)  the arrangement fees relating to the Existing Group Facility;

         "Consolidated Net Interest Expenditure" means, in respect of a period, the Consolidated Gross Interest Expenditure accrued for that period net of credit interest accrued by the Group during such period;

         "Contribution" means, in relation to a Bank, (i) the principal amount of the Revolving Credit Advances and the Conversion Advance owing to such Bank at any relevant time (or, if the context requires, the Dollar Amount of such Revolving Credit Advances and the Conversion Advance) and (ii) the principal amount paid by such Bank under the indemnities contained in clauses 6 and 7 for which it has not been reimbursed at any relevant time by the relevant Borrower;

         "Conversion Advance" has the meaning given to it in clause 4.7;

         "D" means Diamond Ad Ltd;

         "D Acquisition" means the acquisition of D, a company incorporated in the Republic of Korea;

         "D Group" means D and its Subsidiaries as at the date of this Agreement;

         "Dangerous Substance" means any radioactive emissions, noise and any natural or artificial substance (in whatever form) the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) gives rise to a risk of causing harm to man or any other living organism or damaging the Environment or public health or welfare, including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous waste;

         "Default" means any Event of Default or any event or circumstance which would, upon the giving of a notice by the Agent and/or the expiry of the relevant period and/or the fulfilment of any other condition (in each case as specified in clause 14.1), constitute an Event of Default;

         "Derivatives Contract" means a contract, agreement or transaction which is:

         i) a rate swap, basis swap, commodity swap, forward rate transaction, commodity option, equity (or equity or other index) swap or option, bond option, interest rate option, foreign exchange transaction, cap, collar or floor, currency swap, currency option or any other similar transaction; and/or

         ii)    any combination of such transactions,

         in each case, whether on-exchange or otherwise;

         "Dollar Amount" means (a) in relation to an Advance to be drawn down in Dollars, or a Swingline Advance, the amount in Dollars so drawn down or, in relation to a Swingline Letter of Credit, the amount of the Outstanding L/C Liability of such Swingline Letter of Credit issued, and (b) in relation to an Advance to be drawn down in an Optional Currency, the amount in Dollars which was or would be required to purchase the principal amount of that Advance in the Optional Currency and in the amount specified in the relevant Drawdown Notice as determined in accordance with clause 4.2, in each case as reduced by any repayment or prepayment under this Agreement;

         "Dollars" and "$" mean the lawful currency of the United States of America and in respect of all payments to be made under this Agreement in Dollars mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

         "Drawdown Date" means the date, being a Banking Day falling within the Availability Period of the relevant Facility, on which an Advance is or is to be drawn down;

         "Drawdown Notice" means a notice in the form or substantially in the form of part A of schedule 3, duly completed with particulars of the relevant Advance;

         "Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of security, trust arrangement for the purpose of providing security or other security interest of any kind securing any obligation of any person or any other arrangement having the effect of conferring rights of set-off and includes any agreement to create any of the foregoing;

         "Environment" means all, or any of, the air (including, without limitation, the air within buildings and the air within other natural or man-made structures above or below ground), water (including, without limitation, ground and surface water) and land (including, without limitation, buildings, surface and sub-surface soil);

         "Environmental Claim" means any claim by any person:

         (a) in respect of any loss or liability suffered or incurred by that person as a result of or in connection with any violation of Environmental Law; or

         (b) that arises as a result of or in connection with Environmental Contamination and that could give rise to any remedy or penalty (whether interim or final) that may be enforced or assessed by private or public legal action or administrative order or proceedings;

         "Environmental Contamination" means each of the following and their consequences:

         (a) any release, discharge, emission, leakage or spillage of any Dangerous Substance at or from any site owned, occupied or used by any member of the Group into any part of the Environment; or

         (b) any accident, fire, explosion or sudden event at any site owned, occupied or used by any member of the Group which is directly or indirectly caused by or attributable to any Dangerous Substance; or

         (c) any other pollution of the Environment at or from any site owned, occupied or used by any member of the Group;

         "Environmental Law" means all laws (including, without limitation, common law), regulations, directives, codes of practice, circulars, guidance notices and the like having legal effect concerning the protection of human health, the Environment, the conditions of the work place or the generation, transportation, storage, treatment or disposal of Dangerous Substances and in the case of codes of practice, circulars, guidance notices and the like with which it is customary for persons carrying on a similar business to the Group to comply with;

         "Environmental   Licence"  means  any  authorisation  required  by  any
         Environmental Law;

         "equity share capital" has the meaning given to it in Section 744 of the Companies Act 1985;

         "ERISA" means the Employee Retirement Income Security Act of 1974 of the United States of America, as amended from time to time, and the regulations promulgated and rulings issued thereunder;

         "ERISA Affiliate" means any corporation or trade or business which for purposes of Title IV of ERISA is a member of the same controlled group as any member of the Group, or is under common control with any member of the Group, within the meaning of Section 414(b) or (c) of the Code and the regulations promulgated and rulings issued thereunder;

         "ERISA Event" means (i)(A) any reportable event, as defined in Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event for the purposes of this paragraph regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); or (B) the requirements of subsection (1) of
         Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in
         Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (ii) the filing of a notice of intent to terminate under Section 4041(a)(2) of ERISA in a distress termination under
         Section 4041(c) of ERISA; (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; and (iv) an engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA, which upon the occurrence of any of the events described in paragraphs (i) to (iv) (inclusive) above would reasonably be expected to result in a material liability of any member of the Group or any ERISA Affiliate;

         "euro" means the single currency of Participating Member States of the European Union;

         "Event of Default" means any of the events or circumstances described in clause 14.1;

         "Existing Group Facilities" means the loan facilities governed by the Existing Group Facilities Agreement;

         "Existing Group Facilities Agreement" means an agreement dated 8 November 1999 (as amended from time to time) and made between the Parent (1), the companies identified as such in part 1 of the first schedule thereto as original borrowers (2), The Bank of New York and HSBC Investment Bank plc as arrangers (3), the banks and financial institutions named in the second schedule thereto(4), HSBC Investment Bank plc as agent and security trustee (5), The Bank of New York as swingline bank (6) and HSBC Bank plc as overdraft bank (7);

         "Existing Lighthouse Facilities" means an agreement dated 8 July 1999 (as amended from time to time) and made between Lighthouse (1), Lighthouse Holdings (UK) Limited (2) and First Union National Bank as administrative agent (3);

         "Expiry Date" means, in relation to a Swingline Letter of Credit, the date expressed by the terms of such Swingline Letter of Credit to be the date upon which such Swingline Letter of Credit expires;

         "External Refinancing" means the borrowing or raising of Borrowed Money (including, without limitation, any public or private issue of debt securities) by any member of the Group with a view, inter alia, to repaying and cancelling Facility B and/or the equivalent Existing Group Facility;

         "Facilities" means Facility A, Facility B, the Swingline Facility and the Overdraft Facility;

         "Facility A" means the revolving credit facility granted by the Banks in accordance with clause 2.1(a);

         "Facility A Advance" means (i) each borrowing of a portion of the Commitments under Facility A by a Borrower or (ii) (as the context may require) the principal amount of such borrowing for the time being outstanding;

         "Facility A Amount" means $225,000,000 reduced by (i) the Swingline Minimum, (ii) the Facility A Decrease, (iii) the Overdraft Facility Amount, as further reduced by any relevant provision of this Agreement;

         "Facility A Availability Period" means the period from the date of this Agreement and ending on 8 November 2004 or on such earlier date (if any) on which the Swingline Facility, the Overdraft Facility and the Total Commitments in respect of Facility A are all reduced to zero under or pursuant to this Agreement;

         "Facility A Decrease" means the amount by which the total of all Swingline Advances outstanding or to be made on a particular day together with the Outstanding L/C Liability in respect of all Swingline Letters of Credit outstanding or to be issued on a particular day exceeds the Swingline Minimum;

         "Facility B" means the revolving credit facility granted by the Banks in accordance with clause 2.1(b) with a conversion option;

         "Facility B Advance" means (i) each borrowing of a portion of the Commitments under Facility B by a Borrower or (ii) (as the context may require) the principal amount of such borrowing for the time being outstanding and, for the avoidance of doubt, includes the borrowing of, or the principal amount of, the Conversion Advance;

         "Facility B Amount" means $175,000,000 as reduced by any relevant provision of this Agreement;

         "Facility B Availability Period" means the period from the date of this Agreement and ending on 7 November 2000 or on such earlier date (if any) on which the Total Commitments in respect of Facility B are reduced to zero under or pursuant to this Agreement;

         "Federal Funds Rate" means, in relation to a Swingline Advance and a day in a Swingline Term relating thereto or in relation to an unpaid sum in respect of a Swingline Advance and a day on which any sum remains outstanding, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the United States Federal Reserve System arranged by Federal funds brokers, as published for that day (or if such a day is not a New York Banking Day, for the immediately preceding New York Banking Day) by the Federal Reserve Bank of New York or, if such a rate is not so published for any day which is a New York Banking Day, the average of the quotations for that day for such transactions received by the Swingline Bank from three Federal funds brokers of recognised standing selected by the Swingline Bank in consultation with the Borrowers;

         "Finance  Lease" means a lease treated as a finance  lease  pursuant to
         applicable   accounting   standards  at  the  date  of  this  Agreement
         (including SSAP 21);

         "Finance Parties" means the Agent, the Arrangers, the Banks, the Swingline Bank, the Overdraft Bank and the Security Trustee;

         "First Drawdown Date" means the Banking Day on which the first Advances are, or are to be, drawn down;

         "Fiscal Half-Year" means, in respect of each Fiscal Year, each of the periods (each comprising six successive months) ending on or about 30 June and 31 December;

         "Fiscal Quarter" means each fiscal period for the Group of three successive months beginning on the day after a Quarter Day and ending on the following Quarter Day;

         "Fiscal Year" means each fiscal period for the Group beginning on 1st January and ending on 31 December in that year;

         "Flotation" means the inclusion of any part of the share capital of any member of the Group other than the Parent in the Official List of the UK Listing Authority or the grant of permission to deal in the same in the Alternative Investment Market or the European Association of Dealers Automated Quotation or on any other recognised investment exchange (as that term is used in the Financial Services Act 1986) or in or on any other exchange or recognised market replacing any of the same or on any other exchange or recognised market in any country;

         "Funders" means the Banks, the Swingline Bank and the Overdraft Bank;

         "Group" means the Parent and its Subsidiaries from time to time and "member of the Group" means any one of them;

         "Group Structure Book" means the book, in the agreed form, which sets out the structure of the Group;

         "Guarantee" means a guarantee entered into or to be entered into in favour of the Security Trustee in the agreed form or in a form acceptable to the Agent (acting reasonably) (and "Guarantees" shall be construed accordingly);

         "Guarantors" means the Original Guarantors together with any other member of the Group which has entered into a Guarantee;

         "Healthworld" means Healthworld Corporation;

         "Healthworld Group" means Healthworld and its Subsidiaries as at the date of this Agreement;

         "Hedging Strategy" means the strategy for interest rate protection arrangements and foreign exchange protection arrangements set out in the Hedging Strategy Letter;

         "Hedging Strategy Letter" means the agreed form letter from the Parent to the Agent relating to hedging;

         "Holding Company" means, in relation to a person, an entity of which that person is a Subsidiary;

         "Indebtedness" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

         "Information   Memorandum"   means  each  version  of  the  Information
         Memorandum to be distributed by the Arrangers at the request of the Parent in connection with this Agreement;

         "Intellectual Property Rights" means any patent, trade mark, service mark, registered design, trade name or copyright required to carry on the business of members of the Group;

         "Interest Payment Date" means the last day of an Interest Period;

         "Interest Period" means each period for the calculation of interest in respect of the Conversion Advance ascertained in accordance with this Agreement;

         "L/C Application" means a request from the Swingline Borrower to open a Swingline Letter of Credit, such notice to be in the form or substantially in the form of part B of schedule 3;

         "L/C Exposure" means, in respect of any Bank and each outstanding Swingline Letter of Credit at any time, the amount of the proportion of the Outstanding L/C Liability under such Swingline Letter of Credit which such Bank's Commitment bears to the Total Commitments;

         "L/C Issue Date" means the date, being a Banking Day falling within the Availability Period, when a Swingline Letter of Credit is or is to be issued;

         "LIBOR" means, in relation to a particular period, the arithmetic mean (rounded upwards, if necessary, to five decimal places) of the London interbank offered rates for deposits of the currency in question for a period equal to such period at or about 11 a.m. on the Quotation Date for such period as displayed on page 3750 of the Telerate Service (or such other page as may replace Telerate Service page 3750 for the purpose of displaying London interbank offered rates of leading banks for deposits of that currency) or, if on such date the offered rates for the relevant period of fewer than two leading banks are so displayed, as quoted to the Agent by each of the Reference Banks at the request of the Agent;

         "Lighthouse"   means   Lighthouse   Global   Network  Inc.,  a  company
         incorporated under the laws of the State of Delaware;

         "Lighthouse Acquisition" means the acquisition by the Parent of Lighthouse by means of a merger involving a share-for-share exchange upon substantially the terms described in the Press Announcement;

         "Lighthouse Information Package" means the KPMG report dated 2 June 2000 addressed to the Parent, the Parent board papers relating to the Lighthouse Acquisition delivered to the Arrangers by the Parent and any supplemental papers delivered to the Arrangers by the Parent, in each case, in the agreed form;

         "Majority Banks" means, at any relevant time, Banks (a) the aggregate of whose Contributions in respect of Revolving Credit Advances and the Conversion Advance exceeds 66-2/3 per cent of the Revolving Credit Advances and the Conversion Advance or (b) (if neither Conversion Advance nor any Revolving Credit Advances are outstanding under this Agreement) the aggregate of whose Commitments exceeds 66-2/3 per cent of the Total Commitments;

         "Margin" shall be calculated in accordance with clause 5.1;

         "Material Adverse Effect" means a material adverse effect on the ability of the Obligors (taken as a whole) or the Parent to perform their or its respective obligations under this Agreement or on the financial position of the Group taken as a whole;

         "Material Subsidiary" means:

         (a) any Subsidiary of the Parent whose aggregate annual revenues or attributable annual revenues are in excess of an amount equal to 5 per cent. of the consolidated revenues of the Group, in each case as shown by the most recent audited financial statements of such Subsidiary and the Group (respectively); and

         (b) for the purposes of clauses 11 and 14 (and in addition to the Subsidiaries of the Parent referred to in paragraph (a)) Headcount Field Marketing Limited and, following the Lighthouse Acquisition, the companies listed in part D of schedule 1;

         "Media Services Agreement" means a media services agreement dated 11 December, 1997 between the Parent (1) and Zenith (2);

         "month" or "months" means a period beginning in one calendar month and ending in the relevant later calendar month on the day numerically corresponding to the day of the calendar month in which it started, provided that (i) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such later calendar month and (ii) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in such later calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "monthly" shall be construed accordingly;

         "M.O.U." means the Memorandum of Understanding between Hyundai Merchant Marine Co. Limited and Mr. Mong Hun Chang, as sellers, and the Parent relating to the D Acquisition;

         "Multiemployer Plan" shall have the meaning set out in section 4001(a)(3) of ERISA;

         "National Currency Unit" means, in relation to a Participating Member State, the national currency unit of that Participating Member State;

         "Net Derivatives Liability" means, at any time, the net liability (if any) at such time of the members of the Group taken as a whole in respect of Derivatives Contracts determined by reference to the amounts (as determined by the Agent) which would be payable or receivable by the members of the Group pursuant to the terms of such Derivatives Contracts if such Derivatives Contracts were terminated at such time;

         "New York Banking Day" means a day (other than Saturday or Sunday) on which banks are open for business in New York City;

         "No Consent Notice" means:

         (a) a copy, certified as a true, complete and up-to-date copy by an Authorised Officer of the Parent, of a letter from the agent under the Existing Group Facilities Agreement, in form and substance satisfactory to the Agent, confirming that the necessary consents under the Existing Group Facilities Agreement to permit the Lighthouse Acquisition and the entry into of this Agreement and the Security Documents (and the Borrowed Money and guarantees to be incurred or granted thereunder) have not been granted; together with

         (b) a certificate from an Authorised Officer of the Parent confirming that the Existing Group Facilities will be repaid and cancelled in full (and not part only) on the First Drawdown Date and attaching a copy, certified as a true, complete and up-to-date copy by an Authorised Officer of the Parent, of a notice from the Parent to the agent under the Existing Group Facilities Agreement of the Group's intention to repay the Existing Group Facilities on the First Drawdown Date together with notice of cancellation of the Existing Group Facilities on the First Drawdown Date;

         "Obligors" means the Borrowers and the Guarantors and "Obligor" means any one of them;

         "Optional Currency" means any currency, other than Dollars, which is freely transferable, freely convertible into Dollars and dealt in on the London Interbank Market or the London foreign exchange market;

         "Original Accounting Principles" means those accounting principles, standards and practices which were used in the preparation of the accounts of the Parent for the financial year ended 31 December 1998 and, to the extent that they do not conflict with those principles, standards and practices, such other accounting principles, standards and practices as were generally acceptable in the United Kingdom on the date of such accounts;

         "Original  Borrowers" means those companies listed as such in part A of schedule 1;

         "Original Guarantors" means those companies listed as such in part B of schedule 1;

         "Original Overdraft Borrowers" means those companies listed as such in part C of schedule 1;

         "Outstanding L/C Liability" means, in relation to a Swingline Letter of Credit issued or to be issued at any time, the maximum aggregate amount of the liability of the Swingline Bank under such Swingline Letter of Credit at such time;

         "Overdraft Bank" means HSBC Bank plc of 27-32 Poultry, London EC2P 2BX and its successors in title;

         "Overdraft Borrower Accession Agreement" means an accession agreement in the form of part B of schedule 8;

         "Overdraft Borrowers" means the Original Overdraft Borrowers and the Additional Overdraft Borrowers;

         "Overdraft  Facility" means an overdraft   facility of up to L6,000,000
         made  available  to the   Overdraft  Borrowers  by the  Overdraft  Bank
         pursuant to clause 2.1(d);

         "Overdraft Facility Amount" means, at any time, the Dollar equivalent of L6,000,000 as reduced by any relevant provision of this Agreement;

         "Parent" means Cordiant Communications Group plc (Company number 1320869), whose registered office is at 121-141 Westbourne Terrace, London W2 6JR;

         "Participating Member State" means a member state of the European Union that has adopted or adopts the single currency in accordance with the Treaty;

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA;

         "PBIT" means, in respect of a period, the consolidated profit on ordinary activities of the Group for that period before interest and taxes (including (to the extent not already included and so long as the Parent holds 50 per cent. of the equity share capital of Zenith) that portion of the profit on ordinary activities before interest and taxes of Zenith which is attributable to the Parent's shareholding in Zenith but excluding profits or losses on disposals of Restricted Assets) as shown in the audited consolidated profit and loss account provided to the Agent under clause 12.1(e) (or, as the case may be, in the unaudited consolidated financial statements for the relevant Fiscal Half-Year provided to the Agent under clause 12.1(e)), provided however that new provisions in respect of surplus property shall be excluded;

         "Permitted  Acquisitions"  means those acquisitions set out in schedule
         12;

         "Permitted Encumbrances" means:

         (a) any Encumbrance created pursuant to the terms of this Agreement and/or the Security Documents;

         (b) any right of set-off arising by operation of law in the ordinary course of trading;

         (c) any Encumbrance created in favour of a bank in connection with any bona fide cash management and/or netting arrangements for the Group;

         (d)    any lien arising with respect to Taxes of the Group;

         (e) any Encumbrance which the Agent (acting on the instructions of the Majority Banks) has at any time in writing agreed shall be a Permitted Encumbrance;

         (f) the Encumbrances listed in schedule 7 securing the amount set opposite the relevant Encumbrance in schedule 7, but not any increase in such amount;

         (g) any Encumbrance given by a member of the Group in connection with bona fide arrangements for the maintenance of media accreditation of any member of the Group provided that such members of the Group purchase media only in accordance with normal industry practice;

         (h) until repayment of the Existing Group Facilities, any right of set-off in relation to the Existing Facilities;

         (i) any Encumbrance granted by one member of the Group to another other than by an Obligor to a member of the Group which is not an Obligor;

         (j) (other than Encumbrances over shares in or assets of Lighthouse and its Subsidiaries which are acquired pursuant to the Lighthouse Acquisition) any Encumbrance on assets acquired after the date of this Agreement or on assets of a company which becomes a Subsidiary after the date of this Agreement (which Encumbrances were in existence at the date of acquisition or such company becoming a Subsidiary, but were not created in contemplation thereof) but in each case only if the maximum amount thereby permitted from time to time to be secured has not been increased on account of, or since the date of, the acquisition of such asset or the date on which such company becomes a Subsidiary and provided that the same is discharged in full within 6 months of the date of the relevant acquisition or such company becoming a Subsidiary;

         (k) any Encumbrance (a "New Encumbrance") created by any member of the Group in substitution for any Encumbrance referred to in paragraph (f) above (an "Existing Encumbrance") provided that
                (i) such Existing Encumbrance is irrevocably and unconditionally discharged no later than the time of creation of the New Encumbrance, (ii) the New Encumbrance relates only to the same assets as the Existing Encumbrance and (iii) the Indebtedness secured by the New Encumbrance does not exceed the Indebtedness secured by the Existing Encumbrance;

         (l) any Encumbrance created in favour of a plaintiff or a defendant in any action, or the court or tribunal before which such action is brought, as security for costs for expenses where any member of the Group is prosecuting or defending such action in the bona fide interest of such member and/or any other member of the Group provided that the total amount secured does not exceed L500,000;

                     the trust  established in accordance  with the terms of the letters dated 21st August 1997 to beneficiaries of the support agreement dated 1st October 1987 and made between the Parent (1) and Ted Bates Worldwide Inc. (2);

         (n) liens arising by operation of law or by way of contract in the ordinary course of business to the extent that the same would otherwise arise by operation of law;

         (o) any Encumbrance constituted by a Finance Lease permitted under clause 12.2(b);

         (p) any pledge of documents as security for the liabilities of a member of the Group in respect of a documentary credit facility taken out in the ordinary course of business;

         (q) any retention of title to goods supplied to any member of the Group where that retention is required by the supplier in the ordinary course of its trading activities and on customary terms;

         (r) Encumbrances existing as at the date of this Agreement provided by the Healthworld Group securing in aggregate a maximum of L7,500,000;

         (s) any Encumbrance over any rent deposits as security for rental payments to be made by any member of the Group under or pursuant to any lease of premises used for its business;

         (t) any Encumbrance on the assets of Lighthouse and its Subsidiaries which are acquired pursuant to the Lighthouse Acquisition provided that the Indebtedness secured thereby is repaid and cancelled in full on the First Drawdown Date (or, if clause 4.11 applies, upon completion of the Lighthouse Acquisition) and no further such Indebtedness is incurred and such Encumbrances are discharged in full within 90 days of the completion of the Lighthouse Acquisition; and

         (u)    any Encumbrance not otherwise  permitted  pursuant to paragraphs
                (a) to (t) above (inclusive) and securing Indebtedness in aggregate not exceeding L3,000,000;

         "Permitted Guarantees" means:

         (a) any guarantee which the Agent (acting on the instructions of the Majority Banks) has at any time in writing agreed shall be a Permitted Guarantee;

         (b) any guarantee given by a member of the Group of the obligations of another member of the Group;

         (c)    any  guarantee  given  by any  member  of the  Group  listed  in schedule 9 guaranteeing the amount set opposite the relevant guarantee in schedule 9, but not any increase in such amount;

         (d) until repayment of the Existing Group Facilities, any guarantee given by any member of the Group in connection with the Existing Group Facilities;

         (e) any guarantee given by a company which becomes a Subsidiary after the date of this Agreement (which guarantee was in existence at the date such company becomes a Subsidiary and was not created in contemplation thereof) but only if the maximum amount guaranteed has not been increased on account of or since the date on which such company becomes a Subsidiary and provided that the same is discharged within 6 months of the relevant company becoming a Subsidiary;

         (f) any guarantee given by a company in the Group in favour of a bank in connection with any bona fide cash management and/or netting arrangements for the Group;

         (g) any guarantee given by a member of the Group in connection with bona fide arrangements for the maintenance of media accreditation of any member of the Group provided that such members of the Group purchase media only in accordance with normal industry practice;

         (h) any indemnity given by a member of the Group required by a bank as part of its normal terms and conditions for transacting business indemnifying such bank against costs and losses it may sustain as a consequence of accepting telephone or facsimile instructions from such member of the Group;

         (i) any counter indemnity given by any member of the Group in connection with a Bid Bond;

         (j) the indemnity given by the Parent to Saatchi & Saatchi Holdings Limited in clause 6.2 of the Zenith Shareholders' Agreement in its original form;

         (k) the indemnities given by the Parent to Zenith pursuant to clauses 4.2.4 and 5.8 of the Media Services Agreement in its original form;

         (l) the indemnity given to the representatives of the banks under the Existing Group Facilities; and

         (m)    the Zenith Guarantee;

         "Permitted Restricted Asset Disposal" means a disposal of a Restricted Asset which is permitted pursuant to clause 12.2(d)(i);

         "Plan" means an employee pension benefit plan as defined in section 3(2) of ERISA established or maintained by any member of the Group or any ERISA Affiliate and which is covered by Title IV of ERISA other than a Multiemployer Plan;

         "Press Announcement" means a press announcement in the agreed form relating to the Lighthouse Acquisition;

         "Property Payments" means the aggregate amount of (i) the payments made by a member of the Group pursuant to leases of unoccupied land or buildings of which such member of the Group is a lessor and (ii) the amount by which payments under a lease of land or buildings of which a member of the Group is a lessee exceeds the amount of rental received by such member of the Group in respect of such land or buildings from any other person to the extent that such amount is not included in PBIT;

         "Qualifying Bank" means:

         (a) a person to which payments shall be payable under this Agreement by a Borrower which is resident in the United Kingdom for the purposes of taxation at the date such payment shall be due, being:

                (i) a "bank" within the meaning of section 840A Income and Corporation Taxes Act 1988;

                (ii) which is beneficially entitled to any interest payable to it under this Agreement; and

                (iii) which is within the charge to corporation tax as respects such interest;

                but so that if either section 840A or section 349(3)(a) of such Act is amended or repealed, this paragraph (a) shall be amended in such manner as the Agent, after consultation with the Parent, shall reasonably determine in order to include within the definition of "Qualifying Bank" under this paragraph (a) persons whose circumstances correspond (as far as appropriate in the light of the changed provisions) to those of a "Qualifying Bank" as defined in this paragraph (a) and which are in consequence able to receive interest payable to them under this Agreement without deduction of or on account of United Kingdom tax; or

         (b) a person, to which payments shall be payable under this Agreement by a Borrower which is not resident in the United Kingdom for the purposes of taxation at the date such payments shall be due and which, by virtue of the provisions of section 118G of the Income and Corporation Taxes Act 1988, and subject only to the making of a declaration by that person or by such Borrower under paragraph 4 of the Income Tax (Paying and Collecting Agents) Regulations 1996 without the Borrower incurring any additional expense or suffering any significant additional administrative burden, is eligible to have such payments made to it without any withholding or deduction in respect of United Kingdom Taxes, being either:

                (i) a person which, under section 118G(4)(a) of the Income and Corporation Taxes Act 1988, is:

                       (A) beneficially entitled to any relevant payment payable to it by such a Borrower under this Agreement; and

                       (B) at the date such relevant payment is paid to it is not resident in the United Kingdom and is beneficially entitled to an interest under this Agreement which entitles it to receive such payment; or

                (ii) a person which, under section 118G(4)(b) of the Income and Corporation Taxes Act 1988, is:

                       (A) a "bank" within the meaning of section 840A Income and Corporation Taxes Act 1988;

                       (B) which is beneficially entitled to any interest payable to it by such a Borrower under this Agreement; and

                       (C) which at the date such interest is paid to it is resident in the United Kingdom and is beneficially entitled to an interest under this Agreement which entitles it to receive such interest but so that, if section 118(G)(4)(a) of the Income and Corporation Taxes Act 1988 in the case of paragraph
                       (b)(i) above or if either section 840A or section 118G(4)(b) of such Act in the case of paragraph (b)(ii) above is amended or repealed, paragraph (b)(i) and/or
                       (b)(ii) above, as appropriate, shall be amended in such manner as the Agent, after consultation with the Parent, shall reasonably determine to be necessary in order to define a person whose circumstances most closely correspond to a person as defined in the relevant paragraph; or

         (c) in the event that the Parent and the Agent (acting reasonably) agree that interest paid under this Agreement by a UK Borrower to a Bank which is not a Qualifying Bank by virtue of paragraph
                (a) of the definition of Qualifying Bank, is not treated as a distribution for UK Tax purposes, a person, being a bank or financial institution (whether incorporated in the United Kingdom or elsewhere), which, by virtue of the provisions of a double taxation agreement between the United Kingdom and the country of residence of that person is, subject only to a prior direction given to a Borrower which is resident in the United Kingdom by the United Kingdom Inland Revenue pursuant to an application by that person without such Borrower incurring any additional expense or suffering any significant additional administrative burden, eligible to have payments made to it by such Borrower under this Agreement (i) without any deduction or withholding in respect of Taxes, or (ii) (in the case of a Substitute) subject to a withholding or deduction in respect of Taxes to an extent no greater than that which applied to the Bank from which such Substitute acquired its Commitment and/or Contribution;

         (d) a person to which payments shall be payable under this Agreement by a US Borrower, being a bank or financial institution which:

                i) is created or organised under the laws of the United States of America or of any state thereof or the District of Columbia and, if such bank or financial institution is not a corporation, has delivered to the Agent and each relevant US Borrower within 30 days from the date on which it becomes a party to this Agreement, two accurate and complete original copies of Internal Revenue Service Form W-9 (or any applicable successor or additional form) duly executed, to establish that such bank or financial institution is entitled to receive payment of principal, interest, fees or other amounts under this Agreement free of backup withholding; or

                ii) is not created or organised under the laws of the United States of America or any state thereof or the District of Columbia and has delivered to the Agent and each relevant US Borrower within 30 days from the date on which it becomes a party to this Agreement, two accurate and complete original copies of Internal Revenue Service Form W-8BEN (with respect to a complete exemption under an income tax treaty) or W-8EC1, or any applicable successor or additional forms, duly executed by such bank or financial institution, together with any other certificate or statement of exemption required under the Code or the regulations or pronouncements issued thereunder to establish that such bank or financial institution is entitled to receive payment of principal, interest, fees or other amounts under this Agreement without any deduction or withholding of United States of America federal income tax;

         "Quarter Days" means 31 March, 30 June, 30 September and 31 December in any year;

         "Quarterly Management Accounts" means the quarterly management accounts of the Group to be delivered to the Agent pursuant to clause 12.1(f) in the agreed form;

         "Quotation Date" means, in relation to a Revolving Credit Term, an Interest Period or other period for which LIBOR is to be determined, the date on which quotations are provided by leading banks in the London Interbank Market for deposits in the relevant currency for delivery on the first day of that Revolving Credit Term, Interest Period, or other period;

         "Reference Banks" means the principal London offices of HSBC Bank plc and The Bank of New York and/or any other Bank appointed as such pursuant to clause 19.15 and their respective successors in title;

         "Regulation D Costs" means, in relation to its participation in an Advance made to a US Borrower (or deposits maintained by a Bank to fund that participation), the amount (if any) certified by a Bank to be the cost to it of complying with Regulation D of the Board of Governors of the Federal Reserve System, or any successor (or any similar reserve requirements in respect of its participation or those deposits);

         "Relevant Acceleration Notice" means a copy, certified as a true, complete and up-to-date copy by an Authorised Officer of the Parent, of a notice from the agent under the Existing Group Facilities Agreement to the Parent demanding repayment of the Existing Group Facilities in full as a result of the Obligors' entry into of this Agreement and the Security Documents;

         "Repayment Date" means, subject to clause 10.3, in relation to the Conversion Advance, the date on which it is scheduled to be repaid under this Agreement and in relation to any other Advance, the last day of its Term;

         "Restricted Assets" means the shares in any Subsidiary or a material part of the business of any Subsidiary or any interest in Zenith or any interest in freehold or leasehold property (and all buildings and fixtures thereon);

         "Revolving Credit Advance" means a Facility A Advance or Facility B Advance (other than the Conversion Advance);

         "Revolving Credit Facilities" means Facility A and Facility B;

         "Revolving Credit Term" means, in relation to a Revolving Credit Advance, the period for which that Revolving Credit Advance is, or is to be, borrowed, as specified in the Drawdown Notice for such Revolving Credit Advance;

         "Security Documents" means the Guarantees, the Security Trust Deed and all other documents from time to time entered into in favour of the Agent, the Security Trustee and/or the Funders by way of guarantee or other assurance of and/or security for amounts owed to any of the Beneficiaries (as defined in the Security Trust Deed);

         "Security Trust Deed" means a security trust deed in the agreed form and made or to be made between the Parent (1), the Original Borrowers and the Original Overdraft Borrowers (2), the Guarantors as set out therein (3), the Arrangers (4), the Banks (5), the Swingline Bank (6), the Overdraft Bank (7), the Agent (8) and the Security Trustee (9);

         "Security Trustee" means HSBC Investment Bank plc and its successors in title in its capacity as security trustee for the purposes of the Guarantees or such other person as is appointed as security trustee pursuant to the Security Trust Deed;

         "Settlement Amount" means the amount payable by the Swingline Bank to the beneficiary under a Swingline Letter of Credit;

         "Settlement Date" means the date on which payment is due to the beneficiary in respect of a Swingline Letter of Credit;

         "Sterling" and "Pounds Sterling" mean the lawful currency for the time being of the United Kingdom and in respect of all payments to be made under this Agreement in Sterling mean immediately available, freely transferable cleared funds;

         "Subsidiary" of a person means any company or entity directly or indirectly controlled by such person, for which purpose "control" means either ownership of more than 50 per cent of the voting share capital (or equivalent right of ownership) of such company or entity or the right to control its policies and management whether by contract or otherwise and for the purposes of clauses 11.1(i), 12.1 and 13.1 only a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985;

         "Substitute" has the meaning given to it in clause 18.3;

         "Substitution Certificate" means a certificate substantially in the terms of schedule 6;

         "Swingline Advance" means (i) each borrowing of a portion of the Commitments under the Swingline Facility by the Swingline Borrower or
         (ii) (as the context may require) the principal amount of such borrowing for the time being outstanding;

         "Swingline Bank" means The Bank of New York and its successors in title c/o BNY Capital Markets Inc., One Wall Street - 18 North, New York, NY 10286;

         "Swingline Borrower" means Bates US Holdings Inc.;

         "Swingline Facility" means a swingline facility (including a letter of credit facility) of up to $18,000,000 made available to the Swingline Borrower by the Swingline Bank pursuant to clause 2.1(c);

         "Swingline Facility Amount" means $18,000,000 as reduced by any relevant provision of this Agreement;

         "Swingline   Letter  of  Credit"  means  a  standby  letter  of  credit denominated in Dollars and issued in a form agreed between the Swingline Borrower and the Swingline Bank pursuant to clause 6.6;

         "Swingline Letter of Credit Commission" means the rate per annum calculated in accordance with clause 6.9;

         "Swingline Letter of Credit Facility Amount" means $4,000,000 as reduced by any relevant provision of this Agreement;

         "Swingline Minimum" means $5,000,000 as reduced by any relevant term of this Agreement;

         "Swingline Term" means, in relation to any Swingline Advance, the period for which that Swingline Advance is, or is to be, borrowed, as specified in the Drawdown Notice for such Swingline Advance;

         "TARGET  Day"  means  a  day  on  which  the  Trans-European  Automated
         Real-time  Gross   Settlement   Express  Transfer  system  (TARGET)  is
         operating;

         "Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and "Taxation" shall be construed accordingly;

         "Term" means a Revolving Credit Term or a Swingline Term, as the context requires;

         "Termination Date" means, in relation to a Revolving Credit Facility, the last day of the Availability Period relating to that Revolving Credit Facility;

         "Total Commitments" means in respect of a Facility or (as the context requires) the Facilities at any relevant time the total of the Commitments of all the Banks in respect of such Facility or Facilities at such time;

         "Trade Sale" means a sale or other disposal of all or substantially all of the assets and undertakings of a member of the Group to a person or persons who is/are not a member of the Group;

         "Treaty" means the Treaty establishing the European Economic Community being the Treaty of Rome of 25 March 1957 as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed on 7 February 1992 and came into force on 1 November 1993) as amended, varied or supplemented from time to time;

         "UK Borrower" means a Borrower which is a company which is resident for Taxation purposes in the United Kingdom;

         "UK Listing Authority" means the Financial Services Authority in its capacity as the competent authority for the purposes of Part IV of the Financial Services Act 1986;

         "Unanimous Consent Notice" means a letter from the Arrangers to the Parent and the Agent confirming that each lender under the Existing Group Facilities Agreement has agreed to participate in the Facilities together with original Substitution Certificates duly executed by each such lender pursuant to which each such lender has a Commitment that is at least as large as such lender's commitment under the Existing Group Facilities Agreement as at the date of such letter from the Arrangers;

         "US Borrower" means a Borrower incorporated or organised under the laws of any of the United States of America or the District of Columbia;

         "Utilisation" means (i) each borrowing under the Overdraft Facility by the Overdraft Borrowers or (ii) (as the context may require) the principal amount of all such borrowings for the time being outstanding;

         "Zenith" means Zenith Media Holdings Limited (registered no. 3423055);

         "Zenith Group" means Zenith and its Subsidiaries from time to time;

         "Zenith Guarantee" means the guarantee given by the Parent to HSBC Investment Bank plc as Security Trustee in respect of the L21,500,000 facility agreement dated 30 September 1997 and made between (inter alios) Zenith Media Holdings Limited, HSBC Investment Bank plc as agent and security trustee and the banks referred to therein; and

         "Zenith Shareholders' Agreement" means the shareholders' agreement dated 11 December 1997 made between the Parent (1), Saatchi & Saatchi Holdings Limited (2), Saatchi (3) and Zenith (4), entered into in relation to Zenith.

1.3      Headings

         Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4      Construction of certain terms

         In this Agreement, unless the context otherwise requires:

         (a) references to clauses and schedules are to be construed as references to the clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

         (b) references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as from time to time amended in accordance with its terms, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the relevant parties;

         (c) reference to a document or other papers "in the agreed form" means in the form of such document initialled by way of identification by the Agent and the Parent or in the form included in a Schedule to this Agreement;

         (d) references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law and to the extent applicable to any Bank, with which banks customarily comply) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

         (e) words importing the plural shall include the singular and vice versa;

         (f)    references to a time of day are to London time;

         (g)    references  to  a  "person"  shall  be  construed  as  including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any of its agencies;

         (h) references to "assets" include all or part of any business, undertaking, real property, personal property, uncalled capital and any rights (whether actual or contingent, present or future) to receive, or require delivery of, any of the foregoing;

         (i) references to a "guarantee" include references to an indemnity (in the nature of a guarantee) or other assurance against financial loss (including, without limitation, an obligation to purchase assets or services) in each case as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly;

         (j) references to the "equivalent" of an amount specified in a particular currency (the "specified currency amount") shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount in the London foreign exchange market at or about the relevant time on the day on which the calculation falls to be made, for delivery on the relevant day, as determined by the Agent; and

         (k)    references  to  any   enactment   shall  be  deemed  to  include
                references to such enactment as re-enacted, amended or extended.

1.5      Majority Banks

         Where this Agreement provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of Banks shall have given or issued such opinion, consent, request or instructions but so that (as between each Borrower and the Banks) each Borrower shall be entitled (and bound) to assume that such notice shall have been duly received by each Bank and that the relevant majority shall have been obtained to constitute Majority Banks whether or not this is in fact the case.

1.6      Agent's opinion

         (a) Where this Agreement provides for the Agent's opinion to determine whether any matter would or is reasonably likely to have a Material Adverse Effect or a material adverse effect, as the case may be, the Agent shall act in accordance with the instructions of the Majority Banks in making such determination.

         (b) The Borrowers shall be entitled to assume that any such determination by the Agent has been made in accordance with the provisions of clause 1.6(a).

2        The Facilities

2.1      Amount

         Upon and subject to the terms of this Agreement and in reliance on each of the representations and warranties in clause 11, for the purposes set out in clause 1.1:

         (a)    the Banks agree to lend to the Borrowers the principal sum of up
                to  the  Facility  A  Amount  or  its   equivalent  in  Optional
                Currencies;

         (b)    the Banks agree to lend to the Borrowers the principal sum of up
                to  the  Facility  B  Amount  or  its   equivalent  in  Optional
                Currencies;

         (c) the Swingline Bank agrees to lend to, and issue Swingline Letters of Credit at the request of, the Swingline Borrower in the principal sum of up to $18,000,000 (subject to the restriction, in the case of Swingline Letters of Credit, of the Swingline Letter of Credit Facility Amount); and

         (d) the Overdraft Bank agrees to make available to the Overdraft Borrowers the principal sum of up to L6,000,000.

         The obligation of each Bank under this Agreement shall be to contribute that proportion of each Revolving Credit Advance (or the Conversion Advance) which, as at the Drawdown Date of such Revolving Credit Advance (or the Conversion Advance), its Commitment in respect of the relevant Revolving Credit Facility bears to the Total Commitments in respect of the relevant Revolving Credit Facility and, in the case of the Swingline Facility and the Overdraft Facility, to assume its obligations under clause 6 and clause 7 respectively.

2.2      Obligations several

         The obligations of each Bank under this Agreement are several; the failure of any Bank to perform such obligations shall not relieve any Finance Party or any Borrower of any of their respective obligations or liabilities under this Agreement nor shall the Agent, the Security Trustee, the Swingline Bank, the Overdraft Bank or any Arranger be responsible for the obligations of any Bank (except for its own obligations, if any, as a Bank) nor shall any Bank be responsible for the obligations of any other Bank under this Agreement.

2.3      Interests several

         Without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks, the interests of the Finance Parties are several and the amount due to the Agent, to the Security Trustee (for its own account), to the Swingline Bank, to the Overdraft Bank, to each Arranger and to each Bank is a separate and independent debt. Each Finance Party shall have the right to protect and enforce its rights arising out of this Agreement (but subject always to the terms of this Agreement) and it shall not be necessary for any other Finance Party to be joined as an additional party in any proceedings for this purpose.

2.4      Maximum outstandings

         The aggregate of the Dollar Amount of all Facility A Advances, Swingline Advances, Swingline Letters of Credit and Utilisations shall at no time exceed the Total Commitments in respect of Facility A. The aggregate of the Dollar Amount of all Facility B Advances shall at no time exceed the Total Commitments in respect of Facility B (save where the Conversion Advance has been drawn).

3        Conditions

3.1      Documents and evidence required

         (a) The obligation of each Bank to make its Commitments available, for the Swingline Bank to make available the Swingline Facility or for the Overdraft Bank to make available the Overdraft Facility shall be subject to the condition that the Agent, or its duly authorised representative, shall have received, not later than two Banking Days before the day on which the Drawdown Notice or L/C Application in respect of the first Advance or Swingline Letter of Credit is given or, if the first drawing under the Facilities is a Utilisation, not later than two Banking Days before the first Utilisation, the documents and evidence specified in part A of schedule 4 in form and substance satisfactory to it.

         (b) In addition to clause 3.1(a), the obligation of each Bank to make its Commitments available (and the Swingline Bank to make available the Swingline Facility and for the Overdraft Bank to make available the Overdraft Facility) for the purposes of refinancing the Existing Lighthouse Facilities or to pay costs and expenses incurred in connection with the Lighthouse Acquisition shall be subject to the further condition that the Agent, or its duly authorised representative, shall have received not later than two Banking Days before the day on which the Drawdown Notice is given in respect of the first Advance which is to be used for any such purpose, the documents and evidence specified in part B of schedule 4 in form and substance satisfactory to it. Notwithstanding any other provision of this Agreement, until such time as the condition in this clause 3.1(b) has been satisfied, the aggregate of the Dollar Amount of all Facility A Advances, Swingline Advances, Swingline Letters of Credit and Utilisations shall at no time exceed $125,000,000 and the aggregate of the Dollar Amount of all Facility B Advances shall at no time exceed $125,000,000.

3.2      General conditions precedent

         The obligation of each Bank to contribute to any Advance, of the Swingline Bank to make available any Swingline Advance or Swingline Letter of Credit or of the Overdraft Bank to make available any Utilisation is subject to the further conditions that at the date of each Drawdown Notice or L/C Application and on each Drawdown Date, Utilisation or L/C Issue Date:

         (a) the representations and warranties set out in clause 11, other than the excluded representations and warranties set out in clause 11.2 (and so that the representation and warranty in clause 11.1(i) shall for this purpose refer to the most recent audited consolidated financial statements delivered to the Agent under clause 12.1(e)) are true and correct on and as of each such date as if each were made with respect to the facts and circumstances existing at such date; and

         (b) no Default shall have occurred and be continuing unremedied and unwaived or would result from the making of such Advance, Utilisation or Swingline Letter of Credit.

         However, in the case of the drawing of (A) the Conversion Advance, and/or (B) a Revolving Credit Advance which would not, if drawn, cause the aggregate Dollar Amount of the Revolving Credit Advances outstanding after such drawing to exceed the aggregate Dollar Amount of the Revolving Credit Advances outstanding under the Revolving Credit Facility concerned, prior to that drawing (after taking account of any repayment made on or prior to the date of such drawing) then, in either case:

              (i) clause 3.2(a) shall apply only if the incorrectness would be reasonably likely to have a Material Adverse Effect; and

              (ii) clause 3.2(b) shall not apply provided that the Term of the relevant Revolving Credit Advance which is to be drawn, or the Interest Periods of the Conversion Advance, shall be one month or less.

         Nothing in this clause 3.2 shall be construed as constituting a waiver of any right of the Banks (including, without limitation, their rights under clause 14.2) arising from any Event of Default which shall have occurred and be outstanding at the time of the drawing of the relevant Revolving Credit Advance.

3.3      Waiver of conditions precedent

         The conditions specified in this clause 3 are inserted solely for the benefit of the Banks and may be waived on their behalf in whole or in part and with or without conditions by the Agent acting on the instructions of the Majority Banks, the Swingline Bank and the Overdraft Bank in respect of any Advance, Swingline Letters of Credit or Utilisation respectively without prejudicing the right of the Agent acting on such instructions to require fulfilment of such conditions in whole or in part in respect of any other Advance, Swingline Letter of Credit or Utilisation.

3.4      Notification

         The Agent shall notify the Banks promptly after receipt by it of the documents and evidence referred to in clause 3.1.

4        The Facilities; Currencies

4.1      Drawdown of Advances

         Subject to the terms and conditions of this Agreement an Advance shall be made available to the relevant Borrower:

         (a) in the case of Revolving Credit Advances and the Conversion Advance following receipt by the Agent (with a copy to the Swingline Bank) from that Borrower of a Drawdown Notice:

                (i) in the case of an Advance to be drawn in an Optional Currency other than Sterling, not later than 10 a.m. on the third Banking Day before the proposed Drawdown Date;

                (ii) in the case of an Advance to be drawn in Dollars not later than 2 p.m. on the third Banking Day before the proposed Drawdown Date; and

                (iii) in the case of an Advance to be drawn in Sterling, not later than 1 p.m. on the Banking Day before the proposed Drawdown Date; and

         (b) in the case of Swingline Advances, following receipt by the Swingline Bank (with a copy to the Agent) from the Swingline Borrower of a Drawdown Notice, not later than 2.00 p.m. (New York City time) on the relevant Drawdown Date.

         A Drawdown Notice shall be effective on actual receipt by the Agent or, as the case may be, the Swingline Bank and, once given, shall, subject as provided in clause 5.8 a, be irrevocable.

4.2      Notification  to Banks of Revolving  Credit Advances and the Conversion
         Advance

         As soon as practicable after receipt of a Drawdown Notice in respect of a Revolving Credit Advance or the Conversion Advance complying with the terms of this Agreement the Agent shall notify each Bank and, subject to clause 3, each of the Banks shall on the Drawdown Date make available to the Agent its portion of the relevant Advance in accordance with clause 10.2. If an Advance is to be drawn down in an Optional Currency the Banks shall advance to the relevant Borrower on the drawdown of such Advance the amount of the Optional Currency specified in the Drawdown Notice for that Advance. The Agent shall determine the Dollar Amount of such Advance at the spot rate of exchange quoted to it for the purchase of such Optional Currency with Dollars at or about the time of receipt of the Drawdown Notice for such Advance.

4.3      Amount and Term of Revolving Credit Advances

         Each Revolving Credit Advance shall be:

         (a) of a Dollar Amount which is a minimum of $5,000,000 and (if the Advance is to be drawn in Dollars) an integral multiple of $1,000,000 and shall be used for the purposes described in clause 1.1(a), in the case of Facility A Advances, or clause 1.1(b) in the case of Facility B Advances;

         (b)    denominated in one currency only;

         (c) borrowed for a Revolving Credit Term of one, two, three or six months or seven days or fourteen days ending on or before the Termination Date in respect of the relevant Revolving Credit Facility, or such other periods as the relevant Borrower and the Banks may agree; and

         (d) for the purposes of assisting primary syndication of the Facilities, the initial Revolving Credit Terms for the Revolving Credit Advances shall be during the period until completion of such syndication or if earlier the period ending 3 months after the First Drawdown Date, no more than one month or such other period or periods as may be agreed between the Parent and the Agent.

4.4      Amount and Term of Swingline Advances

         (a)    Each Swingline Advance shall be:

                (i) of a Dollar Amount which is a minimum of $100,000 and an integral multiple of $100,000; and

                (ii) borrowed for a Swingline Term of one to five New York Banking Days.

          (b) The Swingline Borrower may not borrow, either by way of Swingline Advances or by way of the issue of Swingline Letters of Credit, any amount above the Swingline Minimum which, when aggregated with any amount which is the subject of a Drawdown Notice for a Facility A Advance or is outstanding under Facility A, would result in the Total Commitments being exceeded.

4.5      Selection of currencies

         Subject to the provisions of clause 4.6 if a Borrower so requests in the Drawdown Notice for a Revolving Credit Advance, such Revolving Credit Advance may be drawn down in an Optional Currency.

4.6      Limit on currencies; non-availability

         A Revolving Credit Advance may not be drawn down in an Optional Currency if (a) in consequence thereof there would be Revolving Credit Advances outstanding in more than 4 different currencies or (b) any Bank notifies the Agent not later than 3 p.m. on the third Banking Day before the proposed Drawdown Date (in the case of Sterling, not later than 3 p.m. on the Banking Day before the proposed Drawdown Date) that deposits of such Optional Currency are not readily available to such Bank in an amount comparable with such Bank's portion of the relevant Revolving Credit Advance or (c) the Agent determines (acting reasonably) after consultation with the Reference Banks at any time prior to 10 a.m. (local time in the place of payment) on the Drawdown Date that by reason of any change in currency availability, currency exchange rates or exchange controls it is or will be impracticable for the relevant Revolving Credit Advance to be drawn down in that Optional Currency. Accordingly, in any such event, the relevant Revolving Credit Advance shall be drawn down in Dollars.

4.7      Facility B conversion option

         The Parent shall have the option (the "Conversion Option") on the last day of the Facility B Availability Period to convert all or some of the Facility B Total Commitments into a term loan facility and, subject to the terms of this Agreement, to draw under Facility B a single term loan advance in one of Dollars, Sterling or euros (the "Conversion Advance") on such date by delivery to the Agent of a duly completed Drawdown Notice.

4.8      The Termination Dates

         Without prejudice to any other provision of this Agreement, the Commitments in respect of the relevant Revolving Credit Facility shall in any event be reduced to zero on the Termination Date and no Revolving Credit Advances under the Revolving Credit Facility concerned (and, in the case of Facility A, no Swingline Advance, Swingline Letters of Credit or Utilisations) shall be made or issued or allowed to the Borrowers under this Agreement thereafter.

4.9      Application of proceeds

         Without prejudice to any Borrower's obligations under clause 12.1(c), none of the Finance Parties shall have any responsibility for the application of the proceeds of any Advance, Swingline Letter of Credit or Utilisation by any Borrower.

4.10     Information

         (a) At close of business in London on each Banking Day on which a Facility A Advance is made, repaid or prepaid or a Drawdown Notice in respect of a Facility A Advance is received, the Agent will confirm to the Swingline Bank the amount outstanding at that time under Facility A or which is the subject of a Drawdown Notice in respect of a Facility A Advance and of any part of Facility A or Swingline Facility which has been cancelled on such day.

         (b) At close of business in New York on each New York Banking Day on which a Swingline Advance is made, repaid or prepaid, a Swingline Letter of Credit is issued or reduced in accordance with the terms of this Agreement or a Drawdown Notice or L/C Application is received, the Swingline Bank will confirm to the Agent the amount outstanding at that time under the Swingline Facility in respect of Swingline Advances and the aggregate outstanding L/C Liability in respect of all Swingline Letters of Credit or which is the subject of an L/C Application or a Drawdown Notice for a Swingline Advance.

          (c) The Swingline Bank and the Overdraft Bank will, following a request by the Agent, promptly inform the Agent of the amount outstanding under the Swingline Facility or the Overdraft Facility (as the case may be).

          (d) Neither the Agent nor the Swingline Bank shall have any liability to any other party to this Agreement in respect of any matter arising directly or indirectly as a result of its failure to comply with its obligations under this clause 4.10 or for any Advance or Swingline Letter of Credit being made or issued in breach of the limits set out in this Agreement. In the event that any Advance is made or Swingline Letter of Credit is issued in breach of any such limit the Parent will, on demand by the Agent, forthwith procure that Advances are prepaid in accordance with the terms of this Agreement and/or Swingline Letters of Credit irrevocably cancelled so that any such limit is no longer breached.

4.11 Refinancing of the Existing Group Facilities following a Relevant Acceleration Notice and the refinancing of the Existing Lighthouse Facilities

         The Parent undertakes that, if a Relevant Acceleration Notice is delivered in satisfaction of condition precedent (m) in part A of schedule 4, it will ensure that:

         (a) the Revolving Credit Advances which are made to the Borrowers on the First Drawdown Date are in an aggregate amount which is sufficient to repay the aggregate principal amount outstanding in respect of the Existing Group Facilities together with all unpaid interest thereon and any other amounts payable in relation thereto on such day. The Borrowers irrevocably authorise the Agent, and the Agent agrees, to first apply the proceeds of such Revolving Credit Advances in repayment of all amounts outstanding in respect of the Existing Group Facilities and to pay any excess proceeds to the Borrower concerned. The Borrowers acknowledge that such application by the Agent shall constitute the making of the Revolving Credit Advances concerned to the relevant Borrowers by the Banks and the Parent undertakes to procure that the Existing Group Facilities are cancelled in full on the First Drawdown Date; and

         (b) Revolving Credit Advances are made to the Borrowers upon the day of completion of the Lighthouse Acquisition in an aggregate amount which is sufficient to repay the aggregate principal amount outstanding in respect of the Existing Lighthouse Facilities together with all unpaid interest thereon and any other amounts payable in relation thereto on such day. The Borrowers irrevocably authorise the Agent, and the Agent agrees, to first apply the proceeds of such Revolving Credit Advances in repayment of all amounts outstanding in respect of the Existing Lighthouse Facilities and to pay any excess proceeds to the Borrower concerned. The Borrowers acknowledge that such application by the Agent shall constitute the making of the Revolving Credit Advances concerned to the relevant Borrowers by the Banks and the Parent undertakes to procure that the Existing Lighthouse Facilities are cancelled in full on such day.

4.12     Refinancing  of  the  Existing   Group   Facilities  and  the  Existing
         Lighthouse Facilities following a No Consent Notice or a Unanimous Consent Notice

         The Parent undertakes that, if a No Consent Notice or a Unanimous Consent Notice is delivered in satisfaction of condition precedent (a) in part B of schedule 4, it will ensure that the Revolving Credit Advances which are made to the Borrowers on the First Drawdown Date are in an aggregate amount which is sufficient to repay the aggregate principal amount outstanding in respect of the Existing Group Facilities and the Existing Lighthouse Facilities together with, in each case, all unpaid interest thereon and any other amounts payable in relation thereto on such day. The Borrowers irrevocably authorise the Agent, and the Agent agrees, to first apply the proceeds of such Revolving Credit Advances in repayment of all amounts outstanding in respect of the Existing Group Facilities and the Existing Lighthouse Facilities and to pay any excess proceeds to the Borrower concerned. The Borrowers acknowledge that such application by the Agent shall constitute the making of the Revolving Credit Advances concerned to the relevant Borrowers by the Banks and the Parent undertakes to procure that the Existing Group Facilities and the Existing Lighthouse Facilities are cancelled in full on the First Drawdown Date.

4.13     Refinancing of the Existing Lighthouse  Facilities  following a Consent
         Notice

         The Parent undertakes that, if a Consent Notice is delivered in satisfaction of condition precedent (a) in part B of schedule 4, it will ensure that the Revolving Credit Advances which are made to the Borrowers on the First Drawdown Date are in an aggregate amount which is sufficient to repay the aggregate principal amount outstanding in respect of the Existing Lighthouse Facilities together with all unpaid interest thereon and any other amounts payable in relation thereto on such day. The Borrowers irrevocably authorise the Agent, and the Agent agrees, to first apply the proceeds of such Revolving Credit Advances in repayment of all amounts outstanding in respect of the Existing Lighthouse Facilities and to pay any excess proceeds to the Borrower concerned. The Borrowers acknowledge that such application by the Agent shall constitute the making of the Revolving Credit Advances concerned to the relevant Borrowers by the Banks and the Parent undertakes to procure that the Existing Lighthouse Facilities are cancelled in full on the First Drawdown Date.

4.14 Operation of the Facilities and the Existing Group Facilities following a Consent Notice

         The Parent undertakes that, if a Consent Notice is delivered in satisfaction of condition precedent (a) in part B of schedule 4, it will:

         (a) use all reasonable efforts to ensure that the proportion which each Revolving Credit Advance to be drawn down under the Facilities after the First Drawdown Date bears to the Total Commitments in respect of the Facilities is the same as the proportion which a revolving credit advance to be drawn down at or about the same time under the Existing Group Facilities Agreement bears to the total commitments under the Existing Group Facilities Agreement at such time;

         (b) ensure that, if it elects to draw the Conversion Advance, the proportion which the Conversion Advance bears to the Facility B Total Commitments is the same as the proportion which the conversion advance drawn down under the Existing Group Facilities bears to the total commitments in respect of Facility B under the Existing Group Facilities Agreement at such time;

         (c) ensure that where any Borrower make a voluntary prepayment of any part of the Revolving Advances and/or the Conversion
                Advance, the same proportion of the revolving credit advances and/or the conversion advance under the Existing Group Facilities Agreement is prepaid pursuant to a voluntary prepayment at or about the same time; and

         (d) ensure that where the Facilities are voluntarily cancelled, the same proportion of the Existing Group Facilities are voluntarily cancelled at or about the same time,

         in each case so that, as far as is reasonably practicable, the Facilities and the Existing Group Facilities are drawn and cancelled to the same extent.

5        Interest; alternative interest rates

5.1      Calculation of Margin

         (a) Subject to clause 5.1(b), the Margin shall be 1.00 per cent. per annum.

                (i) the Margin shall be adjusted in accordance with the table below semi-annually and shall be the lowest Margin shown in column (2) for which the ratio in column (1) is satisfied, such rate to take effect for Advances drawn, Swingline Letters of Credit issued and Utilisations made and for the purposes of clause 5.5, on or following, the delivery to the Agent of the latest audited, or as the case may be, unaudited (interims or preliminaries) consolidated financial statements in respect of the relevant period pursuant to clause 12.1(e) and related Compliance Certificate;

                (ii) the ratio of Consolidated Gross Borrowings to Adjusted PBIT set out in column (1) below shall be calculated by reference to the relevant Compliance Certificate and the relevant sets of latest audited, or as the case may be, unaudited (interims or preliminaries) consolidated financial statements delivered to the Agent pursuant to clause 12.1(e) as referred to in paragraph (iii) below;

                (iii) with effect from the delivery to the Agent pursuant to clause 12.1(e) of unaudited (preliminaries) consolidated financial statements in respect of the 12 months ending 31 December, 1999 and each audited or, as the case may be, unaudited financial statements thereafter, the ratio in column (1) below shall be calculated

                       (A) as at the end of the Fiscal Year, by reference to the unaudited (preliminaries) consolidated financial statements and subsequently by reference to the audited consolidated financial statements delivered to the Agent pursuant to clause 12.1(e) and relevant Compliance Certificates in respect of such Fiscal Year;

                       (B) as at the end of each Fiscal Half-Year ended 30 June by reference to the unaudited (interims) consolidated financial statements for such Fiscal Half-Year and the audited consolidated financial statements for the previous Fiscal Year delivered to the Agent pursuant to clause 12.1(e) and the relevant Compliance Certificate in respect of such Fiscal Half-

                              Year (in the case of 30 June, 2000 taking account of the unaudited (interims) for the Fiscal Half-Year ended 30 June, 1999 in extracting the relevant amounts from the audited consolidated financial statements for the Fiscal Year ended 31 December 1999); and

                       (C) Adjusted PBIT being calculated for the relevant twelve months and Consolidated Gross Borrowings being calculated by reference to the average daily outstandings over the most recent Fiscal Half-Year;

               (iv) if, on the first day of any relevant Revolving Credit Term, Swingline Term, Interest Period, the date of any Utilisation, any L/C Issue Date or the date of any calculation for the purpose of clause 5.5, the Parent is obliged to deliver to the Agent under clause 12.1(e) any audited or unaudited consolidated financial statements and has failed to do so within the period set out in clause 12.1(e) the Margin for the relevant Advance, Utilisation, Swingline Letter of Credit or for the purposes of clause 5.5 (as the case may be) shall be 1.25 per cent. per annum. Any adjustment to the Margin required on the basis of the audited or unaudited consolidated financial statements to be delivered pursuant to clause 12.1(e) shall be applicable from the date of delivery of the relevant financial statements and related Compliance Certificate.

                  (1)                                        (2)
Ratio of Consolidated Gross Borrowings                Applicable Margin
            to Adjusted PBIT                                  %

       greater than or equal to 2.5:1                         1.25
       greater than or equal to 2.0:1                         1.125
            but less than 2.5:1
       greater than or equal to 1.5:1                         1.00
            but less than 2.0:1
       greater than or equal to 1.0:1            prior to 31 December 2000 1.00,
            but less than 1.5:1                          otherwise 0.85
              less than 1.0:1                    prior to 31 December 2000 1.00,
                                                         otherwise 0.70

               (v) If the audited consolidated financial statements in respect of any Fiscal Year delivered under clause 12.1(e) evidences that the ratio of Consolidated Gross Borrowings to Adjusted PBIT was different than as disclosed by the unaudited (preliminaries) consolidated financial statements for such Fiscal Year and the relevant Compliance Certificate previously received by the Agent under this Agreement:

                       (A) (if the ratio of Consolidated Gross Borrowings to Adjusted PBIT was greater than as disclosed by the relevant Compliance Certificate) the Parent shall pay to the Agent (for the Banks, the Swingline Bank and the Overdraft Bank) such amount, or

                       (B) (if the ratio of Consolidated Gross Borrowings to Adjusted PBIT was less than as disclosed by the relevant Compliance Certificate) the Agent shall, in consultation with the Parent, the Banks, the Swingline Bank and the Overdraft Bank, certify to the Parent such reduction in the Margin in respect of then current or future Advances and Utilisations (which certification shall be conclusive and binding on the parties to this Agreement and shall adjust the Margin from the date of such certification), as will leave the Banks, the Swingline Bank and the Overdraft Bank (after such payment or reduction) in no better or worse position than they would have been in had the ratio of Consolidated Gross Borrowings to Adjusted PBIT been correctly certified by the relevant Authorised Officer of the Parent at the time of delivery of the unaudited consolidated financial statements.

5.2      Interest rate for Revolving Credit Advances

         The relevant Borrower shall pay to the Agent interest on each Revolving Credit Advance drawn by it on its Repayment Date (or, in the case of a Revolving Credit Advance having a Revolving Credit Term of more than six months, by instalments, every six months from the Drawdown Date of such Revolving Credit Advance and on the relevant Repayment Date), at the rate per annum being the aggregate of (a) the Margin (b) the Additional Cost and (c) LIBOR.

5.3      Interest rate for Swingline Advances

         The Swingline Borrower shall pay to the Swingline Bank interest on each Swingline Advance drawn by it at the rate being the aggregate of (i) the applicable Margin which portion shall be paid to the Agent upon receipt by the Swingline Bank for the account of each Bank, pro rata to its Commitment in respect of Facility A and (ii) the Federal Funds Rate (which portion shall be for the account of the Swingline Bank). Such interest will be paid in arrears on the Swingline Interest Payment Date falling on or immediately after the Repayment Date of such Swingline Advance. For the purposes of this clause 5.3 "Swingline Interest Payment Date" shall mean each of the dates falling at three monthly intervals beginning three months after the date of this Agreement and the Termination Date in respect of Facility A.

5.4      Interest rate and Interest Periods for the Conversion Advance

         (a) The Parent shall pay to the Agent interest on the Conversion Advance in respect of each Interest Period on the relevant Interest Payment Date (or, in the case of Interest Periods of more than six months, by instalments, every six months from the commencement of the relevant Interest Period and on the relevant Interest Payment Date) at the rate per annum being the aggregate of (i) the Margin, (ii) the Additional Cost and (iii) LIBOR.

         (b) The Parent may select an Interest Period for the Conversion Advance by notices received by the Agent not later than 10 a.m. on the third Banking Day before the beginning of each Interest Period other than in respect of the first Interest Period which shall be selected in the Drawdown Notice for the Conversion Advance. Each Interest Period will commence on the Drawdown Date of the Conversion Advance or the expiry of the preceding Interest Period and shall be for a period of one, two, three or six months or such other period as the Parent and the Banks may agree and shall end not later than the Repayment Date of the Conversion Advance

5.5      Interest for late payment

         (a) If the relevant Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 5.5) on its due date for payment under this Agreement that Borrower shall pay interest on such sum from the due date up to the date of actual payment (as well after as before judgment) at a rate determined pursuant to this clause 5.5. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three months as selected by the Agent, the Swingline Bank or the Overdraft Bank (as the case may be) each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period.

          (b)   The rate of interest applicable to each such period shall be:

                (i) in the case of overdue amounts in relation to Revolving Credit Advances and the Conversion Advance, the aggregate of (A) one per cent. per annum, (B) the Margin (C) the Additional Cost and (D) LIBOR;

                (ii) in the case of overdue amounts in relation to Swingline Advances and Swingline Letters of Credit, the aggregate of (A) one per cent. per annum, (B) the Margin, to be not less than one per cent. per annum and (C) the Federal Funds Rate;

                (iii)  in  the  case  of   overdue   amounts  in   relation   to
                       Utilisations, the aggregate of (A) one per cent. per annum, (B) the Margin (to be not less than 1 per cent. per annum) and (C) the Overdraft Bank's base rate in effect from time to time; and

                (iv) in any other case, the aggregate of (A) one per cent. per annum, (B) the Margin, (C) (in the case of amounts in Sterling) the Additional Cost and (D) LIBOR.

         (c) If such unpaid sum is an amount of principal which shall have become due and payable, by reason of a declaration by the Agent under clause 14.2(b) or a prepayment pursuant to clauses 8.4 or 16.1, prior to the Repayment Date relating thereto, the first such period selected by the Agent shall end on such Repayment Date and interest shall be payable on such unpaid sum during such period at a rate one per cent above the rate applicable thereto immediately before it shall have become so due and payable.

         (d) Interest under this clause 5.5 shall be due and payable on the last day of each period determined by the Agent, the Overdraft Bank or the Swingline Bank (as the case may be) pursuant to this clause 5.5 or, if earlier, on the date on which the sum in respect of which such interest is accruing shall actually be paid. If, for the reasons specified in clause 5.8(a)(i) or 5.8(a)(ii) it is not possible to determine a rate in accordance with the foregoing provisions of this clause 5.5, then

                (i) in the case of amounts due other than in relation to Swingline Advances, Swingline Letters of Credit or the Overdraft Facility then each Bank shall promptly notify the Agent of the cost of funds to such Bank and interest on any sum not paid on its due date for payment shall be calculated for each Bank at a rate determined by the Agent to be one per cent. per annum above the aggregate of the Margin and the cost of funds (including, in the case of amounts in Sterling, Additional Cost) to such Bank; and

                (ii) in the case of amounts due in relation to Swingline Advances or Swingline Letters of Credit, interest shall be calculated at a rate determined by the Swingline Bank to be one per cent. per annum above the aggregate of the Margin and the cost of funds to the Swingline Bank.

5.6      Notification of interest rate

         The Agent shall notify the Borrowers and the Banks promptly of each rate of interest determined under this clause 5.

5.7      Reference Bank quotations

         If any Reference Bank is unable or otherwise fails to furnish a quotation for the purpose of calculating LIBOR (where such a quotation is required having regard to the definition of "LIBOR" in clause 1.2) the interest rate for the relevant Revolving Credit Term or other period shall be determined, subject to clause 5.8, on the basis of the quotations furnished by the remaining Reference Banks.

5.8      Market disruption; non-availability

         (a) If and whenever, at any time prior to the making of a Revolving Credit Advance or the Conversion Advance or the commencement of an Interest Period:

                (i) (at a time when Reference Bank quotations are required having regard to the definition of "LIBOR" in clause 1.2) the Agent shall have determined, after consultation with the Reference Banks (which determination shall, in the absence of manifest error, be conclusive), that adequate and fair means do not exist for ascertaining LIBOR during such Revolving Credit Term or Interest Period; or

                (ii) none or only one of the Reference Banks supplies the Agent with a quotation for the purpose of calculating LIBOR (where such a quotation is required having regard to the definition of "LIBOR" in clause 1.2); or

                (iii) the Agent shall have received notification from Banks with Contributions aggregating not less than one-third of the total of the relevant Revolving Credit Advance or the Conversion Advance (or, prior to the First Drawdown Date, Commitments aggregating not less than one-third of the Total Commitments) that deposits in Dollars are not available to such Banks in the London Interbank Market in the ordinary course of business in sufficient amounts to fund their Contributions to such Revolving Credit Advance or the Conversion Advance or that LIBOR does not accurately reflect the cost to such Banks of obtaining such deposits;

                the Agent shall forthwith give notice (a "Determination Notice") to the Parent and each of the Banks. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue.

         (b) During the period of 10 days after any Determination Notice has been given by the Agent under clause 5.8(a), each Bank shall certify an alternative basis (the "Substitute Basis") for making available or, as the case may be, maintaining its Contribution. The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to such Bank (including Additional Cost, if any) equivalent to the Margin. Each Substitute Basis so certified shall be binding upon the relevant Borrower and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Agent notifies the Borrower that none of the circumstances specified in clause 5.8(a) continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

         (c) If, and whenever at any time prior to the making of a Swingline Advance, the Swingline Bank gives notice to the Swingline
                Borrower and the Agent that deposits in Dollars are not available in the ordinary course of businesses in sufficient amounts to fund such Swingline Advance, Swingline Advances shall not be made until the Swingline Bank gives notice to the contrary to the Parent and the Agent.

6        The Overdraft Facility and the Swingline Facility

6.1      The Overdraft Facility

         (a) Utilisations of the Overdraft Facility by the Overdraft Borrowers may be made subject to the limitation that the amount outstanding under the Overdraft Facility(calculated on a net basis and taking account of non-Sterling currency balances) shall not exceed L6,000,000 at any time.

         (b) No principal amount in respect of the Overdraft Facility may be demanded by the Overdraft Bank unless a notice has been given under clause 14.2 but thereafter the monies owing in respect of the Overdraft Facility are repayable on demand.

         (c) The Overdraft Bank shall be at liberty at any time to refuse to allow any Utilisation if the result would be that the limit in 6.1(a) above would be exceeded.

6.2      Terms and conditions

         The Overdraft Facility is made available on the terms and conditions set out in this Agreement and the Overdraft Bank's normal overdraft terms and conditions to the extent that the same are not inconsistent with this Agreement.

6.3      Utilisation, interest and repayment

         (a) Any borrowing made available under the Overdraft Facility may be drawn only in Sterling.

         (b) The Overdraft Borrowers shall pay to the Overdraft Bank interest on Utilisations under the Overdraft Facility at the rate being the aggregate of (i) the applicable Margin (or, if greater, 1 per cent. per annum), which portion shall be paid to the Agent upon receipt by the Overdraft Bank for the account of each Bank pro rata to its Commitment and (ii) the Overdraft Bank's base rate from time to time (which portion shall be for the account of the Overdraft Bank). Such interest shall accrue from day to day on the basis of actual days elapsed and a year of 365 days, and shall be debited to the relevant Overdraft Borrower's account on the Overdraft Bank's normal quarterly charging dates.

         (c) The Overdraft Borrowers shall repay or discharge the Overdraft Facility in full on the Facility A Termination Date.

6.4      Set off under Overdraft Facility

         Each Overdraft Borrower by way of security for all its obligations and liabilities from time to time under the Overdraft Facility hereby irrevocably agrees that the Overdraft

         Bank may at any time, without notice or demand and notwithstanding any settlement of any obligation under the Overdraft Facility or other matter whatsoever, combine or consolidate all or any of the accounts of the Overdraft Borrower held with the Overdraft Bank and/or set-off or transfer all and any moneys standing to the credit of any one or more accounts of it with the Overdraft Bank or otherwise owing by the Overdraft Bank to it in or towards satisfaction of its obligations under the Overdraft Facility and authorises the Overdraft Bank to purchase with such moneys such other currencies as may be necessary to effect such set-off or transfer at the relevant equivalent rate.

6.5      Set off under Swingline Facility

         The Swingline Borrower by way of security for all its obligations and liabilities from time to time under the Swingline Facility hereby irrevocably agrees that the Swingline Bank may at any time, without notice or demand and notwithstanding any settlement of any obligation under the Swingline Facility or other matter whatsoever, combine or consolidate all or any of the accounts of the Swingline Borrower held with the Swingline Bank and/or set-off or transfer all and any moneys standing to the credit of any one or more accounts of it with the Swingline Bank or otherwise owing by the Swingline Bank to it in or towards satisfaction of its obligations under the Swingline Facility and authorises the Swingline Bank to purchase with such moneys such other currencies as may be necessary to effect such set-off or transfer at the relevant equivalent rate.

6.6      Swingline Letter of Credit Applications

         (a) Subject to the terms and conditions of this Agreement, Swingline Letters of Credit shall be made available to the Swingline Borrower following receipt by the Swingline Bank (with a copy to the Agent) of an L/C Application from the Swingline Borrower not later than 10 a.m. (New York City time) on the second Banking Day before the proposed L/C Issue Date.

         (b) Each such L/C Application shall be effective on actual receipt by the Swingline Bank and once given shall be irrevocable.

         (c) The obligations of the Swingline Bank and the other Banks to participate in a Swingline Letter of Credit are subject to the further condition precedent that, prior to an L/C Application for a Swingline Letter of Credit being made, the Swingline Bank or any Bank may require a legal opinion from lawyers acceptable to it to the effect that the terms of that Swingline Letter of Credit would be upheld by the courts of the jurisdiction of the beneficiary but only if the beneficiary is incorporated, or its principal place of business is situate, in a jurisdiction where the Swingline Bank or the Bank reasonably believes that any of the terms of the Swingline Letter of Credit would not necessarily be upheld.

         (d) The terms of the relevant Swingline Letter of Credit must contain a clear procedure for the making of claims under that Swingline Letter of Credit satisfactory to the Swingline Bank which shall include a requirement that the beneficiary gives at least 5 Banking Days' notice of settlement under the relevant Swingline Letter of Credit.

6.7     L/C Application

        An L/C Application will not be regarded as having been duly completed unless:

        (a) the proposed L/C Issue Date is a Banking Day falling within the Facility A Availability Period;

        (b)     the Swingline Letter of Credit is denominated in Dollars;

        (c) it is accompanied by a copy of the terms of the proposed Swingline Letter of Credit and the name of the beneficiary is specified;

        (d) the Expiry Date is a Banking Day falling no later than 12 months after the L/C Issue Date and in any event falling on or before the Facility A Termination Date; and

        (e) there is a maximum limit to the stated liability of the Swingline Bank under the Swingline Letter of Credit.

6.8     Amount of Swingline Letters of Credit

        No Swingline Letter of Credit may be issued on any day for an amount which, when aggregated with all other Swingline Letters of Credit outstanding or to be issued on such day, would exceed the Swingline Letter of Credit Facility Amount.

6.9     Swingline Letter of Credit Commission

        (a) The rate of Swingline Letter of Credit Commission applicable to each Swingline Letter of Credit will be the same as the rate of the Margin.

        (b) Swingline Letter of Credit Commission on the daily Outstanding L/C Liability of each Swingline Letter of Credit (as determined by the Swingline Bank) is payable by the Swingline Borrower in accordance with clause 6.9(c) below to the Swingline Bank and shall be paid to the Agent upon receipt by the Swingline Bank for the account of each Bank pro rata to its Commitment.

        (c) Swingline Letter of Credit Commission is payable in arrears on each Quarter Day and on the Termination Date on the Outstanding L/C Liability of each outstanding Swingline Letter of Credit in respect of the period commencing on the day immediately following the date on which an instalment of Swingline Letter of Credit Commission was last payable in respect of the relevant Swingline Letter of Credit or, if none, the date of issue of such Swingline Letter of Credit and ending on the relevant payment date.

6.10    Notification of demand under a Swingline Letter of Credit

        The Swingline Bank, forthwith after being notified by the beneficiary under a Swingline Letter of Credit that it is required to make payment under that Swingline Letter of Credit, shall notify the Agent and the Swingline Borrower that such payment is due and of the Settlement Amount and Settlement Date in respect of such Swingline Letter of Credit.

6.11    Conversion of Swingline Letter of Credit to Swingline Advance

        (a) On receipt of a notice from the Swingline Bank under clause 6.10 the Swingline Borrower shall either:

                (i)     Convert to Swingline Advance

                        subject to the terms and conditions of this Agreement, convert the relevant Settlement Amount into a Swingline Advance by delivering to the Swingline Bank, no later than close of business on the first Banking Day following the date of receipt of the said notice (the "Conversion Date"), a Drawdown Notice, copied to the Agent (which shall be irrevocable) requesting a Swingline Advance to the Swingline Borrower of such amount; or

                (ii)    Pay under indemnity


                        (if the Swingline Borrower does not wish to request a Swingline Advance or the conditions precedent to such Swingline Advance being made available set out in clause 3 are not fulfilled or the Swingline Borrower fails to respond to such notice by close of business on the Conversion Date) treat such notice as a demand under the indemnity in clause 7.4, and pay to the Swingline Bank, no later than close of business on the Conversion Date, the relevant Settlement Amount.

        (b) Each Swingline Advance pursuant to clause 6.11 above shall be paid, not later than 11.00 a.m. on the day which is three New York Banking Days preceding the Settlement Date, to the Swingline Bank and shall be held in an account bearing interest at the Swingline Bank's overnight deposit rate until the Settlement Date, which interest shall be for the account of the Swingline Borrower.

6.12    Payment by the Banks to Swingline Bank

        (a) If the Swingline Bank has not received the Settlement Amount from the Swingline Borrower by 11.00 a.m. three Banking Days before the Settlement Date, it shall notify the Agent by not later than 2 p.m. three Banking Days before the Settlement Date.

        (b) If the Agent has been notified under paragraph (a) above, it shall notify each Bank by not later than 5 p.m. three Banking Days before the Settlement Date.

        (c) Each Bank notified under paragraph (b) above shall pay to the Swingline Bank on the Settlement Date the amount of that Bank's proportionate liability in respect of the unpaid Settlement Amount.

6.13    Default by Banks in payment to Swingline Bank

        (a) If any Bank (an "L/C Defaulting Bank") fails to make any payment due from it for the account of the Swingline Bank under clause
                6.12 then until the Swingline Bank has been reimbursed in respect thereof in full (but without prejudice to the obligations of that L/C Defaulting Bank to make such payment):

                (i) the L/C Defaulting Bank shall hold on trust for the Swingline Bank the benefit of any security now or hereafter created to secure the obligations of the Swingline Borrower under this Agreement and to which that L/C Defaulting Bank would have been entitled had it made such payment; and

                (ii) for the purposes of determining the constitution of the Majority Banks:

                        (A) the Swingline Bank shall be treated as having a Contribution or Commitment (as the case may be) equal to the amount of such non-payment of the L/C Defaulting Bank (in addition to the Commitment or Contribution (if any) which the Swingline Bank already had in its capacity as a
                                Bank); and

                        (B) the Commitment or Contribution (as the case may be) of the L/C Defaulting Bank shall be treated as having been reduced to the same extent.

        (b) The rights conferred upon the Swingline Bank in this clause 6.13 are in addition to any other rights which it may have against an L/C Defaulting Bank.

6.14    Reduction of Swingline Letter of Credit Facility

        The Outstanding L/C Liability of any Swingline Letter of Credit shall be treated as reduced for the purposes of this Agreement only when and to the extent that (a) the Swingline Bank has made a payment under a Swingline Letter of Credit or (b) the liability of the Swingline Bank under a Swingline Letter of Credit has been reduced in accordance with the terms of the relevant Swingline Letter of Credit.

7       Indemnity of Overdraft Bank and Swingline Bank

7.1     Shortfall   notification   in  relation  to   Swingline   Advances   and
        Utilisations


        If the Overdraft Borrowers or the Swingline Borrower fail to pay to the Overdraft Bank or the Swingline Bank any amount under the Overdraft Facility or any Swingline Advance, as relevant, when due and payable (the difference between the amount due and the amount paid being the "Shortfall") then, without limitation to all other rights and remedies in respect thereof, the Overdraft Bank or the Swingline Bank, as relevant, shall inform the Agent of such failure, specifying the amount and currency of the Shortfall whereupon the Agent shall issue a notification (a "Shortfall Notification") to the Banks stating the amount of the Shortfall.

7.2     Payment by Banks

        Following the issue of a Shortfall Notification each Bank shall pay to the Agent for the account of the Overdraft Bank or the Swingline Bank, as relevant, an amount equal to the proportion of the shortfall which that Bank's Commitment bears to the Total Commitments in respect of Facility A at that time. Such payments shall be made on the next Banking Day following the issuance of the Shortfall Notification and shall, subject to clause 7.3, satisfy the amount due from the relevant Borrower in respect of which such Shortfall arose to the extent of such payments.

7.3     Indemnity  from   Borrowers  in  relation  to  Swingline   Advances  and
        Utilisations


        The Overdraft Borrowers or the Swingline Borrower (as the case may be) shall indemnify the Banks on demand against any amount payable by them under clause 7.2. The indemnity in this clause 7.3 shall be a continuing indemnity notwithstanding any intermediate payment, partial settlement or other matter whatsoever and shall be in addition to any security or other right the Banks may have against the Overdraft Borrowers, the Swingline Borrower or any other Obligor and shall not be wholly or partly discharged, varied or affected by any time or indulgence granted to or by the Banks or any other party or by any combination of accounts, set-off or other agreement between the Banks and the Overdraft Bank or the Swingline Bank, as relevant in respect of any amount due under clause 7.2 or by anything done or omitted which would but for this provision operate to exonerate the Overdraft Borrowers, the Swingline Borrower or any other Obligor. The Banks shall not be obliged to make any claim or demand on any other person liable or to resort to any other Collateral Instrument or other document or other means of payment before enforcing this indemnity against the Overdraft Borrowers or the Swingline Borrower (as the case may be) and no other such action which the Banks do take in connection with any such Collateral Instrument, other document or other means of payment shall discharge reduce or otherwise affect the liability of the Overdraft Borrowers or the Swingline Borrower (as the case may be) under this clause 7.3.

7.4     Counter-indemnity for Swingline Letters of Credit

        (a)     The Swingline Borrower:

                (i) agrees to pay to the Agent for the account of the Swingline Bank, for the account of all Banks, to the extent that they have complied with their obligations under clause 6.12, on demand from the Agent an amount equal to and in the same currency as each amount demanded in accordance with paragraph (b) below in respect of a Swingline Letter of Credit; and

                (ii) undertakes to indemnify and hold harmless the Agent, the Swingline Bank and each Bank from and against all liabilities, costs, losses, damages and expenses which they incur or sustain by reason of or arising in any way whatsoever in connection with or by reference to the issue of a Swingline Letter of Credit or the performance thereof.

        (b)     The  Swingline  Borrower  and  each  Bank   unconditionally  and
                irrevocably:

                (i) authorises and directs the Swingline Bank to pay any prima facie valid demand under and in accordance with a Swingline Letter of Credit (which the Swingline Bank believes, in its sole discretion, to be valid) without requiring proof of the agreement of the Swingline Borrower or any Bank that the amounts so demanded or paid are or were due and notwithstanding that the Swingline Borrower or any Bank may dispute the validity of any such request, demand or payment;

                (ii) confirms that the Swingline Bank deals in documents only and shall not be concerned with the legality of the claim or any other underlying transaction or any set-off, counterclaim or defence as between the Swingline Borrower and any beneficiary of a Swingline Letter of Credit;

                (iii) agrees that neither the Swingline Bank nor any other Bank need have regard to the sufficiency, accuracy or genuineness of any such demand or any certificate or statement in connection therewith or any incapacity of or limitation upon the powers of any person signing or issuing such demand, certificate or statement which appears on its face to be in order and agrees that neither the Swingline Bank nor any Bank shall be obliged to enquire as to any such matters and may assume, unless notified to the contrary, that any such demand, certificate or statement which appears on its face to be in order is correct and properly made; and

                (iv) without prejudice to the preceding sub-paragraphs, agrees that if the Swingline Bank pays any such demand in accordance with the terms of the relevant Swingline Letter of Credit which is not legally payable that amount shall nevertheless be regarded as having been properly paid for the purposes of this Agreement.

7.5     Rights of contribution and subrogation of Swingline Borrower

        Until all amounts due under this Agreement have been fully and irrevocably discharged and all amounts which are or may become payable by the Borrowers under or in connection with the Security Documents have been irrevocably paid in full, the Swingline Borrower shall not, by virtue of any payment made by it under or in connection with or referable to this clause 7 or otherwise, be subrogated to any rights, security or moneys held or received by any Finance Party or be entitled at any time to exercise, claim or have the benefit of any right of contribution or subrogation or similar right against any Finance Party. All rights of contribution or similar rights arising in respect of any amount due under this Agreement or in connection with the Security Documents against any Finance Party are hereby waived by the Swingline Borrower.

7.6     Waiver of defences of Swingline Borrower

        The Swingline Borrower agrees that its obligations under this clause 7 shall not be affected by any act, omission, matter or thing which but for this provision might operate to release or otherwise exonerate it from its obligations under this Agreement in whole or in part, including without limitation and whether or not known to it:

        (a) any time or waiver granted to or composition with any Finance Party, any beneficiary of a Swingline Letter of Credit or any other person;

        (b) any taking, variation, compromise, renewal or release of, or refusal or neglect to perfect or enforce, any rights, remedies or securities available to any Finance Party, or other person or arising under a Swingline Letter of Credit; or

        (c) any variation or extension of or increase in liabilities under a Swingline Letter of Credit, so that references in this Agreement to Swingline Letters of Credit shall include each such extension and variation.

7.7     Continuing indemnity of Swingline Borrower

        This shall be a continuing indemnity, shall extend to the ultimate balance of the obligations and liabilities of the Swingline Borrower under this clause 7 and shall continue in force notwithstanding any intermediate payment in whole or in part of such obligations or liabilities.

7.8     Additional security

        The obligations of the Swingline Borrower under this clause 7 shall be in addition to and shall not be in any way prejudiced by any collateral or other security now or hereafter held by any Finance Party as security or any lien to which such Finance Party may be entitled.

7.9     Preservation of rights

        No invalidity or unenforceability of all or any part of this clause 7 shall affect any rights of indemnity or otherwise which any Finance Party would or may have in the absence of or in addition to this clause 7.

8       Repayment, prepayment and cancellation

8.1     Repayment of Revolving Credit Advances

        The relevant  Borrower  shall repay to the Agent each  Revolving  Credit
        Advance  on  its  Repayment   Date  in  the  currency  in  which  it  is
        denominated. If a Revolving Credit Advance (the "new Revolving Credit Advance") is to be made on a day on which another Revolving Credit
        Advance made to the same Borrower (the "maturing Revolving Credit Advance") denominated in the same currency as the new Revolving Credit Advance is due to be repaid then, subject to the terms of this Agreement and so long as the conditions referred to in clause 3.2 shall have been satisfied in relation to the new Revolving Credit Advance, (a) the maturing Revolving Credit Advance shall be deemed to have been repaid on its Repayment Date either in whole (if the new Revolving Credit Advance is equal to or greater than the maturing Revolving Credit Advance) or in part (if the new Revolving Credit Advance is less than the maturing Advance) and (b) to the extent that the maturing Revolving Credit Advance is so deemed to have been repaid, the principal amount of the new Revolving Credit Advance to be made on such date shall be deemed to have been credited to the account of such Borrower by the Agent on behalf of the Banks in accordance with the terms of this Agreement and the Banks shall only be obliged to make available to such Borrower a principal amount equal to the amount by which the new Revolving Credit Advance exceeds the maturing Revolving Credit Advance. On the Termination Date in respect of the relevant Revolving Credit Facility, all outstanding Revolving Credit Advances under such Revolving Credit Facility and other sums (if any) then owing under this Agreement in connection with such Revolving Credit Facility (other than the Conversion Advance and sums relating thereto) shall in any event be repaid or paid in full.

8.2     Repayment of Swingline Advances

        The Swingline Borrower shall repay to the Swingline Bank each Swingline Advance on its Repayment Date and shall repay or discharge in full all outstanding Swingline Advances on the Termination Date in relation to Facility A.

8.3     Repayment of the Conversion Advance

        The Conversion Advance shall be repaid in full by a single repayment on the date falling 364 days after its Drawdown Date.

8.4     Voluntary prepayment

        The Borrowers may without premium or penalty prepay any Revolving Credit Advance or the Conversion Advance (in whole but not in part only) subject to the provisions of this clause 8.

8.5     Additional voluntary prepayment

        The Borrowers may (in whole but not in part only), without premium or penalty, but without prejudice to their obligations under clauses 5.8,
        10.5 and 16.2 if they have become obliged to pay additional amounts under clause 10.5 or 16.2 to any Bank or a Substitute Basis applies by virtue of clause 5.8:

        (a) prepay the Contribution to Advances of such Bank or, in the case of the application of a Substitute Basis, prepay any Bank's Contribution to which such Substitute Basis applies; and

        (b) pay an amount equal to the maximum possible liability of such Bank under clause 7.1 in respect of the Overdraft Facility and the Swingline Facility to the

        Agent to be held on a blocked account as cash collateral for that Bank's liabilities on terms satisfactory to the Agent (acting reasonably).

        Upon any notice of such prepayment being given, the Commitment of the relevant Bank shall be reduced to zero in respect of the Revolving Credit Facilities, but such Bank's obligations under clauses 6 and 7 shall remain in full force and effect until the Agent notifies such Bank that it is satisfied that cash collateral has been received under clause 8.5(b) representing the full amount of that Bank's liabilities.

8.6     Mandatory prepayment/reduction

        (a) The Total Commitments in respect of Facility B shall be permanently reduced (and the Parent shall procure that the Conversion Advance is prepaid) by an amount equal to the Aggregate Net Proceeds of any External Refinancing which are in excess of the amount of such Aggregate Net Proceeds which are applied in mandatory prepayment of the Existing Group Facilities in accordance with the Existing Group Facilities Agreement.

        (b)     (i)     If the  Aggregate Net Proceeds of any Trade Sales and/or
                        Flotations  and/or Permitted  Restricted Asset Disposals
                        which  are  received  by  members  of the  Group  exceed
                        $10,000,000  (or its  equivalent)  in any  Fiscal  Year,
                        then,  save  to  the  extent  that  such  Aggregate  Net
                        Proceeds are subject to a valid  Reinvestment  Notice or
                        are  applied in  mandatory  prepayment  of the  Existing
                        Group   Facilities  and  any  External   Refinancing  in
                        accordance with the Existing Group Facilities Agreement,
                        any   External    Refinancing,    (subject   to   clause
                        8.6(b)(ii)), and the Total Commitments in respect of the Revolving Credit Facilities shall be permanently reduced
                        (or the Parent shall procure that the Conversion Advance is prepaid) by an amount equal to 75 per cent. of such excess Aggregate Net Proceeds such amount to be applied pro-rata between the External Refinancing on the one hand and the Total Commitments and the Conversion
                        Advance on the other hand. Any such pro rata reduction in the Total Commitments in respect of the Revolving
                        Credit Facilities shall be applied first against the Facility B Total Commitments and then, if such Total
                        Commitments are zero (and the Conversion Advance has been prepaid in full), applied against the Facility A
                        Advances and Total Commitments.

                (ii) If in the circumstances set out in clause 8.6(b)(i) the relevant member of the Group is not required by the terms of the External Refinancing to prepay the External Refinancing (or if so required, such requirement is waived) the Group may retain the pro-rata share of the Aggregate Net Proceeds allocated to the External Refinancing by clause 8.6(b)(i) for its own account. If, on the other hand, there is such a requirement to prepay the External Refinancing, then the Parent shall procure that any such pro-rata reduction of such External Refinancing is immediately effected by the prepayment and cancellation of the facilities concerned to the extent necessary.

        (c)     (i)     Within 15 Banking  Days of  completion  of any  External
                        Refinancing  the Parent  shall give notice of the amount
                        of the  Aggregate  Net  Proceeds,  and the  amount to be
                        applied  towards  reducing  the  Total   Commitments  in
                        respect of Facility B and  prepayment of the  Conversion
                        Advance pursuant to clause 8.6(a):

                (ii) Within 15 Banking Days of completion of any Trade Sale, Flotation or Permitted Restricted Asset Disposal the Parent shall:

                        (A) give notice of the amount of the resulting Aggregate Net Proceeds and the amount, if any, by which they exceed $10,000,000 in that Fiscal Year;

                        (B) provide the Agent with a Reinvestment Notice in respect of such excess (if applicable) or in the absence of such Reinvestment Notice shall give notice of the amount of the Aggregate Net
                                Proceeds to be applied towards reducing the Total Commitments and prepayment of the Conversion Advance pursuant to clause 8.6(b);

                        (C) give notice of the amount of such Aggregate Net Proceeds to be applied towards prepaying the Existing Group Facilities or the External Refinancing or a statement that it is not required to make such a prepayment in accordance with clause 8.6(b)(ii).

                                To the extent that  pursuant to Clause 8.6(a) or
                                (b), a portion of such Aggregate Net Proceeds are to be applied towards reducing the Total Commitments and prepayment of the Conversion Advance they shall be so applied with immediate effect, regardless of any dispute between the Parent and the Agent as to the amount of Aggregate Net Proceeds. If the Parent and the Agent subsequently agree a higher figure for the amount of the Aggregate Net Proceeds, the resulting further reduction in the Total Commitments shall have immediate effect.

                  (iii) The Aggregate Net Proceeds of a relevant event which are the subject of a valid Reinvestment Notice may be applied in or towards a permitted application within 6 months of the relevant event.

                  (iv) The Parent shall procure that the relevant pro rata share of any unapplied Aggregate Net Proceeds of a relevant event are applied in reducing the Total Commitments and prepaying the Conversion Advance in accordance with Clause 8.6(b) as if they had not been subject to a Reinvestment Notice.

                For the purposes of this Clause 8.6:

                (i) a "relevant event" means any Trade Sale and/or Flotation and/or Permitted Restricted Asset Disposals;

                (ii) "unapplied Aggregate Net Proceeds" means, in respect of a relevant event those Aggregate Net Proceeds (or their Sterling equivalent at the date of receipt, if denominated in a currency other than Sterling) of such relevant disposal which are subject to a valid
                        Reinvestment Notice and which, as at the end of the period of six months after the date of such relevant receipt (or, if earlier, as at the date on which the Parent notifies the Agent that the Group no longer intends and expects to use all or the relevant portion of the Aggregate Net Proceeds concerned towards a permitted application) have not been applied in a permitted application;

                (iii) a "permitted application" means, in respect of Aggregate Net Proceeds of a relevant event, their application within 6 months of their receipt by a member of the Group in funding a Permitted Acquisition or reimbursing any relevant member of the Group for amounts paid in completing a Permitted Acquisition no more than 6 months prior to such receipt;

                (iv) a "Reinvestment Notice" means, in respect of Aggregate Net Proceeds of a relevant event, a notice from the Parent and received by the Agent not later than 15 Banking Days after the receipt of such Aggregate Net Proceeds by a member of the Group which confirms that the relevant member of the Group intends and expects to use all or a relevant portion of such Aggregate Net Proceeds of the relevant event concerned towards a permitted application.

        (d)     The Parent shall  procure that an amount equal to the amount (if any) required to be applied in prepayment of the Conversion Advance or in repayment of Revolving Credit Advances, Swingline Advances or Utilisations in order that the aggregate outstandings under this Agreement do not exceed the Total Commitments as so reduced shall be paid to the Agent forthwith following receipt to be held on deposit until such amount is applied under clause 8.6(e) below.

        (e) The amount deposited pursuant to paragraph (d) above shall be applied in repayment of Advances as follows:

                (i) on Repayment Dates or Interest Payment Dates falling after the date upon which the relevant amount was deposited with the Agent beginning with the first such date and continuing until the repayment obligation under paragraph (d) above has been satisfied; and

                (ii) if on any Repayment Date upon which an amount is to be applied in mandatory repayment:

                        1) such amount is less than the amount of the Revolving Credit Advances whose Term ends on such date, the Parent may select against which Revolving Credit Advance or Revolving Credit Advances the repayment is to be made and the proportion of the relevant amount to be repaid on each Revolving Credit Advance but shall ensure that the full amount of the Aggregate Net Proceeds required to be applied is so applied in repayment when received;

                        2) such amount received is equal to or greater than the amount of the Revolving Credit Advances whose Term ends on such date, the Parent shall procure the repayment of each such Revolving Credit Advance on such date.

        (f) The Parent will procure the conversion of the funds to be used in repayment under this clause 8.6 into the currency of the amount or amounts to be repaid prior to paying the same to the Agent pursuant to clause 8.6(d).

        (g) If repayments made pursuant to clauses 8.6(d) and 8.6(e) above are insufficient to reduce the aggregate outstandings under this Agreement to the level of the Total Commitments, then the Parent shall procure the repayment of Swingline Advances and Utilisations or the discharge of Swingline Letters of Credit in order to reduce the outstandings under this Agreement to the level of the Total Commitments.

        (h) The First Drawdown Date must be on or before 30 August 2000, failing which the Total Commitments shall automatically be cancelled in full.

        (i) If a Consent Notice is delivered in satisfaction of condition precedent (a) in part B of schedule 4, then the Total
                Commitments in respect of each of Facility A and Facility B shall automatically be reduced by $125,000,000 (an aggregate reduction of $250,000,000) and the Commitment of each Bank reduced proportionately and the Swingline Facility and the Overdraft Facility (and the Commitments of the Swingline Bank and the Overdraft Bank) shall automatically be cancelled in full. For the avoidance of doubt, no such reduction shall occur where a Unanimous Consent Notice is delivered in satisfaction of such condition precedent.

        (j) If the condition in clause 3.1(b) is not satisfied by 30 August 2000, then the Total Commitments in respect of Facility A shall automatically be reduced by $100,000,000 and the Total Commitments in respect of Facility B shall automatically be reduced by $50,000,000 and the Commitment of each Bank reduced proportionately.

8.7     Amounts payable on prepayment

        Any prepayment under this Agreement shall be made in the currency in which the relevant Advance is then denominated together with: (a) accrued interest to the date of prepayment; (b) any additional amount payable under clauses 10.5, 16.2 or 16.5; and (c) all other sums payable by the Borrowers to the relevant Bank under this Agreement including, without limitation, any accrued commitment commission payable under clause 9.1(c) and any amounts payable under clause 15.1.

8.8     Notice of prepayment

        No prepayment may be effected under clause 8.4 or 8.5 unless the relevant Borrower shall have given the Agent at least 5 Banking Days' notice of its intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable and shall oblige the relevant Borrower to make such prepayment on the date specified. Amounts prepaid under clause 8.4 or
        8.5 may be re-drawn under this Agreement.

8.9     Cancellation of Commitments

        The Parent may at any time during the Availability Period in respect of the relevant Revolving Credit Facility by notice to the Agent (effective only on actual receipt) cancel with effect from a date not less than 5 Banking Days after the receipt by the Agent of such notice the whole or any part (being $5,000,000 or any larger sum which is an integral multiple of $1,000,000) of the Total Commitments in respect of the Revolving Credit Facility concerned without penalty. Any such notice of cancellation, once given, shall be irrevocable and upon such cancellation taking effect the Commitment of each Bank shall be reduced proportionately.

8.10    Allocation of reduction of commitments

        If the Commitments in respect of Facility A are to be reduced or cancelled in part (but not in whole) pursuant to any provision of this Agreement such reduction shall be allocated against Facility A, the Swingline Facility and the Overdraft Facility as the Parent shall specify and the Commitment of each Bank shall be reduced proportionately.

9       Fees and expenses

9.1     Fees

        The Parent shall pay to the Agent whether or not any Advance is drawn or any Utilisation made:

        (a)     Arrangement fee

                for the account of the Arrangers, an arrangement fee of an amount agreed between the Parent and the Arrangers in a letter dated the same date as this Agreement, such fee to be paid on the basis stipulated in such letter;

        (b)     Agency fee

                on first Drawdown and on each anniversary thereof until all moneys owing under this Agreement have been paid in full, for the account of the Agent, an agency fee of an amount agreed between the Parent and the Agent in a letter dated the same date as this Agreement; and

        (c)     Commitment Commission

                (i) on the dates falling at three month intervals after the date of this Agreement and on the last day of the Availability Period in respect of each Revolving Credit Facility, for the account of each Bank, commitment commission computed in the following manner:

                        (A) in respect of Facility A, at the rate per annum equal to the lesser of (i) 0.425 per cent. and
                                (ii) 50 per cent. of the Margin applicable on each day of the period for which the commitment commission is calculated (such rate changing, if relevant, on the day that financial statements are delivered to the Agent pursuant to clause 12.1) on the daily undrawn and uncancelled amount of such Bank's Commitment in respect of Facility A; and

                        (B) in respect of Facility B, at the rate of 0.25 per cent. per annum on the daily undrawn and uncancelled amount of such Bank's Commitment under Facility B; and

                (ii) if a Revolving Credit Advance is outstanding in an Optional Currency, the amount of the Commitments treated as drawn for the purpose of calculating commitment commission shall be the Dollar Amount of such Revolving Credit Advance;

        (d)     Conversion Fee

                on date of its exercise of the Conversion Option, for the account of the Banks pro rata to their Commitments in respect of Facility B, a fee equal to 0.05 per cent. of the Conversion Advance;

        (e)     Swingline Bank Fee

                on the dates falling at quarterly intervals after the date of this Agreement and on the Termination Date in respect of Facility A, for the account of the Swingline Bank, a Swingline Bank fee and Swingline Letter of Credit fee of amounts agreed between the Parent and the Swingline Bank in a letter dated the same date as this Agreement; and

        (f)     Overdraft Bank Fee

                on the dates falling at quarterly intervals after the date of this Agreement and on the Termination Date in respect of Facility A, for the account of the

                Overdraft Bank, an Overdraft Bank fee of an amount agreed between the Parent and the Overdraft Bank in a letter dated the same date as this Agreement.

9.2     Expenses

        The Parent shall pay to the Agent on demand:

        (a) all reasonable expenses (including legal, printing and out-of-pocket expenses) incurred by the Finance Parties in connection with the negotiation, preparation and execution of this Agreement, the Security Documents, the syndication of the Facilities, the preparation and distribution of the Information Memorandum and of any amendment or extension of, or the granting of any waiver or consent under, this Agreement or the Security Documents; and

        (b) all expenses (including legal and out-of-pocket expenses) incurred by the Finance Parties or any of them in contemplation of, or otherwise in connection with, the enforcement or attempted enforcement of, or preservation or attempted preservation of any rights under, this Agreement and/or the Security Documents (including, without limitation, the fees and expenses of accountants or other experts incurred in relation to any investigation into the affairs of the Group provided that such fees shall not be payable by the Parent if a Default has not occurred) or otherwise in respect of the moneys owing under this Agreement and/or the Security Documents, together with interest at the rate referred to in clause 5.5 from the date on which such expenses were notified to the Parent to the date of payment (as well after as before judgment).

9.3     Value Added Tax

        All fees and expenses payable pursuant to this clause 9 shall be paid together with an amount equal to any value added tax payable by the Finance Parties in respect of such fees and expenses. Any value added tax chargeable in respect of any services supplied by the Finance Parties under this Agreement shall, on delivery of a value added tax invoice, be paid in addition to any sum agreed to be paid under this Agreement.

9.4     Stamp and other duties

        The Parent shall pay all stamp, documentary, registration or other similar duties or Taxes (including any duties or Taxes (other than Taxes on overall net income of the Finance Parties) payable by, or assessed on, the Finance Parties) imposed on or in connection with this Agreement and/or the Security Documents or the Facilities and shall indemnify the Finance Parties against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or Taxes save for any stamp duty payable as a result of any transfer pursuant to clause 18.

10      Payments and Taxes; accounts and calculations

10.1    No    set-off    or    counterclaim;    distribution    to   the   Banks

        Subject to clauses 10.5 and 10.6, all payments to be made by the Borrowers under this Agreement and/or the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and free and clear of any deductions or withholdings, in Dollars or the relevant Optional Currency (except for costs, charges or expenses which shall be payable in the currency in which they are incurred) on the due date in immediately available cleared funds to the account of the Agent, the Swingline Bank or the Overdraft Bank (as relevant) at such bank as the Agent, the Swingline Bank or the Overdraft Bank (as relevant) may from time to time specify for this purpose. Save where this Agreement and/or the Security Documents provide for a payment to be made for the account of a particular Bank (including, without limitation, clauses 8.5, 9, 10.5, 15.1, 15.2, 16.1 and 16.2 in which case the Agent shall distribute the relevant payment to the Bank concerned, or for the account of the Swingline Bank or the Overdraft Bank), payments to be made by the
        Borrowers under this Agreement and/or the Security Documents shall be for the account of all the Banks and the Agent shall forthwith distribute such payments in like funds as are received by the Agent to the Banks rateably in accordance with their Commitments or Contributions, as the case may be.

10.2    Payments by the Banks

        All sums to be advanced by the Banks to the Borrowers under this Agreement shall be remitted in Dollars or the relevant Optional Currency in immediately available cleared funds on the relevant Drawdown Date to the account of the Agent at such bank as the Agent may have notified to the Banks and shall be paid by the Agent on such date in like funds as are received by the Agent to the account of the relevant Borrower specified in the relevant Drawdown Notice.

10.3    Non-Banking Days

        When any payment under this Agreement would otherwise be due on a day which is not a Banking Day, the due date for payment shall be postponed to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

10.4    Agent may assume receipt

        Where any sum is to be paid under this Agreement to the Agent for the account of another person, the Agent may assume, unless it has been notified to the contrary in writing, that the payment will be made when due and may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent together with interest thereon sufficient to compensate the Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent for any and all loss or expense which the Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

10.5    Grossing-up for Taxes

        If at any time any Borrower is required to make any deduction or withholding in respect of Taxes (excluding Taxes or Taxation on the overall net income, profits or gains of a Finance Party imposed in the jurisdiction in which its principal or lending office under the Agreement is located) from any payment due under this Agreement and/or the Security Documents for the account of any Finance Party (or if the Agent is required to make any such deduction or withholding from a payment to any Arranger or a Bank), the sum due from the relevant Borrower in respect of such payment shall, subject to clause 10.6, be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Finance Party receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and that Borrower shall indemnify each Finance Party against any losses or costs incurred by any of them by reason of any failure of that Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment, save only to the extent that such failure by that Borrower is attributable to a breach by a Finance Party of the warranty in clause
        10.7 or of its obligation promptly to notify that Borrower of a change in its status pursuant to clause 10.7. Such Borrower shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any such deduction or withholding (other than a deduction or withholding made by the Agent).

10.6    Exceptions to gross-up

        (a) If any Bank is not or ceases to be a Qualifying Bank then (save in circumstances where such Bank ceases to be a Qualifying Bank by reason of any change in law or regulation or in its application or interpretation, in each case taking effect after the date of this Agreement) the Borrowers shall not be liable to pay to that Bank under clause 10.5 any sum in excess of the sum they would have been obliged to pay if that Bank had been, or had not ceased to be, a Qualifying Bank.

        (b) No Obligor incorporated in the United States or resident in the United States for tax purposes shall be required to pay any additional amount on account of any taxes of, or imposed by, the United States pursuant to clause 10.5 to any Bank if such Bank is not entitled on the date on which it becomes a party to this Agreement to submit Internal Revenue Service Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor thereto) or Internal Revenue Service Form W-8ECI (or any successor thereto) so as to meet its obligations to submit such a form or other certificate pursuant to clause 10.8 or if such Bank otherwise fails to submit such a form or certificate that it is required to submit pursuant to clause 10.8.

        (c)     (i)     Any Bank which is a  Qualifying  Bank  within  paragraph
                        (b)(ii) of the definition of Qualifying Bank shall, as soon as reasonably practicable and permissible after it becomes a party to this Agreement submit to the relevant tax authorities in the country of residence of such Bank the relevant form required for the purpose of obtaining a direction from the

                        Inland Revenue, or (as the case may require) submit to the Agent the relevant declaration to secure, that payment made may be made by each relevant Borrower or (as the case may require) the Agent without any deduction in respect of United Kingdom tax and if any Bank fails to comply with such obligation the Borrower shall not be obliged to pay to such Bank under clause
                        10.5 any sum in excess of the sum which it would have been required to pay to such Bank had it complied with the obligation in this clause 10.6(c)(i).

                (ii) Any Bank which is a Qualifying Bank within paragraph (c) of the definition of Qualifying Bank shall, as soon as reasonably practicable and permissible after it becomes a Qualifying Bank by virtue of paragraph (c) of the definition of Qualifying Bank and ceases to be a Qualifying Bank by virtue of paragraph (a) or (b)(i) of the definition of Qualifying Bank or becomes a party to this Agreement (whichever is the later) submit to the relevant tax authorities in the country of residence of such Bank the relevant form required for the purpose of obtaining a direction from the Inland Revenue, or (as the case may require) submit to the Agent the relevant declaration to secure, that payment made may be made by each relevant Borrower or (as the case may require) the Agent without any deduction in respect of United Kingdom tax and if any Bank fails to comply with such obligation the Borrower shall not be obliged to pay to such Bank under clause 10.5 any sum in excess of the sum which it would have been required to pay to such Bank had it complied with the obligation in this clause 10.6(c)(i).

        (d) No Bank is obliged to deliver any form or declaration under clause 10.6(c) if the Bank is unable to complete the form or declaration in a manner which will enable the Borrower (or as the case may require) the Agent to make payment to that Bank without deduction or withholding in respect of Taxes in the United Kingdom as a result of the introduction of or any change in or in the interpretation or application by any relevant authority of, any law, treaty or regulation or any practice position or concession of the United Kingdom Inland Revenue after the date of this Agreement.

        (e)     (i)     Subject  to  clause  10.6(e)(ii)  below,  if  any  forms
                        previously  delivered under sub-paragraph (i) or (ii) of
                        paragraph (d) of the definition of Qualifying Bank shall
                        have expired, become obsolete,  invalid or inaccurate in
                        any  respect  which  has  resulted  in the  loss  of any
                        applicable  exemption from  withholding  and, (where the
                        reason for such  obsolescence,  invalidity or inaccuracy
                        is a change in, or in the  interpretation or application
                        of, or the introduction of any law or regulation in each
                        case  after the date of this  Agreement)  following  not
                        less than thirty  days' prior  written  notice from each
                        relevant  US  Borrower  to the Agent (as to such bank or
                        financial   institution),   such   bank   or   financial
                        institution  shall not have  delivered  to the Agent and
                        such Borrower one or more then currently effective forms
                        described  under  such  sub-paragraph  (i) or (ii),  the
                        relevant  US  Borrower  shall not be obliged to pay such
                        Bank  under  clause  10.5 any sum in  excess  of the sum
                        which it would  have been  required  to pay to such Bank
                        had  such   forms  not  become   obsolete,   invalid  or
                        inaccurate.

                (ii) Clause 10.6(e)(i) shall not apply to a bank or financial institution which shall have been a Qualifying Bank by virtue of paragraph (d) of the definition of Qualifying Bank when it became a party to this Agreement if such Qualifying Bank is not legally able to deliver such currently effective forms described under such sub-paragraph (i) or (ii) of paragraph (d) of the definition of Qualifying Bank.

10.7    Qualifying Banks

        (a)     Each Bank warrants that it is a Qualifying Bank.

        (b) Each Bank which makes an Advance to a UK Borrower warrants that it is a Qualifying Bank by virtue of paragraph (a) of the definition of Qualifying Bank.

        (c) Each Bank agrees promptly to notify the Agent and the Borrowers if it ceases, or intends to cease, to be a Qualifying Bank, or, if it derives its status, or intends to derive its status, as a Qualifying Bank from a different paragraph or sub paragraph of the definition of Qualifying Bank.

        (d) Subject to clause 10.7(e), each Bank which makes an Advance to a UK Borrower agrees that it will not cease to be within the charge to UK corporation tax as respects any interest payable on that Advance, as long as that Borrower is a UK Borrower and is obliged under this Agreement to pay interest to such Bank in respect of an Advance made by that Bank to that Borrower.

        (e) In the event that the Parent and the Agent (acting reasonably) agree that interest paid under this Agreement by a UK Borrower to a Bank is not treated as a distribution for UK Tax purposes, clause 10.7(d) shall not apply.

10.8    US Tax forms

        (a) Except as otherwise agreed by the Parent, each Bank (other than a Bank organised under the federal laws of, or the laws of any of, the United States of America or the District of Columbia) shall, subject to paragraph (c) below, deliver to each US Borrower and the Agent within 30 days from the date it becomes a party to this Agreement (and prior to the expiry of any such form previously provided by that Bank), two accurate and complete original signed copies of US Internal Revenue Service Form W-8BEN (with respect to a complete exemption under an income tax treaty) or W-8ECI, whichever is applicable or any successor or additional form allowing the US Borrower to make payments to that Bank without deduction or withholding in respect of federal income tax in the United States of America provided that W-8BEN or W-8ECI (or successor forms) shall be delivered no later than the first Repayment Date after the relevant Bank becomes a party to this Agreement.

        (b) Except as otherwise agreed by the Parent, each Bank that is organised under the federal laws of, or the laws of any of, the United States of America or the District of Columbia shall, subject to paragraph (c) below, deliver to each US Borrower and the Agent within 30 days from the date it becomes a party to this Agreement (and prior to the expiry of any such form previously provided by the Bank) two accurate and complete original copies of duly executed US Internal Revenue Service Forms W-9 or any successor to such form.

        (c) No Bank is obliged to deliver any form(s) under clause 10.6(b) or paragraph (a) or (b) above if the Bank is unable to complete the form(s) in a manner which will enable the US Borrower to make payments to that Bank without deduction or withholding in respect of Taxes in the United States of America as a result of the introduction of or any change in, or in the interpretation or application by any relevant authority of, any law, treaty or regulation or any practice, position or concession of the US Internal Revenue Service after the date of this Agreement.

        (d) The Agent agrees that it will furnish on the date of this Agreement (and prior to the expiry of any such form previously provided by the Agent) to each US Borrower, with respect to fees payable to it, two accurate and complete original signed copies of either (i) Internal Revenue Service Forms W-8ECI (or successor form) (if the services are performed by a US branch), or (ii) a statement that the services will be performed entirely outside the US, or, if appropriate, Internal Revenue Service Form W-8BEN (establishing a complete exemption under an income tax treaty) with respect to those services.

10.9    Claw-back of tax benefit

        If following any such deduction or withholding as is referred to in clause 10.5 any Bank shall receive or be granted a credit against or remission for any Taxes payable by it, such Bank shall, subject to the relevant Borrower having made any increased payment in accordance with clause 10.5 and to the extent that such Bank can do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of such Bank to obtain any other relief or allowance which may be available to it, reimburse the Borrower with such amount as the Bank shall in its absolute discretion (acting in good faith) certify to be the proportion of such credit or remission as will leave that Bank (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by the Borrower. Such reimbursement shall be made forthwith upon such Bank certifying that the amount of the credit or remission has been received by it. Nothing contained in this Agreement shall oblige any Bank to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing, no Borrower shall, by virtue of this clause 10.9, be entitled to enquire about any Bank's tax affairs.

10.10   Bank accounts

        Each Bank, the Swingline Bank and the Overdraft Bank, shall maintain, in accordance with its usual practices, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under this Agreement. The Agent shall maintain a control account showing each Revolving Credit Advance and other sums owing by the Borrowers under this Agreement and all payments in respect thereof made by the Borrowers from time to time. The control account for the Overdraft Facility shall be maintained by the Overdraft Bank and the control account for the Swingline Facility shall be maintained by the Swingline Bank. The control accounts shall, in the absence of manifest error, be prima facie evidence of the amount from time to time owing by the Borrowers under this Agreement.

10.11   Partial payments

        If, on any date on which a payment is due to be made by the Borrowers under this Agreement and/or the Security Documents, the amount received by the Agent from the Borrowers falls short of the total amount of the payment due to be made by the Borrowers on such date then, without prejudice to any rights or remedies available to the Agent and the Banks under this Agreement and/or the Security Documents, the Agent shall apply the amount actually received from the Borrowers in or towards discharge of the obligations of the Borrowers under this Agreement in the following order, notwithstanding any appropriation made, or purported to be made, by the Borrowers:

        (a) firstly, in or towards payment, on a pro rata basis, of any unpaid fees, costs and expenses of the Agent and/or the Security Trustee under this Agreement and/or the Security Documents;

        (b) secondly, in or towards payment to the Arrangers of any portion of the arrangement fee payable under clause 9(1)(a) remains unpaid;

        (c) thirdly, in or towards payment to the Swingline Bank and the Overdraft Bank, on a pro rata basis, of any Swingline Bank Fee and Overdraft Bank Fee payable under clauses 9.1(d), (e) and (f) which remains unpaid;

        (d) fourthly, in or towards payment to the Banks, on a pro rata basis, of any accrued commitment commission payable under clause 9.(1)(c) which shall have become due and payable but remains unpaid;

        (e) fifthly, in or towards payment to the Banks, the Swingline Bank and the Overdraft Bank, on a pro rata basis, of any accrued interest or Swingline Letter of Credit Commission which shall have become due and payable but remains unpaid;

        (f) sixthly, in or towards payment to the Banks, the Swingline Bank and the Overdraft Bank, on a pro rata basis, of any principal which shall have become due and payable but remains unpaid; and



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

        (g) seventhly, in or towards payment of any other sum which shall have become due but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).

                The order of application set out in this clause 10.11(d) - (g) shall be varied by the Agent if the Banks so direct, without any reference to, or consent or approval from, the Borrowers.

10.12   Calculations

        All interest and other payments of an annual nature under this Agreement shall accrue from day to day and be calculated on the basis of actual days elapsed and (in the case of Sterling) a 365 day year and (in the case of currencies other than Sterling) a 360 day year. In calculating the actual number of days elapsed in a period which is one of a series of consecutive periods with no interval between them or a period on the last day of which any payment falls to be made in respect of such period, the first day of such period shall be included but the last day excluded.

10.13   Certificates

        Any certificate or determination of any Finance Party as to any rate of interest or any amount payable under this Agreement shall, in the absence of manifest error, be prima facie evidence of the rate of interest or amount payable.

10.14   Effect of monetary union

        If the country of any national currency in which any amount is expressed to be payable under this Agreement participates in Economic and Monetary Union in accordance with Article 109j of the Treaty, then:

        (a) any amount expressed to be payable under this Agreement in that national currency shall be made in that national currency or in euro, as designated by the Agent after consultation with the Parent and the Banks;

        (b) any amount so required to be paid in euro shall be converted from that national currency at the rate stipulated pursuant to
                Article 109l(4) of the Treaty and payment of the amount in euro derived from such conversion shall discharge the obligation of the relevant party to pay such national currency amount in accordance with, and subject to, the Regulation(s) made pursuant to Article 109l(4) of the Treaty;

        (c) after consultation with the Parent and the Banks the Agent shall be entitled to make such amendments to this Agreement as necessary to take account of monetary union and any consequent changes in market practices (whether as to the settlement or rounding of obligations, the calculation of interest or otherwise howsoever) provided that such amendments will not create obligations for the Borrowers which have an overall financial impact that is materially more onerous than the obligations created by this Agreement.



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                Any  amendment  so made to this  Agreement by the Agent shall be promptly notified to the Banks and the Parent by the Agent and shall be binding on all the Finance Parties and all the Borrowers.

10.15   Continuation of the Conversion Advance in Sterling or euros

        Where the Conversion Advance is outstanding during an Interest Period (the "first period") in Sterling or euros, the Agent shall determine the equivalent in Sterling or, as the case may be, euros of the Dollar Amount of the Conversion Advance on the second Banking Day before the beginning of the succeeding Interest Period and if such equivalent so determined falls short of the amount of Sterling or, as the case may be, euros outstanding at the beginning of the first period by more than 3 per cent the Parent shall forthwith pay to the Agent for the account of the Banks an amount in Sterling or, as the case may be, euros equal to such shortfall.

11      Representations and warranties

11.1    Representations and warranties

        Each Borrower makes the following representations and warranties to each of the Finance Parties:

        (a) Due incorporation: the Obligors and the Material Subsidiaries are duly established or incorporated (and in the case of a corporation incorporated in the United States, validly existing and in good standing) under the laws of the respective countries and/or (where relevant) states of their incorporation as limited liability companies and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

        (b) Corporate power: each Obligor has power to execute, deliver and perform its obligations under this Agreement and the Security Documents to which it is a party and (in the case of the Borrowers) to borrow the Commitments; all necessary corporate, shareholder and other action has been taken (or, in the case of the Security Documents, will be taken prior to their execution) to authorise the execution, delivery and performance of the same and no limitation on the powers of the Borrowers to borrow will be exceeded as a result of borrowings under this Agreement or on the powers of the Guarantors to give guarantees will be exceeded as a result of the Guarantees;

        (c) Binding obligations: this Agreement constitutes and the Security Documents, when executed and delivered will constitute, valid and legally binding obligations of each Obligor which is a party thereto enforceable in accordance with their respective terms, save as disclosed in the qualifications to the relevant legal opinions provided under part A of schedule 4;

        (d) No conflict with other obligations: the execution and delivery of, the borrowing of the Commitments and the performance of their obligations under, and



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                compliance  with  the  provisions  of,  this  Agreement  by  the
                Borrowers and the Security Documents to which they are a party by each Obligor will not (i) contravene, to any material extent, any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which they are subject, (ii) (other than in the case of the Existing Group Facilities) conflict with, to any material extent, or result in any breach of any of the material terms of, or constitute a material default under, any agreement or other instrument to which any Obligor is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any
                provision  of  the  Memorandum  and  Articles  of   Association,
                Articles   of   Incorporation,   Bye-laws,   Statutes  or  other
                constitutional documents of any Obligor or (iv) result in the creation or imposition of or oblige any Obligor to create any Encumbrance (other than a Permitted Encumbrance) on any of its undertakings, assets, rights or revenues;

        (e) Consents obtained: every material consent from, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Obligor to authorise, or required by any Obligor in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement and the Security Documents to which it is a party or the performance by any Obligor of its obligations under this Agreement and the Security Documents to which it is a party has been obtained or made (or, in the case of the Security Documents, will be obtained or made, as the case may be, prior to their execution) and is (or will be) in full force and effect in all material respects and there has been no default in the observance of the material conditions or restrictions (if any) imposed in, or in connection with, any of the same;

        (f)     No  filings  required:  any  notarisation,   filing,  recording,
                registration or enrolment in any court, public office or elsewhere and any stamp, registration or similar tax or charge payable on or in relation to this Agreement or any of the Security Documents necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or any of the Security Documents has been made or paid, as the case may be (or, in the case of the Security Documents, will be made or paid, as the case may be, prior to their execution), and this Agreement and the Security Documents are in proper form for their enforcement in the courts of England or of any jurisdiction whose laws are expressed to govern the relevant Security Document;

        (g) No litigation: no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the directors of any Obligor or Material Subsidiary, threatened against any member of the Group which would or is reasonably likely, in the opinion of the Agent (acting reasonably), if adversely determined to have a Material Adverse Effect;

        (h) No defaults: (other than in the case of the Existing Group Facilities as a result of the entry into of this Agreement and the Security Documents by the Obligors) no member of the Group is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or any combination



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

                thereof be) in breach of or in default under any agreement relating to Borrowed Money to which it is a party or by which it may be bound (unless the aggregate principal amount of the Borrowed Money pursuant to the agreements which have been breached is less than or equal to L1,000,000 or the equivalent in the currencies in which the sums are payable) and no other Default has occurred and is continuing;

        (i) Financial statements correct and complete: the then latest audited consolidated financial statements of the Group in respect of the relevant Fiscal Year as delivered to the Agent under clause 12.1(e) have been prepared in accordance with generally accepted accounting principles and practices in the United Kingdom which have been consistently applied and present fairly and accurately the consolidated financial position of the Group as at the date to which such financial statements were made up and the consolidated results of the operations of the Group for the relevant Fiscal Year ended on such date and, as at such date, no member of the Group had any significant liabilities (contingent or otherwise) or any losses which are required to be and which are not disclosed by, or reserved against or provided for in, such financial statements;

        (j) Choice of law: the choice by the relevant Obligors of English law to govern this Agreement and the Security Documents to which they are a party (to the extent that the same are expressed to be governed by English law) and the submission by the relevant Obligors to the non-exclusive jurisdiction of the High Court of Justice in England (to the extent that the relevant Obligors so submit) are valid and binding;

        (k) No withholding Taxes: (on the basis that all Banks are Qualifying Banks at the date of this Agreement and that any Bank required to do so and the Agent has provided the requisite tax forms pursuant to clause 10.8) no Taxes are imposed by withholding or otherwise on any payment to be made by any Obligor under this Agreement or any Security Document or are imposed on or by virtue of the execution or delivery by any Obligor of this Agreement or any Security Document to which it is a party or any document or instrument to be executed or delivered under this Agreement or any Security Document to which it is a party;

        (l) Compliance with consents and licences: every material consent, authorisation, licence or approval required by any Obligor or Material Subsidiary in connection with the conduct of its business and the ownership, use, exploitation or occupation of their respective property and assets has been obtained and is in full force and effect in all material respects and there has been no default in the observance of any of the material conditions and restrictions (if any) imposed in, or in connection with, any of the same and, to the knowledge of the directors of each Obligor or Material Subsidiary, no circumstances have arisen whereby any material remedial action is likely to be required to be taken by, or at the expense of, any Obligor or Material



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                Subsidiary under or pursuant to any law or regulation applicable to the business, property or assets of any Obligor or Material Subsidiary;

        (m) Ownership of assets: all assets which are necessary for the business of the Group are beneficially owned, licensed or leased by the relevant members of the Group free and clear of any Encumbrance other than a Permitted Encumbrance;

        (n) Group Structure Book: set forth in the Group Structure Book is a substantially complete and accurate representation of the structure and members of the Group as at the date of this Agreement;

        (o) Margin stock: no member of the Group is engaged principally or as one of its major activities in the business of extending credit for the purpose of purchasing or carrying margin stock and none of the proceeds of any drawing under any of the Facilities will be or has been used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock;

        (p) Not an investment company: (in the case of each US Borrower) it is not an "investment company" as defined in the United States Investment Company Act of 1940 nor is it subject to any United States federal or state statute or regulation limiting its ability to incur Borrower Money;

        (q) ERISA: none of the Parent or the ERISA Affiliates are making or accruing an obligation to make contributions or has within any of the five calendar years immediately preceding the date of this Agreement made or accrued an obligation to make contributions to any Multiemployer Plan; each Plan is in compliance in all material respects with ERISA and the Code; each of the Parent and the ERISA Affiliates has made all contributions except as would not result in a material liability to or under each such Plan required by law within the applicable time limits prescribed thereby, the terms of such Plan, or any contract or agreement requiring contributions to a Plan, and neither the Parent nor any of the ERISA Affiliates has incurred or reasonably expects to incur any material liability to PBGC other than for premiums;

        (r)     Intellectual Property Rights

                (i) the Intellectual Property Rights owned by any member of the Group which are material in the context of the Group as a whole are free from any Encumbrance other than Permitted Encumbrances and any other rights or interests in favour of third parties (save for those permitted by this Agreement) and any other Intellectual Property Rights owned by any member of the Group are free from any Encumbrance and any other rights or interests in favour of third parties other than Permitted Encumbrances, save as permitted either in the ordinary course of business or which would not or are not reasonably likely to otherwise have a Material Adverse Effect



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

                and save for those created or to be created by or pursuant to the Security Documents or permitted by this Agreement;

                (ii) the Intellectual Property Rights owned by or licensed to each member of the Group are all the Intellectual Property Rights required by them to carry on their respective businesses, other than Intellectual Property Rights the absence of rights to which would have no Material Adverse Effect and no member of the Group in carrying on its business (so far as the directors of the Parent are aware) infringes any Intellectual Property Rights of any third party in any respect where such infringement would have, or is reasonably likely (in the opinion of the Agent acting on the instructions of the Majority Banks, acting reasonably) to have, a Material Adverse Effect;

                (iii) no Intellectual Property Rights which are material in the context of the Group as a whole owned by any member of the Group are, to the knowledge of the directors of the Parent, being infringed, which infringement would have, or is reasonably likely (in the opinion of the Agent acting on the instructions of the Majority Banks, acting reasonably) to have, a Material Adverse Effect; and

                (iv) no member of the Group has any knowledge, nor is it aware of any claim, that it is or is reasonably likely to be liable to any person for any material copyright infringement of any nature whatsoever as a result of the operation of its business, which infringement would have, or is reasonably likely (in the opinion of the Agent acting on the instructions of the Majority Banks, acting reasonably) to have, a Material Adverse Effect;

        (s) Material Adverse Effect: since 31 December 1999 there has been no development or event which has had or would reasonably be expected to have a Material Adverse Effect;

        (t)     Due Diligence:

                (i) (as at the date of each relevant report) the facts stated in the Lighthouse Information Package were, to the best of the knowledge of the directors of the Parent, true and accurate in all material respects and not misleading in any material respect;

                (ii) to the best of the knowledge of the directors of the Parent, there are no other facts the omission of which would make any fact or statement in the Lighthouse Information Package misleading in any material respect as at the date of such due diligence or information; and to the best of the knowledge of the directors of the Parent nothing has occurred since the respective dates of each of the reports and other documents comprising the Lighthouse Information Package which would be reasonably likely to render any fact stated in the Lighthouse Information Package untrue or misleading in any material respect in the context of the transactions contemplated hereby; and




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          (u) Environmental matters

                (i) the Parent is in compliance with the undertakings set out in clause 12.1(q), in each case in respect of all members of the Group;

                (ii) no member of the Group has received notice of any Environmental Claim and no member of the Group is in breach of any Environmental Law or any Environmental Licence to the extent that the same would be reasonably likely in the opinion of the Agent (acting reasonably) to have a Material Adverse Effect; and
                (iii) there is no Environmental Claim pending or to the knowledge of the directors of any Obligor or a Material Subsidiary threatened against any member of the Group which, if adversely to its knowledge determined, would be reasonably likely in the opinion of the Agent (acting reasonably) to have a Material Adverse Effect.

11.2    Repetition

        The representations and warranties in clause 11.1 (other than clauses 11.1(e), 11.1(g), 11.1(h), 11.1(k), 11.1(l), 11.1(m), 11.1(n), 11.1(r),
        11.1(s), 11.1(t), and 11.1(u) (the "excluded representations and warranties") (and so that the representation and warranty in clause 11.1(i) shall for this purpose refer to the then latest audited financial statements delivered to the Agent under clause 12.1(e)) shall be deemed to be repeated by each Borrower on and as of each Drawdown Date and each Repayment Date as if made with reference to the facts and circumstances existing on each such day.

12       Undertakings

12.1    Positive undertakings

        Each Borrower undertakes with each of the Finance Parties that, from the date of this Agreement and so long as any moneys are owing under this Agreement or remain available for drawing by the Borrowers, it will (save where permitted to do otherwise by the prior written consent of the Agent, acting upon the instructions of the Majority Banks):

        (a)     Notice of Default

        (i) (in the case of the Parent) promptly upon becoming aware of the same inform the Agent of any occurrence which would or is reasonably likely in its opinion to have a Material Adverse Effect; and

        (ii) (in the case of each Borrower) promptly upon becoming aware of the same inform the Agent of any Default;

        (b) Consents and licences: without prejudice to clauses 3 and 11.1, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in



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                connection with, every material consent, authorisation,  licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary under applicable law for the continued due performance of all its obligations under this Agreement, and its obligations and the obligations of its Subsidiaries under the Security Documents to which it or any of its Subsidiaries is a party, in the case of such Security Documents, prior to the execution of such Security Documents;

        (c) Use of proceeds: use the proceeds of drawings under this Agreement exclusively for the respective purposes specified in clause 1.1;

        (d) Pari passu: ensure that its obligations under this Agreement shall, without prejudice to the provisions of clause 12.2, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

        (e) Financial statements: (in the case of the Parent) prepare consolidated financial statements for the Group in accordance with generally accepted accounting principles and practices in the United Kingdom consistently applied in respect of each Fiscal Year and cause the same to be reported on by its Auditors and prepare unaudited consolidated financial statements in respect of each Fiscal Half-Year ending 30th June (interims) and each Fiscal Year (the preliminaries) on the same basis as the annual statements and deliver sufficient copies of the same to the Agent for distribution to all the Banks as soon as practicable but not later than 150 days (in the case of audited financial statements) or 90 days (in the case of unaudited financial statements) after the end of the financial period to which they relate.

                If, as a result of changes in accounting principles and practices generally, any financial statements of the Group delivered or to be delivered to the Agent under this clause 12.1(e) are not to be or, as the case may be, have not been prepared in accordance with the Original Accounting Principles, the Parent shall deliver to the Agent details of such adjustments as need to be made to the figures used in the calculation of the financial covenants contained in clause 13.1 to bring them into line with the Original Accounting Principles to the extent that such adjustments are required for the purposes of determining compliance (or otherwise) with the provisions of clause 13.1.

                On the request of the Parent, the Parent and the Agent (acting on the instructions of the Majority Banks), shall negotiate in good faith for a period of up to 28 days with a view to agreeing such amendments to the covenants in clause 13.1 and/or the definitions of the terms used in them as are necessary to give the Banks at least the same protection to that provided at the date of this Agreement but which amendments are no more onerous than the terms of this Agreement at the date of signing. If amendments are agreed by the Parent and



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

                the Agent (with the approval of the Majority Banks), those amendments shall take effect in accordance with the terms of that agreement.

        (f) Quarterly Management Accounts: (in the case of the Parent) in respect of each Fiscal Quarter prepare unaudited consolidated Quarterly Management Accounts for the Group in each case containing:

        (i) quarterly historic profit and loss accounts prepared on a consolidated basis including financial analysis by profit centres, by reference to exchange rates used in the then current annual budget for that Fiscal Year in respect of (a) such Fiscal Quarter and (b) that Fiscal Year to that date together with, in each case, a comparison of actual performance with (x) performance projected by the annual budget for that Fiscal Year; and (y) performance during the equivalent Fiscal Quarter during the immediately preceding Fiscal Year, each such comparison to include for the Group as a whole the profit and loss accounts for such period, such comparisons to be accompanied by an explanation of the reasons for the major differences between actual and projected performance; and

        (ii) a breakdown of major accounts gains and losses during each such Fiscal Quarter by members of the Group;

                or omitting any such information or detail or containing such other information or to such other level of detail as may, from time to time, be approved by the Agent (acting on the instructions of the Majority Banks, acting reasonably) in writing and deliver a copy of the same to the Agent for distribution to all of the Banks as soon as practicable but not later than 40 days after the Fiscal Quarter to which they relate;

        (g) Delivery of reports: deliver to the Agent, for distribution to the Banks, sufficient copies for all the Banks of each of the following documents, in each case at the time of issue thereof or (in the case of the Compliance Certificates referred to in clause 12.1(g)ii) together with the financial statements prepared pursuant to clause 12.1(e) in respect of the financial period to which such certificate relates:

        (i) every report, circular, notice or like document sent by the Parent to its shareholders or by the Parent or Obligor to its creditors generally; and

        (ii) a Compliance Certificate issued by an Authorised Officer, such Compliance Certificate to be issued without personal liability on the part of the person named therein as issuer, stating that the Parent as at the end of the relevant period was in compliance with the covenants and undertakings in clause 13.1 (or if it was not in compliance indicating the extent of the breach);

        (h) Provision of further information: provide the Agent with such financial and other information concerning the Group and its affairs as the Agent or any Bank (acting through the Agent) may from time to time reasonably require;



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

        (i) Insurance: insure and, in the case of the Parent, procure that each of its Material Subsidiaries will insure and keep insured all its properties and assets with underwriters or insurance companies of repute to such extent and against such risks as prudent companies engaged in businesses similar to those of the relevant member of the Group normally insure;

        (j) Pension schemes: contribute (or, in the case of the Parent, procure that the members of the Group contribute) to the pension schemes for the time being applying to their employees in the US, except to the extent it could not result in material liability, and elsewhere at the rate required of them under all applicable laws or, if greater, in accordance with the terms governing such pension schemes provided that nothing in the Agreement shall prevent a member of the Group terminating its liability to contribute to a pension scheme in accordance with its terms, amending a pension scheme and/or establishing new pension arrangements or amending a pension scheme;

        (k) Compliance with laws and regulations: comply and, in the case of the Parent, procure that the Material Subsidiaries and other Obligors comply, with the terms and conditions of all laws, regulations, agreements, licences and concessions material to the carrying on of its business;

        (l) Interest rate hedging and foreign exchange hedging: in the case of the Parent, ensure that with effect from the First Drawdown Date the Hedging Strategy is implemented by the entry into of appropriate Derivatives Contracts from time to time and will ensure that no member of the Group enters into any other Derivatives Contract which is speculative or does not relate to the hedging of exposures or liabilities of members of the Group incurred in the ordinary course of trading;

        (m)     ERISA:

                (i) promptly and in any event within thirty days after the filing thereof with the Internal Revenue Service of the United States, to deliver to the Agent copies of each Schedule B (Actuarial Information) to the Annual Report (IRS Form 5500 Series) if required with respect to each Plan;

                (ii) promptly and in any event within ten Banking Days after any Obligor knows or has reason to know that any ERISA Event (i) has occurred or (ii) will occur in the case of any ERISA Event which requires advance notice under
                        Section 4043(b)(3) of ERISA, to deliver to the Agent a statement of the treasurer or chief financial officer of the Parent or such other member of the Group or ERISA Affiliate describing such ERISA Event and the action, if any, which such member of the Group or such ERISA Affiliate proposes to take with respect thereto;

                (iii) promptly and in any event within five Banking Days after receipt thereof by the Obligor or ten Banking Days after receipt thereof by any member of the Group or any ERISA Affiliate other than the Obligor, to deliver to the



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

                        Agent copies of each notice from PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan; and

                (iv) ensure that, during the term of this Agreement, neither any Subsidiary incorporated in the United States nor any ERISA Affiliate shall agree to contribute, or assume any obligation to contribute, to any Multiemployer Plan without notifying the Majority Banks;

        (n) Margin Stock: ensure that no amounts raised under this Agreement will be used, directly or indirectly, to purchase or carry margin stock;

        (o)     Guarantees:

                (i) subject to clause 12.1(o)(ii), in the case of the Parent procure unless and to the extent that such execution and delivery and granting of a Guarantee would be unavoidably unlawful or is prohibited by statute or beyond the corporate power of the company or corporation concerned (and then only if such corporate power cannot be modified or extended to allow such execution, delivery and granting of security) or would be reasonably likely to result in the directors of the company or corporation concerned incurring actual personal liabilities that each Material Subsidiary incorporated or established in England and Wales or the United States of America (or any State thereof) and which has not already entered into a Guarantee, promptly upon becoming a Material Subsidiary or becoming a member of the Group (whether a Subsidiary becoming a member of the Group is a Material Subsidiary shall be tested at the time that it becomes a member of the Group by reference to the financial statements of that Subsidiary for the previous 12 calendar months, and the Parent undertakes with each of the Finance Parties to procure that on an acquisition of a Subsidiary sufficient financial information is delivered to the Agent to determine compliance or otherwise with this clause 12.1(o)), executes and delivers a Guarantee and a deed supplemental to the Security Trust Deed and provides the Agent with such documents and evidence as are set out in part C of schedule 4;

                (ii) the Parent shall only be obliged to use reasonable endeavours to procure the provision of a guarantee by a Material Subsidiary pursuant to clause 12.1(o)(i), where the Parent has notified the Agent that, in good faith, it believes it will not be commercially practicable to obtain such guarantee;

        (p) Preference shares: redeem preference shares no earlier than their stated maturity as at the date of this Agreement (which in the case of Lighthouse and its Subsidiaries are set out in schedule 13) or, in the case of preference shares issued in accordance with clause 12.2(h), no earlier than their stated maturity as at the date of their issue;



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

        (q) Environmental: (and will procure that each other member of the Group will) comply with all Environmental Laws and Environmental Licences applicable to its business to the extent that a failure to so comply would be reasonably expected to have a Material Adverse Effect;

        (r) Authorised Officers: ensure that any replacement or new Authorised Officer has provided the Agent with evidence satisfactory to it of such new officer's authority and a specimen of his signature prior to signing any Compliance Certificates, Drawdown Notices, L/C Application or other notices, requests or confirmations referred to in this Agreement or relating to the facilities granted pursuant to this Agreement; and

        (s) Information Memorandum: in the case of the Parent, it will make the following representation and warranty to the recipients of each version of the Information Memorandum:

        (t) "All factual statements contained in the Information Memorandum are true and accurate in all material respects as at the date of the Information Memorandum and not misleading in any material respect and all expressions of opinion contained therein genuinely reflect the opinions of the directors of the Parent as at such date and are based on reasonable assumptions; all reasonable enquiries as at the date of the Information Memorandum have been made as at that date to verify the facts and statements contained therein; all projections and forecasts contained therein and the assumptions on which such projections and forecasts are based on and are arrived at after due and careful consideration and enquiry and do represent the views of the directors of the Parent as at the date of the Information Memorandum; and to the best of the knowledge of the directors of the Parent there are no other facts the omission of which would make any fact or statement therein misleading in any material respect as at that date (provided that, so far as the above representation relates to matters concerning Lighthouse and its Subsidiaries which are acquired pursuant to the Lighthouse Acquisition, it shall be qualified as being to the best of the knowledge of the directors of the Parent)".

12.2    Negative undertakings

        Each Borrower undertakes with each of the Finance Parties that, from the date of this Agreement and so long as any moneys are owing under this Agreement or remain available for drawing by the Borrowers, without the prior written consent of the Agent acting on the instructions of the Majority Banks:

        (a) Negative pledge: save for Permitted Encumbrances it will not permit any Encumbrance by any member of the Group to subsist, arise or be created or extended over all or any part of its present or future undertakings, assets, rights or revenues to secure or prefer any present or future Indebtedness of any member of the Group or any other person;



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

        (b) No other Borrowed Money or finance transactions: it will not, and will procure that no other member of the Group will, incur or permit to exist on its behalf any obligations in respect of Borrowed Money, including Finance Leases, whether on or off balance sheet, to any person, or any sale and leaseback except:

                (i)     Borrowed Money arising from normal trade credit;

                (ii) Borrowed Money in respect of receivables discounting facilities provided that the aggregate amount of such Borrowed Money does not exceed L5,000,000 (or its equivalent) at any time;

                (iii) the Borrowed Money of any persons acquired by any member of the Group pursuant to the D Acquisition provided that such Borrowed Money at no time exceeds Korean Won 28,600,000,000 (or its equivalent) in aggregate in respect of receivables discounting facilities (or any refinancing thereof by other receivables discounting facilities), Korean Won 56,600,000,000 (or its equivalent) in aggregate in respect of debenture stock issued by D (or Korean Won 28,600,000,000 (or its equivalent) in aggregate in respect of any refinancing of such debenture stock) and Korean Won 23,600,000,000 (or its equivalent) in aggregate in respect of any other Borrowed Money of such acquired persons (or any refinancing thereof);

                (iv) any Borrowed Money of any person (other than pursuant to the D Acquisition or the Lighthouse Acquisition) acquired by any member of the Group after the date of this Agreement, where such Borrowed Money was existing at the time of such acquisition and was not incurred in contemplation of, or in connection with, that acquisition and where no member of the Group other than the person so acquired has any obligation (actual or contingent) in respect of such Borrowed Money and where such Borrowed Money is repaid or otherwise discharged within 6 months of such acquisition;

                (v) any Borrowed Money constituted by vendor loan notes issued or to be issued by any member of the Healthworld Group in accordance with the terms of any acquisition agreement entered into by a member of the Healthworld Group prior to the date of this Agreement and any bank guarantee facilities relating to such notes but not exceeding in aggregate L7,500,000;

                (vi) Borrowed Money not exceeding Australian dollars 10,000,000 in aggregate in respect of working capital facilities made available in Australia to members of the Group;

                (vii)   Borrowed  Money   not   exceeding  L5,000,000   (or  its
                        equivalent)   in   respect   of  the   cash   management
                        arrangements of the Group;



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

                (viii) Borrowed Money in respect of the Facilities and (if clause 4.13 applies) the Existing Group Facilities provided that the principal amount of such facilities is not increased or (if clause 4.11 or 4.12 applies) the Existing Group Facilities provided that such facilities shall be repaid and cancelled in full on the First Drawdown Date;

                (ix) Indebtedness in respect of Finance Leases provided that the aggregate amount of the principal element of the Indebtedness under such Finance Leases does not exceed L2,000,000 (or its equivalent) at any time;

                (x)     Borrowed Money owed to members of the Zenith Group;

                (xi) External Refinancings provided that the Aggregate Net Proceeds thereof are applied in accordance with clause 8.6(a);

                (xii) performance bonds issued by a member of the Group in respect of the obligations of another member of the Group in the ordinary course of trading;

                (xiii) Derivatives Contracts entered into in accordance with clause 12.1(l);

                (xiv)   the Zenith Guarantee;

                (xv) Borrowed Money owed by one member of the Group to another member of the Group in the ordinary course of business;

                (xvi) Borrowed Money of the D Group in respect of guarantees issued by banks on behalf of the D Group to media authorities in Korea in connection with bona fide arrangements for maintenance of media accreditation; and

                (xvii)  Borrowed  Money in addition to that permitted by clauses
                        12.2(b)(i) to (xvi) not exceeding   L16,000,000 (or  its
                        equivalent) in aggregate at any given time;

        (c) No merger: save pursuant to the Lighthouse Acquisition or with another member of the Group pursuant to a Group reorganisation on a solvent basis it will not permit an Obligor to merge with any other company or person in circumstances where the Obligor ceases to exist or where the obligations of such Obligor to the Finance Parties are detrimentally affected;

        (d) Disposals: it will not and will procure that none of its Subsidiaries will sell, transfer, lend or otherwise dispose of or cease to exercise direct control over any Restricted Assets (whether by any of a Trade Sale, Flotation or otherwise and whether by one or a series of transactions related or not) except that disposals are permitted to the extent that:

                (i) in any Fiscal Year, the Group does not dispose of Restricted Assets the aggregate Relevant Value of which is more than 15 per cent. of PBIT



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

                        of the Group for the previous Fiscal Year calculated by reference to the relevant audited consolidated accounts of the Group. (For the purposes of this clause 12.2(d)(i), the "Relevant Value" of any Restricted Asset shall be that part of PBIT of the Group attributable to that Restricted Asset, calculated by reference to the 4 consecutive Fiscal Quarters ending with the latest Fiscal Quarter for which Quarterly Management Accounts have been delivered or, in the case of any Restricted Assets which are interests in freehold or leasehold property (or buildings and fixtures thereon), shall be the consideration (including any deferred consideration or purchase price adjustment receivable in the then current Fiscal Year) for such disposal);

                (ii) the disposal is a transfer from one member of the Group to another member of the Group;

                (iii) they are disposals of parts of the D Group as provided in the M.O.U.;

        (e) Loans and guarantees: save as permitted under the terms of this Agreement, it will not, and will procure that none of its Subsidiaries will, make any loans, grant any credit (except for normal trade credit in the ordinary course of day-to-day trading) or give any guarantee save for:

                (i) Permitted Guarantees to or for the benefit of any person;

                (ii) loans and guarantees in any Fiscal Year where the amount of such loan or the amount of such guarantee (as the case may be), when aggregated with the consideration for acquisitions or investments over and above Permitted Acquisitions in such Fiscal Year which are funded out of the proceeds of Borrowed Money, does not exceed the relevant limits in clause 12.2(f) below; and

                (iii) loans from one member of the Group to another entered into in the ordinary course of business;

        (f) Acquisitions: save for Permitted Acquisitions, it will not, and will procure that none of its Subsidiaries will, acquire or make any investment in any companies, joint ventures or partnerships or other persons or acquire any businesses (or interests therein) funded in whole or in part out of the proceeds of Borrowed Money:

                (i) save for investments in, or the acquisition of, businesses and companies which are related or complementary to the existing businesses of the Group and where the consideration funded out of the proceeds of Borrowed Money (which shall include for these purposes the amount of any deferred consideration which is so funded and payable in the then current Fiscal Year, the amount of Borrowed Money assumed by the Group as part of such acquisition and the amount payable in the then current Fiscal Year on the redemption of any shares or stock issued by



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

                        any member of the Group as part of an acquisition or investment and which are redeemable at the option of the holder thereof or which mature or are mandatorily redeemable) payable by the Group in respect of all such acquisitions or investments in any Fiscal Year when aggregated with all loans made pursuant to clause 12.2(e)(ii) shall not exceed $40,000,000 (or its equivalent) ("acquisition allowance");

                (ii) save for investments in, or the acquisition of, shares in the companies set out in the Group Structure Book as companies in which a member of the Group holds voting shares as at the date of the Group Structure Book; and

                any part of the acquisition allowance unused in a Fiscal Year may be carried forward to the next succeeding Fiscal Year only and any unused carried forward acquisition allowance shall be lost and deferred consideration for an acquisition shall be treated as reducing the acquisition allowance for the Fiscal Year in which it falls to be paid and shall not, when aggregated with the acquisition consideration paid in such Fiscal Year, exceed the acquisition allowance for that Fiscal Year;

        (g) Change of business: it will not, and will procure that none of its Subsidiaries will make any material change to the general nature of its business which would constitute a material change in the nature of the business of the Group taken as a whole from that carried on at the date of this Agreement;

        (h) Preference Shares: it will not, and will procure that none of its Subsidiaries will, issue any shares or stock which are redeemable at the option of the holder thereof or which mature or are mandatorily redeemable or which are convertible or exchangeable for Borrowed Money of the Group save as permitted under clause 12.2(f) or as set out in schedule 13; and

        (i) The Lighthouse Acquisition: it will not, and will procure none of its Subsidiaries will, declare the Lighthouse Acquisition unconditional without first obtaining the approval of the Lighthouse Acquisition by an ordinary resolution passed by the shareholders of the Parent at a duly convened meeting of such shareholders and will, immediately such resolution is passed, deliver to the Agent a copy of such resolution, duly certified as a true complete and up-to-date copy by an Authorised Officer of the Parent.

13      Financial covenants

13.1    Covenants

        The Parent undertakes with each of the Finance Parties that so long as any moneys are owing under this Agreement or any of the Commitments remain outstanding it will:

        (a)     Net Interest Cover
                ensure that on 30 June 2000 and on the last day of each Fiscal Half-Year thereafter until the Fiscal Half-Year ending 31 December, 2001, the ratio of PBIT in respect of the immediately preceding 12 months to Consolidated Net Interest Expenditure in respect of such 12 months is not less than 3.75:1 and on the last day of each Fiscal Half-Year thereafter ensure that such ratio shall be not less than 4:1.

        (b)     Maximum Gross Debt: Adjusted PBIT

                ensure that on 30 June 2000 and on the last day of each Fiscal Half-Year falling thereafter until the Fiscal Half-Year ending 31 December, 2001, the ratio of Consolidated Gross Borrowings (calculated on the basis of the average daily outstandings during the Fiscal Half-Year ending on the last day of the relevant Fiscal Half-Year) to Adjusted PBIT in respect of the immediately preceding 12 months shall not be greater than 2.75:1 and on the last day of each Fiscal Half-Year thereafter ensure that such ratio shall be not greater than 2.5:1.

13.2    Original Accounting Principles

        The expressions used in clause 13 shall be calculated in accordance with the Original Accounting Principles as adjusted in accordance with clause 12.1(e).

14      Events of Default

14.1    Events of Default

        Each of the events and circumstances set out below is an Event of Default (whether or not caused by any reason outside the control of any member of the Group):

        (a) Non-payment: any Borrower fails to pay any sum due from it under this Agreement in the currency, at the time and in the manner stipulated in this Agreement unless (a) such failure results only from technical difficulties in the transfer of funds and
                (b) such failure is remedied within two Banking Days of the due date; or

        (b) Breach of certain obligations: any Borrower commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 4.11, 4.12, 4.13,
                12.2 and 13.1; or

        (c) Breach of other obligations: any Obligor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under this Agreement or the Security Documents to which it is a party (other than failure by the Borrower to pay any sum when due or any breach of the provisions of clauses 12.2 and 13.1) and, in respect of any such breach or omission which in the reasonable opinion of the Majority Banks is capable of remedy, such action as the Agent or the Security Trustee, as relevant may require shall not have been taken within 10 Banking Days of the Agent or the



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                Security  Trustee,  as  relevant  notifying  the  Parent of such default and of such required action;  or

          (d) Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Obligor in or pursuant to this Agreement or the Security Documents or in any notice, certificate or statement referred to in and to be delivered by any Obligor under this Agreement or the Security Documents is or proves to have been incorrect or misleading in any material respect at the date made or deemed to be repeated in either case by reference to the facts and circumstances existing on such day and the circumstances giving use to such misrepresentation, if in the reasonable opinion of the Majority Banks are capable of remedy, shall not have been remedied within 10 Banking Days of the Agent or the Security Trustee as relevant notifying the Parent of such misrepresentation and of such required remedy; or

        (e) Cross-default: (other than in the case of the Existing Group Facilities as a result of the entry into of this Agreement and the Security Documents by the Obligors) any Borrowed Money of any member of the Group is not paid when due (or within any applicable grace period expressly contained in the agreement relating to such Borrowed Money in its original terms) or becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due or any creditor of any member of the Group becomes entitled to declare any Borrowed Money of any member of the Group so due and payable or to require cash collateralisation or security for any such Borrowed Money (save pursuant to the terms of this Agreement) or any facility or commitment available to any member of the Group relating to Borrowed Money is withdrawn, suspended or cancelled by reason of any default (however described) of the company concerned unless the amount, or aggregate amount at any one time, of all Borrowed Money in relation to which any of the foregoing events shall have occurred and be continuing is equal to or less than L3,250,000 or its equivalent in the currencies in which the sums are denominated and payable; or

        (f) Derivatives Contract default: any member of the Group fails to make payment in relation to a Derivatives Contract of any sum equal to or greater than L3,250,000 in aggregate at any one time (or its equivalent in the relevant currency of payment) on its due date (taking into account any grace period permitted under the documentation for that Derivatives Contract or, if none stated, within 5 Banking Days of the due date) or the counterparty to a Derivatives Contract becomes entitled to terminate that Derivatives Contract early by reason of default on the part of any member of the Group and the Net Derivatives Liability in the aggregate payable under all affected Derivatives Contracts at the relevant time is equal to or greater than L3,250,000 (or its equivalent in the relevant currency); or

        (g) Legal process: any judgment or order made against any Obligor or Material Subsidiary is not stayed or complied with within 14 days or a creditor attaches



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

                or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any material part of the undertakings, assets, rights or revenues of any Obligor or Material Subsidiary and is not discharged within 14 days; or

        (h)     Insolvency

                (i) any Material Subsidiary or Obligor is deemed unable to pay its debts within the meaning of section 123(1)(e) of the Insolvency Act 1986 (but so that the words "it is proved to the satisfaction of the court that" shall be deemed to be deleted) or stops or suspends making payments (whether of principal or interest) with respect to all or any class of its debts or announces an intention to do so; or

                (ii) any Material Subsidiary or Obligor incorporated in the United States commences a voluntary case or other proceeding seeking liquidation, reorganisation or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or takes any corporate action to authorise any of the foregoing; or

                (iii) an involuntary case or other proceeding is commenced against any Material Subsidiary or Obligor incorporated in the United States seeking liquidation, reorganisation or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against any such Material Subsidiary or Obligor under the US federal bankruptcy laws as now or hereafter in effect; or

                (iv) a petition for insolvency proceedings in respect of the assets of any Material Subsidiary or Obligor incorporated in Germany is filed or threatened to be filed (such threat not to be frivolous) or any event occurs which constitutes a cause for the initiation of insolvency proceedings ("Eroffnungsgrund") as set forth in Sec. 17 et seq. German Insolvency Code, in particular any such Material Subsidiary or Obligor ceases to honour its obligations, becomes insolvent or overindebted, admits its inability to meet its obligations as they fall due or anything occurs which is similar to the above under the laws of any jurisdiction; or



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

                (i) Reduction or loss of capital: a meeting is convened by any Material Subsidiary or Obligor for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital or to comply with section 142 of the Companies Act 1985 other than (i) in connection with the redemption of preference shares at their scheduled maturity or (ii) with the written consent of the Agent (acting on the instructions of the Majority Banks); or

                (j) Winding up: any petition is presented or other step is taken for the purpose of winding up any Material Subsidiary or Obligor (not being a petition which such company can demonstrate to the satisfaction of the Agent, by providing an opinion of leading counsel to that effect, is frivolous, vexatious or an abuse of the process of the court or relates to a claim to which such company has a good defence and which is being vigorously contested by such company) or an order is made or resolution passed for the winding up of any Material Subsidiary or Obligor or a notice is issued convening a meeting for the purpose of passing any such resolution, other than in relation to, or for the purpose of, a solvent reorganisation on terms previously approved by the Agent; or

                (k) Administration: any petition is presented or other step is taken for the purpose of the appointment of an administrator of any Material Subsidiary or Obligor or an administration order is made in relation to any Material Subsidiary or Obligor; or

                (l) Appointment of receivers and managers: any administrative or other receiver is appointed of any Material Subsidiary or Obligor or any material part of its assets and/or undertakings or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Material Subsidiary or Obligor; or

                (m) Compositions: any steps are taken, or negotiations commenced, by any Material Subsidiary or Obligor or by any of its creditors with a view to proposing any kind of composition, compromise or arrangement involving such company and its creditors generally, other than for the purposes of a solvent reorganisation on terms previously approved by the Agent; or

                (n) Analogous proceedings: there occurs, in relation to any Material Subsidiary or Obligor, in any country or territory in which it carries on business or to the jurisdiction of whose courts any part of its assets is subject, any event which, in the reasonable opinion of the Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 14.1(g) to 14.1(m) (inclusive) or any Material Subsidiary or Obligor otherwise becomes subject (other than merely as a result of its existence), in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

                (o) Cessation of business: any Material Subsidiary or Obligor suspends or ceases or threatens to suspend or cease to carry on all or a material part of its business



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


                        other than as otherwise permitted by this Agreement or on terms previously agreed by the Agent; or

                (p) Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Material Subsidiary or Obligor are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government other than for full consideration; or

                (q) Change of control: (i) any single person, or group of persons acting in concert (as defined in the City Code on Take-overs and Mergers dated 8th July 1993), acquires any interest in the equity share capital of the Parent and, following such acquisition, holds more than one-half in nominal value of the equity share capital of the Parent or (ii) without the consent of the Agent (acting on the instructions of the Majority Banks), any member of the Group disposes of any interests in the equity share capital or voting share capital of an Obligor (other than such a disposal to another member of the Group); or

                (r) Unlawfulness: it becomes unlawful at any time for any Obligor to perform all or any of its obligations under this Agreement or any of the Security Documents to which it is a party; or

                (s) Repudiation: any Obligor repudiates this Agreement or any of the Security Documents to which it is a party or does or causes or permits to be done any act or thing evidencing an intention to repudiate this Agreement or any of the Security Documents; or

                (t) Material Adverse Effect: there occurs any material adverse change in the financial condition of the Group as a result of which any member of the Group will not be able to comply with its payment obligations under the Agreement or any of the Security Documents as and when they fall to be satisfied; or

                (u) Qualification of accounts: the auditors of the Parent qualify their report on the audited consolidated financial statements of the Group in any way except where the qualification has been agreed with the Banks or where the remedy for the matter giving rise to the qualification would have no material adverse effect on the results of the Group for the period to which such accounts relate or on the financial position of the Group as at the end of such period; or

                (v) ERISA: with respect to any member of the Group incorporated in the United States, a Plan shall be terminated pursuant to Section 4041(c) of ERISA or PBGC shall institute proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or a member of the Group incorporated in the United States shall incur any liability as a result of a prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA, or contributions required to be made to a Plan pursuant to Section 412 of the Code shall not be made, which, in the case of any of the events described in this paragraph (v), shall result in liability of any



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

                        member of the Group incorporated in the United States or any ERISA Affiliate which has or can reasonably be expected to have a Material Adverse Effect; or

                (w) Challenge to security: any Security Document is not at the date of execution thereof or ceases to be effective in any material respect or any Obligor shall in any way challenge, or any proceedings shall in any way be brought to challenge the validity or enforceability of the Security Documents.

14.2    Acceleration

        The Agent if so requested by the Majority Banks shall, without prejudice to any other rights of the Banks, at any time after the happening of an Event of Default (and for so long as the Event of Default is continuing unremedied and unwaived) by notice to the Parent declare that:

        (a) the obligation of each Funder to make its Commitment available shall be terminated, whereupon the Total Commitments shall be reduced to zero forthwith; and/or

        (b) all outstanding Advances and Utilisations and all interest and commitment commission accrued and all other sums payable under this Agreement (including full cash cover in respect of all outstanding Swingline Letters of Credit) have become immediately due and payable or have become due and payable on demand, whereupon the same shall, immediately or in accordance with the terms of such notice, become so due and payable; and/or

        (c) the Security Documents (or any of them) have become enforceable whereupon the same shall be enforceable, provided that immediately upon the occurrence of any of the events specified in clauses 14.1(h)-(n) on or after the date of this Agreement in relation to any member of the Group incorporated in the United States and whether or not the Agent shall have previously made any declaration pursuant to clauses 14.2(a) or 14.2(b) above, the events specified in such paragraphs shall automatically occur as if the Agent had made a declaration pursuant to such paragraphs and all Commitments shall be cancelled and all amounts due under this Agreement shall immediately become due and payable (including full cash cover in respect of all outstanding Swingline Letters of Credit) together with all accrued interest.

        On or at any time after the making of any such declaration, the Agent or the Swingline Bank (as the case may be) shall be entitled, to the exclusion of the Borrowers, to select the duration of each period for the calculation of interest in relation to any outstanding Advances or other sums payable under this Agreement.

14.3    Demand basis

        If, pursuant to clause 14.2(b), the Agent declares all outstanding Advances and Utilisations to be due and payable on demand then the Agent may (and, if so instructed by the Majority Banks, shall) at any time by written notice to the Borrowers (a) call for




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

        repayment of the Advances and Utilisations on such date as may be specified in such notice whereupon the Advances and Utilisations shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement (including full cash cover in respect of all outstanding Swingline Letters of Credit) or (b) withdraw such declaration with effect from the date specified in such notice.

15      Indemnities

15.1    Miscellaneous indemnities

        Each Borrower shall on demand indemnify each Finance Party without prejudice to any of their other rights under this Agreement and the Security Documents, against any loss (including loss of Margin) or expense which such Finance Party shall certify as sustained or incurred by it as a consequence of:

        (a) any default in payment by any member of the Group of any sum under this Agreement or any of the Security Documents when due;

        (b)     the occurrence of any other Event of Default;

        (c) any prepayment of all or part of any Advance being made otherwise than on its Repayment Date; or

        (d) any Advance not being made or Swingline Letter of Credit not being issued for any reason (excluding any default by the Agent, the Swingline Bank, any Arranger or any Bank) after a Drawdown Notice or an L/C Application has been given;

         including, in any such case, but not limited to, any loss or expense sustained or incurred by such Bank in maintaining or funding all or any part of its Contribution or in liquidating or re-employing deposits from third parties acquired or contracted for to fund all or any part of its Contribution or any other amount owing to such Bank.

15.2    Currency of account; currency indemnity

        No payment by a Borrower under this Agreement which is made in a currency other than the currency ("Contractual Currency") in which such payment is required to be made pursuant to this Agreement shall discharge the obligation in respect of which it is made except to the extent of the net proceeds in the Contractual Currency received by the Agent, the Swingline Bank or the Overdraft Bank, as appropriate upon the sale of the currency so received, after taking into account any premium and costs of exchange in connection with such sale. For the avoidance of doubt no Finance Party shall be obliged to accept any such payment in a currency other than the Contractual Currency nor shall any Finance Party be liable to any Borrower for any loss or alleged loss arising from fluctuations in exchange rates between the date on which such payment is so received by the Agent, the Swingline Bank or the Overdraft Bank, as appropriate and the date on which the Agent, the Swingline Bank or the Overdraft Bank, as



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

        appropriate effects such sale, as to which the Agent, the Swingline Bank or the Overdraft Bank, as appropriate shall (as against such Borrower) act in good faith. If any sum due from a Borrower under this Agreement or any order or judgment given or made in relation hereto is required to be converted from the Contractual Currency or the currency in which the same is payable under such order or judgment (the "first currency") into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against a Borrower, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Agreement, such Borrower shall indemnify and hold harmless the Finance Parties from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such Finance Party may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from a Borrower under the indemnity contained in this clause 15.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

15.3    ECB reserve requirements

        The Parent shall on demand indemnify each Funder against any cost or loss suffered by it as a result of complying with European System of Central Banks reserve requirements to the extent such requirements relate to its participation in the Facilities and are not recoverable by such Funder under clause 16.2.

16      Unlawfulness and increased costs; mitigation

16.1    Unlawfulness

        If, after the date of this Agreement it is or becomes contrary to any applicable law or regulation for any Funder to contribute to Advances or to maintain its Commitment or fund its Contribution or to fulfil its obligations under clause 6 or clause 7 or for the Swingline Bank to issue or perform its obligations under Swingline Letters of Credit such Funder shall promptly, through the Agent, notify the Parent of (i) the obligations which have been rendered illegal, (ii) the date on which the illegality has or will take effect and (iii) details of the relevant law or regulation whereupon:

        (a) such Funder's Commitment under the Revolving Credit Facilities, the Swingline Facility or the Overdraft Facility, as relevant shall be reduced to zero but without prejudice to the obligations to indemnify the Swingline Bank in relation to Swingline Letters of Credit and the Overdraft Bank in relation to the Overdraft Facility pursuant to clauses 6.12 and 7.2 which will remain in full force and effect until the Swingline Bank or the Overdraft Bank, as relevant notifies such Bank that it is satisfied that the Swingline Borrower or the Overdraft Borrower, as relevant, has cash collateralised the amount of that



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

                Funder's indemnification exposure in respect of outstanding Swingline Letters of Credit or the Overdraft Facility; and

        (b)     the Borrowers shall be obliged to

                (i) prepay the Contribution of such Funder on a future specified date not being earlier than the latest date, if such illegality has taken effect, permitted by the relevant law or regulation; and

                (ii) pay an amount equivalent to, and in the currency of, such indemnification exposure in respect of each outstanding Swingline Letter of Credit and the Overdraft Facility, to the Agent as cash collateral for such exposure; and

                        if it becomes so contrary to any law or regulation prior to the proposed date of opening the Swingline Letter of Credit for the Swingline Bank to open such Swingline Letter of Credit, the obligations of the Swingline Bank to issue Swingline Letters of Credit shall forthwith terminate; and

                (ii) if it becomes so contrary to any law or regulation after the L/C Issue Date for the Swingline Bank to perform its obligations under a Swingline Letter of Credit then the Agent shall, at the request and on behalf of the Swingline Bank, give notice to the relevant Borrower requiring the relevant Borrower to cause the liability of the Swingline Bank under that Swingline Letter of Credit to be discharged in full to the satisfaction of the Swingline Bank.

        Any prepayment pursuant to this clause 16.1 shall be made together with all amounts referred to in clause 8.7.

16.2    Increased costs

        If the result of any change in, or in the official interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which the relevant Funder or, as the case may be, its holding company habitually complies), including
        (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, (including European System of Central Banks reserve requirements) is to:

        (a) subject any Funder to Taxes or change the basis of Taxation of any Funder with respect to any payment under this Agreement (other than Taxes or Taxation on the overall net income, profits or gains of such Funder imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

        (b) increase the cost to, or impose an additional cost on, any Funder or its holding company in making or keeping available all or part of such Funder's



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

                Commitment or maintaining or funding all or part of such Funder's Contribution; and/or

        (c) reduce the amount payable or the effective return to any Funder under this Agreement; and/or

        (d) reduce any Funder's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Funder's obligations under this Agreement; and/or

        (e) require any Funder or its holding company to make a payment or forgo a return calculated by reference to or on any amount received or receivable by such Funder under this Agreement; and/or

        (f) require any Funder or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of such Funder's Commitment, exposure under Swingline Letters of Credit or Contribution from its capital for regulatory purposes, then and in each such case (but subject to clause 16.3):

                (i) such Funder shall notify the Parent through the Agent in writing of such event promptly upon its becoming aware of the same; and

                (ii) the Borrowers shall on demand, made at any time whether or not such Funder's Contribution or exposure under Swingline Letters of Credit has been repaid, pay to the Agent for the account of such Funder the amount which such Funder specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which such Funder or its holding company regards as confidential) is required to compensate such Funder and/or its holding company for such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss.

        For the purposes of this clause 16.2 and clause 16.4 "holding company" means, in relation to a Funder, the company or entity (if any) within the consolidated supervision of which such Funder is included.

16.3    Exceptions

        Nothing in clause 16.2 shall entitle any Funder to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss to the extent that the same:

        (a)     is taken into account in calculating the Additional Cost; or

        (b)     is the subject of an additional payment under clause 10.5; or



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

        (c) arises as a consequence of (or of any law or regulation implementing) (i) the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory Practices in July 1988 and/or (ii) any applicable directive of the European Union (in each case) unless it results from any change in, or in the interpretation or application of, such proposals or any such applicable directive (or any law or regulation implementing the same) occurring after the date hereof.

        For the purposes of clause 16.3(c) the term "applicable directive" means (exclusively) each of the Own Funds Directive (89/299/EEC of 17th April
        1989) and the Solvency  Ratio  Directive  (89/647/EEC  of 18th  December
        1989).

16.4    Mitigation

        If circumstances arise which would, or would upon the giving of notice, result in:

        (a) the Borrowers being required to make an increased payment to any Funder pursuant to clause 10.5;

        (b) the reduction of any Funder's Commitment to zero or the Borrowers being required to prepay any Funder's Contribution pursuant to clause 16.1; or

        (c) the Borrowers being required to make a payment to any Funder to compensate such Funder or its holding company for a liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss pursuant to clause 16.2(ii), then, without in any way limiting, reducing or otherwise qualifying the obligations of the Borrowers under clause 10 and this clause 16, such Funder shall, in consultation with the Agent, endeavour to take such reasonable steps (and/or, in the case of clause 16.2(ii) and where the increased or additional cost, reduction, payment, forgone return or loss is that of its holding company, endeavour to procure that its holding company takes such reasonable steps) as are open to it (or, as the case may be, its holding company) to mitigate or remove such circumstances (including (in the case of such Funder) the transfer of its rights and obligations under this Agreement to another bank or financial institution) unless the taking of such steps might (in the opinion of such Funder) be prejudicial to such Funder (or, as the case may be, its holding company) or be in conflict with such Funder's (or, as the case may be, its holding company's) general banking policies or involve such Funder (or, as the case may be, its holding company) in expense or an increased administrative burden.

16.5    Regulation D Costs

        Each US Borrower shall, within 10 Banking Days (if it is the first occasion on which the relevant Bank makes the demand) or 5 Banking Days (in all other cases) of demand by any Bank (through the Agent), pay to that Bank the amount of any Regulation D



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        Costs actually  incurred by that Bank in respect of its participation in any loan made by it to that US Borrower.

17      Set-off and pro rata payments

17.1    Set-off

        Following an Event of Default which is continuing unremedied and unwaived each Borrower authorises each Funder to apply any credit balance to which such Borrower is then entitled on any account of such Borrower with such Funder at any of its branches in or towards satisfaction of any sum then due and payable from such Borrower to such Funder under this Agreement. For this purpose each Funder is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. None of the Funders shall be obliged to exercise any right given to it by this clause 17.1. Each Funder shall notify the Agent and the Parent (giving full details) forthwith upon the exercise or purported exercise of any right of set-off and the Agent shall inform the other Funders. Failure by any Funder to notify the Agent and the Parent shall not affect the validity of the set-off.

17.2    Pro rata payments

        (a) If at any time any Bank (the "Recovering Bank") receives or recovers any amount owing to it by any Borrower under this Agreement by direct payment, set-off or in any manner other than by payment through the Agent pursuant to clause 10.1 or 10.11(not being a payment received from a Substitute in such Bank's Contribution or any other payment of an amount due to the Recovering Bank for its sole account pursuant to clauses 8.5, 9, 10.5, 15.1, 15.2, 16.1 or 16.2), the Recovering Bank shall, within two Banking Days of such receipt or recovery (a "Relevant Receipt") notify the Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Bank would have received if the Relevant Receipt had been received by the Agent and distributed pursuant to clause
                10.1 or 10.11 (as the case may be) then:

                (i) within two Banking Days of demand by the Agent, the Recovering Bank shall pay to the Agent an amount equal (or equivalent) to the excess;

                (ii) the Agent shall treat the excess amount so paid by the Recovering Bank as if it were a payment made by the Borrowers and shall distribute the same to the Banks (other than the Recovering Bank) in accordance with clause 10.1 or clause 10.11, as the case may be; and

                (iii) as between the Borrowers and the Recovering Bank the excess amount so re-distributed shall be treated as not having been paid but the obligations of the Borrowers to the other Banks shall, to the extent of the amount so re-distributed to them, be treated as discharged.



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

        (b) If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Bank (whether to a liquidator or otherwise) each Bank to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Bank repay to the Recovering Bank such Bank's pro rata share of the amount which has to be refunded by the Recovering Bank.

        (c) Each Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this clause 17.2.

        (d) Notwithstanding the foregoing provisions of this clause 17.2 no Recovering Bank shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Agent).

17.3    No release

        For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 17.2 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 17.2.

17.4    No charge

        The provisions of this clause 17 shall not, and shall not be construed so as to, constitute a charge by a Bank over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 17.2.

18      Assignment,   substitution,   lending  offices,   Additional  Borrowers,
        Additional Guarantors and Affiliates of Banks

18.1    Benefit and burden

        This Agreement shall be binding upon, and enure for the benefit of, the Finance Parties and their respective successors and permitted assigns.

18.2    No assignment by Borrower

        None of the Borrowers may assign or otherwise transfer any of their rights or obligations under this Agreement.

18.3    Substitution

        Each Bank (an "Existing Bank") may transfer, by way of novation (but not by way of assignment or otherwise), all or any part of its rights, benefits and/or obligations under this Agreement to another Qualifying Bank (a "Substitute") in minimum amounts of $7,500,000, with the consent in writing (a) of the Parent, such consent not to be

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

        unreasonably withheld or delayed and (b) of the Swingline Bank and the Overdraft Bank, such consent not to be unreasonably withheld or delayed. Any such novation shall be effected upon not less than 5 Banking Days' prior notice by delivery to the Agent of a duly completed Substitution Certificate duly executed by the Existing Bank and the Substitute. On the Transfer Date (as specified and defined in a Substitution Certificate so executed and delivered), to the extent that the Commitment and Contribution of the Existing Bank are expressed in a Substitution Certificate to be the subject of the novation in favour of the Substitute effected pursuant to this clause 18.3, by virtue of the counter-signature of the Substitution Certificate by the Agent (for itself, the Borrowers, the Guarantors, the Arrangers, the Banks, the Swingline Bank, the Agent and the Security Trustee and the other parties to this Agreement):

        (a) the existing parties to this Agreement and the Existing Bank shall be released from their respective obligations towards one another under this Agreement ("discharged obligations") and their respective rights against one another under this Agreement ("discharged rights") shall be cancelled;

        (b) the Substitute party to the relevant Substitution Certificate and the existing parties to this Agreement and the Security Trust Deed (other than such Existing Bank) shall assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by such Substitute instead of to or by such Existing Bank; and

        (c) the Substitute party to the relevant Substitution Certificate and the existing parties to this Agreement and the Security Trust Deed (other than such Existing Bank) shall acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against such Substitute instead of by or against such Existing Bank, and, on such Transfer Date, the Substitute shall pay to the Agent a fee of L1,500, as to L1,000 for the account of the Agent and as to L500 for the account of the Parent. The Agent shall promptly notify the other Banks and the Parent of the receipt by it of any Substitution Certificate and shall promptly deliver a copy of such
         Substitution Certificate to the Parent. The portions of any such transfer fees which are for the account of the Parent shall be paid by the Agent to the Parent in arrears at three monthly intervals commencing three months after the date of this Agreement.

18.4    Limitation on certain obligations

        (a) If, at the time of any novation or change in lending office by any Funder circumstances exist which would oblige the Borrowers to pay to the Substitute (or, in the case of change in lending office, the relevant Funder) under clauses 10.1, 10.5 or 16 any sum in excess of the sum (if any) which they could have been obliged to pay to that Funder under the relevant clause in the absence of that novation or change of lending office, the Borrowers shall not be obliged to pay that excess;



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

        (b) a Bank may not novate any of its rights to payment of interest in respect of an Advance to a UK Borrower, other than to a Bank which is a Qualifying Bank by virtue of paragraph (a) or (c) of the definition of Qualifying Bank, as long as that Borrower remains a UK Borrower.

18.5    Reliance on Substitution Certificate

        The Finance Parties, the Borrowers and the Guarantors shall be fully entitled to rely on any Substitution Certificate delivered to the Agent in accordance with the foregoing provisions of this clause 18 which is complete and regular on its face as regards its contents and purportedly signed on behalf of the relevant Existing Bank and the Substitute and none of the Finance Parties, the Borrowers and the Guarantors shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in accordance with any such Substitution Certificate if it proves to be the case that the same was not authentic or duly authorised.

18.6    Authorisation of Agent

        Each party to this Agreement irrevocably authorises the Agent to counter-sign each Substitution Certificate on its behalf for the purposes of clause 18.3 without any further consent of, or consultation with, such party except, in the case of the Parent, the consent required pursuant to clause 18.3.

18.7    Construction of certain references

        If any Funder novates all or any part of its rights, benefits and obligations as provided in clause 18.3 all relevant references in this Agreement to such Funder shall thereafter be construed as a reference to such Funder and/or its Substitute to the extent of their respective interests.

18.8    Lending offices

        Each Funder  shall lend  through its office at the address  specified in schedule 2 or, as the case may be, in any relevant Substitution Certificate or through any other office of such Funder selected from time to time by such Funder through which such Funder wishes to lend for the purposes of this Agreement. If the office through which a Funder is lending is changed pursuant to this clause 18.8, such Funder shall notify the Agent and the Borrowers promptly of such change.

18.9    Disclosure of information

        (a) Subject to clause 18.9(b), a Funder may disclose to a prospective transferee or to any other person who may propose entering into contractual relations with such Funder in relation to this Agreement such information about the Borrowers as such Funder shall consider appropriate;

        (b) no Funder may disclose any information about any Borrower to an actual or potential transferee or other person without the prior consent of such Borrower (such consent not to be unreasonably withheld or delayed) until such Funder



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

                has obtained from the actual or potential transferee or other person an undertaking to the Funders and to the Parent to keep such information confidential save as required by statute or by a court of law or as may be required to be disclosed to the Bank of England or similar monetary or regulatory authority in accordance with whose instructions such bank, transferee or other person is accustomed to acting or to its professional advisers on a confidential basis or where such information is in the public domain;

        (c) any information furnished pursuant to this Agreement to any Finance Party shall be kept confidential by the recipient and the Finance Parties hereby agree to keep the information confidential, save that the provisions of this clause 18.9(c) shall not apply:

                (i)     to any information already known to the recipient;

                (ii)    to  any   information   subsequently   received  by  the
                        recipient which it would otherwise be free to disclose;

                (iii) to any information which is or becomes public knowledge otherwise than by reason of a breach of confidentiality by the Finance Party concerned;

                (iv) to any extent that the recipient is required to disclose the same pursuant to any law or order of any court or order of any governmental agency with whose instructions the recipient habitually complies; and

                (v) to any information disclosed to auditors or other professional advisers who are subject to a duty of confidentiality or any other person who undertakes with the Parent to keep the information confidential.

18.10   Restrictions on novations

        Where a Funder novates part of its rights, benefits and obligations pursuant to clause 18.3, that Funder must novate equal fractions of its Commitment and Contribution (if any) in respect of the Facilities and, if at the time when such novation takes effect more than one Revolving Credit Advance is outstanding, the novation of its Contribution shall take effect in respect of the same fraction of each Revolving Credit Advance. The Substitution Certificate relating to any such novation shall be completed accordingly.

18.11   Additional Borrowers and Additional Overdraft Borrowers

        (a) If the Parent wishes one of its wholly-owned Subsidiaries to become an Additional Borrower or an Additional Overdraft Borrower, then, with the prior written approval of the Banks, it may deliver to the Agent the documents listed in part D of schedule 4.

        (b) On delivery of a Borrower Accession Agreement or an Overdraft Borrower Accession Agreement duly executed by the relevant Subsidiary and the Parent,



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

                the Subsidiary concerned will become an Additional Borrower or an Additional Overdraft Borrower, as the case may be. However, it may not utilise the Facilities (or, in the case of an Additional Overdraft Borrower, the Overdraft Facility) until the Agent confirms to the Banks and the Parent that it has received all the documents referred to in paragraph (a) above in form and substance satisfactory to it, which it shall do promptly.

        (c) Delivery of a Borrower Accession Agreement, or an Overdraft Borrower Accession Agreement, executed by the Subsidiary and the Parent, constitutes confirmation by that Subsidiary and the Parent that the representations and warranties set out in clause 11 (other than the excluded representations and warranties) to be made by them on the date of the Borrower Accession Agreement or the Overdraft Borrower Accession Agreement are correct, as if made with reference to the facts and circumstances then existing.

        (d) The Finance Parties irrevocably authorise the Agent to execute any duly executed Borrower Accession Agreement or Overdraft Accession Agreement on their behalf, upon receipt of the prior written approval of the Banks under paragraph (a) above.

18.12   Additional Guarantors

        (a) The Parent shall procure that, as soon as reasonably practicable after, but in any event within 60 days of completion of the Lighthouse Acquisition, each of the companies listed in part D of schedule 1 will approve, implement, execute and deliver to the Agent the items referred to in part C of schedule 4 to the satisfaction of the Agent (unless and to the extent that such execution and delivery would be unavoidably unlawful).

        (b) The Parent shall procure that, as soon as reasonably practicable after, but in any event within 30 days of, the date of this Agreement Headcount Field Marketing Limited (Number 01425412) will approve, implement, execute and deliver to the Agent the items referred to in part C of schedule 4 to the satisfaction of the Agent (unless and to the extent that such execution and delivery would be unavoidably unlawful).

18.13   The Parent as Borrowers' agent

        Each Borrower by its execution of this Agreement or an Accession Certificate, as the case may be, irrevocably appoints and authorises the
        Parent:

        (a) as agent for such Borrower to receive all notices, requests, demands or other communications under this Agreement which shall, without prejudice to any other effective mode of serving the same, be properly served on the Borrower concerned if served on the Parent in accordance with clause 20.1; and

        (b)     to  give  all   notices   (including   Drawdown   Notices)   and
                instructions  and  make  such  agreements  (including,   without
                limitation,  any Borrower Accession



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

                Certificate) expressed to be capable of being given or made by such Borrower or the Borrowers in this Agreement notwithstanding that they may affect such Borrower without further reference to, or the consent of, such Borrower and such Borrower shall, as regards the Finance Parties, be bound thereby as though such Borrower itself had given such notice or instructions or made such agreement.

18.14   Amendments binding

        Without prejudice to the other provisions of this Agreement each Borrower hereby confirms that if the Parent and the Finance Parties or any of them enter into any amendment or supplement to or restatement of this Agreement, the Parent's execution of any such amendment or supplement or restatement, whether or not expressly made or purportedly made on behalf of such Borrower, shall (to the extent legally possible) bind such Borrower without the need to obtain any confirmation or acknowledgement from such Borrower. For this purpose, each Borrower, for the benefit of the Finance Parties, irrevocably designates, appoints and empowers the Parent as its agent and attorney.

18.15   Affiliates of Banks

        (a) A Bank may provide for an Affiliate (or branch) to participate either (i) in all Revolving Credit Advances to any US Borrower or (ii) in all Advances and Utilisations other than Revolving Credit Advances to any US Borrower by:

                (A) joining the relevant Affiliate (or branch) in as a Bank by means of a Substitution Certificate in accordance with clause 18.3; and

                (B) giving notice to the Agent and the Parent, detailing the Revolving Credit Advances in which that Affiliate (or branch) will participate.

                In this event such Bank and its Affiliate (or branch):

                        (1) will be treated as having a single Commitment, but, for all other purposes other than that mentioned in paragraph (b) below, will be treated as separate Banks; and

                        (2) participate in Revolving Credit Advances in the manner notified to the Agent and the Parent in accordance with sub-paragraph (B) above.

        (b)     For the purposes of:

                (i)     compliance with clause 18.3; and

                (ii) voting in connection with this Agreement or any Security Document,

                each Bank and its Affiliate (or branch) will be regarded as a single Bank.



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

19      Arranger, Agent, Security Trustee and Reference Banks

19.1    Appointment of Agent

        Each Bank irrevocably appoints the Agent as its agent for the purposes of this Agreement and any relevant Security Document and irrevocably authorises the Agent (whether or not by or through employees or agents) to take such action on such Bank's behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by this Agreement and/or the relevant Security Document together with such powers and discretions as are reasonably incidental thereto (but subject to any restrictions or limitations specified in this Agreement). None of the Agent, the Swingline Bank, the Overdraft Bank, the Arrangers or the Security Trustee shall, however, have any duties, obligations or liabilities (whether fiduciary or otherwise) to the Banks beyond those expressly stated in this Agreement or the Security Trust Deed.

19.2    Agent's actions

        Any action taken by the Agent under or in relation to this Agreement and any relevant Security Document with requisite authority, or on the basis of appropriate instructions, received from the Majority Banks or all the Banks, as the case may be (or as otherwise duly authorised), shall be binding on all the Banks.

19.3    Agent's duties

        The Agent shall:

        (a) promptly notify each Bank of the contents of each notice, certificate or other document received by the Agent from the Borrower under or pursuant to clauses 12.1(a) and 12.1(h);

        (b) (subject to the other provisions of this clause 19) take such action or, as the case may be, refrain from taking such action with respect to the exercise of any of its rights, remedies, powers and discretions as agent, as the Majority Banks may reasonably direct; and

        (c) serve as the Borrowers' agent solely for the purpose of this clause to maintain a register (the "Register of Commitments") on which the Agent will record the Commitments from time to time of each of the Banks, the Advances made from time to time by each of the Banks and each repayment in respect of the principal amount of such Advance of each such Bank. The Agent will open the Register of Commitments on the date of this Agreement and will enter into and record on the Register of Commitments on such date the Commitments of all of the Banks as set forth in schedule 2. Thereafter the Agent will enter into and record on the Register of Commitments any and all changes to the Commitments of any one or more Banks made pursuant to the provisions of this Agreement, the addition of new Banks and the removal of Banks as a result of substitutions pursuant to clause
                18.3.  With respect to any Bank, the
                transfer of the Commitments of such Bank and the rights to the principal of, interest on and fees with respect to any Advance made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register of Commitments maintained by the Agent with respect to ownership of such Commitments and Advances and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Advances shall remain owing to the transferor. The registration of substitution or transfer of all or part of any Commitments and Advances shall be recorded by the Agent on the Register of Commitments only upon the acceptance by the Agent of a properly executed and delivered Substitution Certificate.

19.4    Agent's rights

        The Agent may:

        (a)     in the exercise of any right,  remedy,  power or  discretion  in relation  to  any  matter,  or in  any  context,  not  expressly provided for by this Agreement or any relevant Security Document, act or, as the case may be, refrain from acting in accordance with the instructions of the Majority Banks, and shall be fully protected in so doing;

        (b) unless and until it shall have received directions from the Majority Banks or all the Banks as applicable under this Agreement, take such action, or refrain from taking such action in respect of a Default of which the Agent has actual knowledge as it shall deem advisable in the best interests of the Banks (but shall not be obliged to do so);

        (c) refrain from acting in accordance with any instructions of the Majority Banks to institute any legal proceedings arising out of or in connection with this Agreement or any relevant Security Document until it has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees) which it would or might incur as a result unless such costs, expenses or liabilities result from the Agent's gross negligence or wilful misconduct;

        (d) deem and treat (i) each Bank as the person entitled to the benefit of the Contribution of such Bank for all purposes of this Agreement unless and until a Substitution Certificate shall have been filed with the Agent, and (ii) the office set opposite the name of each Bank in schedule 2 or, as the case may be, in any relevant Substitution Certificate as such Bank's lending office unless and until a written notice of change of lending office shall have been received by the Agent; and the Agent may act upon any such notice unless and until the same is superseded by a further such notice;

        (e) rely as to matters of fact which might reasonably be expected to be within the knowledge of a Borrower upon a certificate signed by any director of that Borrower on behalf of that Borrower; and

        (f) do anything which is in its opinion necessary or desirable to comply with any law or regulation in any jurisdiction.

19.5 No liability of Arrangers, Security Trustee, Agent, Swingline Bank and Overdraft Bank

        None of the Arrangers, the Security Trustee, the Agent, the Swingline Bank, Overdraft Bank or any of their respective employees and agents shall:

        (a) be obliged to request any certificate or opinion under clause 12 or to make any enquiry as to the use of the proceeds of the Facilities unless (in the case of the Agent) so required in writing by any Bank, in which case the Agent shall promptly make the appropriate request of the Borrowers; or

        (b) be obliged to make any enquiry as to any breach or default by any Borrower in the performance or observance of any of the provisions of this Agreement or any Security Document or as to the existence of a Default unless (in the case of the Agent) the Agent has actual knowledge thereof or has been notified in writing thereof by a Bank, in which case the Agent shall promptly notify the Banks of the relevant event or circumstance; or

        (c) be obliged to enquire whether or not any representation or warranty made by any member of the Group pursuant to this Agreement or any Security Document is true; or

        (d) be obliged to do anything (including, without limitation, disclosing any document or information) which would, or might in its opinion, be contrary to any law or regulation or be a breach of any duty of confidentiality or otherwise be actionable or render it liable to any person. For the purposes of this clause 19.5(d) the parties to this Agreement acknowledge that no document delivered to the Agent pursuant to the terms of this Agreement by any Borrower or any Guarantor is subject to any duty of confidentiality which would restrict the Agent's ability to deliver copies of the same to the Banks provided that this clause 19.5(d) shall not otherwise affect the duty of the Agent or the Banks to keep any confidential information supplied to it or them by any member of the Group confidential; or

        (e) be obliged to account to any Bank for any sum or the profit element of any sum received by it for its own account; or

        (f) be obliged to institute any legal proceedings arising out of or in connection with this Agreement or any Security Document other than on the instructions of the Majority Banks; or

        (g) be liable to any Bank for any action taken or omitted under or in connection with this Agreement, the Facilities or any Security Document unless caused by its gross negligence or wilful misconduct.

        For the purposes of this clause 19.5 none of the Agent, the Swingline Bank, the Overdraft Bank, the Arrangers or the Security Trustee shall be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of the person for the time being acting as the Agent, the Arrangers or the Security Trustee may become aware in the context of corporate finance, advisory or lending activities from time to time undertaken by the Agent, the Swingline Bank, the Overdraft Bank, the Arrangers or the Security Trustee for any member of the Group or any other person which may be a trade competitor of any member of the Group or may otherwise have commercial interests similar to those of any member of the Group.

19.6 Non-reliance on Arrangers, Security Trustee, Agent, Swingline Bank or Overdraft Bank

        Each Bank acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the Arrangers, the Security Trustee, the Agent or the Swingline Bank or Overdraft Bank to induce it to enter into this Agreement and that it has made and will continue to make, without reliance on the Agent, the Swingline Bank, Overdraft Bank, the Security Trustee or any Arranger and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the members of the Group and its own independent investigation of the financial condition, prospects and affairs of the members of the Group in connection with the making and continuation of the Facilities. None of the Security Trustee, the Arrangers, the Agent, the Swingline Bank, the Overdraft Bank shall (except for documents and/or notices which the Security Trustee, the Arrangers and/or the Agent (i) have agreed to provide to the Banks or (ii) have received with sufficient copies for distribution to the Banks) have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to any Borrower whether coming into its possession before the making of any Advance or at any time or times thereafter, other than (in the case of the Agent) as provided in clause 19.3(a).

19.7 No Responsibility on Arrangers, the Security Trustee, the Agent, the Swingline Bank or the Overdraft Bank for any Borrower's performance

        None of the Arrangers, the Security Trustee, the Agent, the Swingline Bank or the Overdraft Bank shall have any responsibility or liability to any Bank:

        (a) on account of the failure of any member of the Group to perform its obligations under this Agreement or any Security Document; or

        (b)     for the financial condition of any member of the Group; or

        (c) for the completeness or accuracy of any statements, representations or warranties in this Agreement, any Security Document or the Information Memorandum or any document delivered under this Agreement or any Security Document; or



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

        (d) for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Agreement, any Security Document or any certificate, report or other document executed or delivered under this Agreement or any Security Document; or

        (e) otherwise in connection with the Facilities or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Majority Banks or all the Banks as applicable under this Agreement.

19.8    Reliance on documents and professional advice

        The Arrangers, the Security Trustee, the Agent, the Swingline Bank and the Overdraft Bank shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it (including those in the Agent's, the Swingline Bank's, Overdraft Banks, the Security Trustee's or either Arranger's employment).

19.9    Other dealings

        Each of the Arrangers, the Security Trustee, the Agent, the Swingline Bank and the Overdraft Bank may, without any liability to account to the Banks, accept deposits from, lend money to, and generally engage in any kind of banking or other business with, and provide advisory or other services to, any member of the Group or any of their respective Subsidiaries or any of the Banks as if it were not an Arranger, the Security Trustee, the Agent, the Swingline Bank or the Overdraft Bank as the case may be.

19.10 Rights of Agent, Swingline Bank, Overdraft Bank, Security Trustee and Arrangers as Bank; no partnership

        With respect to its own Commitment and Contribution (if any) the Agent, the Swingline Bank, Overdraft Bank, the Security Trustee and each Arranger shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and the Security Documents and the term "Banks" shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Bank. This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

19.11   Amendments; waivers

        (a) Subject to clause 19.11(b), the Agent may, with the consent of the Majority Banks (or if and to the extent expressly authorised by the other provisions of this Agreement) and, if so instructed by the Majority Banks, shall (i) agree amendments or modifications to this Agreement with the Borrowers and/or vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of this Agreement by any Borrower and/or (ii) authorise the Security Agent (on behalf of the Finance Parties) to agree amendments or modifications to the Security Documents with the Borrowers and/or the Guarantors and/or vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of any of the Security Documents by any Borrower or Guarantor. Any such action so authorised and effected by the Agent shall be documented in such manner as the Agent shall (with the approval of the Majority Banks) determine, shall be promptly notified to the Banks by the Agent and (without prejudice to the generality of clause 19.2) shall be binding on all the Banks.

        (b) Except with the prior written consent of all the Banks, the Agent shall not have authority on behalf of the Banks to agree with the Borrowers and the Guarantors (or authorise the Security Trustee to so agree) any amendment or modification to this Agreement or any Security Document or to grant waivers in respect of breaches or defaults or to vary or excuse performance of or under this Agreement or any Security Document by any Borrower or any Guarantor, if the effect of such amendment, modification, waiver, variation or excuse would be to (i) reduce the Margin, (ii) postpone the due date or, save as expressly provided for in this Agreement, reduce the amount of any payment of principal, interest, commitment commission or other amount payable by any Borrower or Guarantor under this Agreement or any Security Document or reduction of the Total Commitments, (iii) change the currency in which any amount is payable by any Borrower or Guarantor under this Agreement or any Security Document, (iv) increase any Bank's Commitment, (v) extend the Availability Period, (vi) change the definition of "Majority Banks" in clause 1.2, (vii) change any provision of this Agreement or any Security Document referred to in any other provision in relation to which an amendment would require the consent of all the Banks or which expressly or by implication requires the approval or consent of all the Banks such that the relevant approval or consent may be given otherwise than with the sanction of all the Banks, (viii) change the order of distribution under clause 10.11, (ix) change clause 17.2 or this clause 19.11 or (x) release any Guarantor from its obligations under the Guarantee to which it is a party.

19.12   Reimbursement and indemnity by Banks

        Each Bank shall reimburse the Security Trustee, the Agent and the Swingline Bank and the Overdraft Bank (rateably in accordance with such Bank's Commitment or Contribution), to the extent that the Security Trustee, the Agent, the Swingline Bank or the Overdraft Bank (as the case may be) is not reimbursed by the Borrowers, for the costs, charges and expenses incurred by the Security Trustee, the Agent, the Swingline Bank or the Overdraft Bank in connection with or in contemplation of, the enforcement or attempted enforcement of, or the preservation or attempted preservation of any rights under, or in carrying out its duties under, this Agreement and/or any Security Document including (in each case) the fees and expenses of legal or other professional advisers except to the extent that the costs, charges or expenses



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

        arise from the gross negligence or wilful misconduct of the Agent, the Security Trustee, the Swingline Bank or the Overdraft Bank. Each Bank shall on demand indemnify the Agent, the Security Trustee, the Swingline Bank and the Overdraft Bank (rateably in accordance with its Commitment or Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Agent, the Security Trustee, the Swingline Bank or the Overdraft Bank (as the case may be) in connection with this Agreement or the performance of its duties under this Agreement and/or any Security Document or any action taken or omitted by the Agent, the Security Trustee or the Swingline Bank or the Overdraft Bank (as the case may be) under this Agreement, unless such liabilities, damages, costs or claims arise from the Agent's, the Security Trustee's, the Swingline Bank's or the Overdraft Bank's (as the case may be) own gross negligence or wilful misconduct.

19.13   Retirement of Agent

        (a) The Agent may retire from its appointment as Agent under this Agreement and the relevant Security Documents having given to the Parent and each of the Banks not less than 30 days' notice of its intention to do so, provided that no such retirement shall take effect unless there has been appointed by the Banks after consultation with the Parent as a successor agent:

                (i) a Bank nominated by the Majority Banks or, failing such a nomination,

                (ii)    any   reputable  and   experienced   bank  or  financial
                        institution with offices in London nominated by the Agent.

                Any corporation into which the Agent may be merged or converted or any corporation with which the Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement and the relevant Security Documents without the execution or filing of any document or any further act on the part of any of the parties to this Agreement or any relevant Security Document, save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to the Parent and the Banks.

        (b) Upon any such successor as aforesaid being appointed, the retiring Agent shall be discharged from any further obligation under this Agreement and any relevant Security Documents (but shall continue to have the benefit of this clause 19 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement and any relevant Security Documents shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement or any relevant Security Documents in place of the retiring Agent. The retiring Agent shall (at the expense of the Parent) provide its successor with copies of such of its records as its successor



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

                reasonably requires to carry out its functions under this Agreement and any relevant Security Documents.

19.14   Retirement of Overdraft Bank and Swingline Bank

        With the prior consent of the Parent, not to be unreasonably withheld or delayed, the Overdraft Bank or the Swingline Bank may resign from its appointment as Overdraft Bank or Swingline Bank, as the case may be, under this Agreement, provided that no such retirement shall take effect unless a successor Overdraft Bank or Swingline Bank, as the case may be, has been appointed by the Parent and has entered into such arrangements as may be required to become a party to this Agreement as Overdraft Bank or Swingline Bank (as the case may be) and to assume the rights and obligations of the original Overdraft Bank or Swingline Bank (as the case may be).

19.15   Change of Reference Banks

        If (a) the whole of the Contribution (if any) of any Reference Bank is prepaid and the whole of its Commitment cancelled, (b) the Commitment (if any) of any Reference Bank is reduced to zero in accordance with clause 8.5 or 16.1, (c) a Reference Bank novates the whole of its rights and obligations (if any) as a Bank under this Agreement or (d) any Reference Bank ceases to provide quotations to the Agent for the purposes of determining LIBOR, the Agent may, acting on the instructions of the Majority Banks, terminate the appointment of such Reference Bank and with the agreement of the Parent (not to be unreasonably withheld or delayed) appoint another Bank to replace such Reference Bank.

20      Notices and other matters

20.1    Notices

        Every  notice,   request,  demand  or  other  communication  under  this
        Agreement shall:

        (a) be in writing delivered personally or by first-class prepaid letter (airmail if available) or telefax;

        (b) be deemed to have been received, subject as otherwise provided in this Agreement, in the case of a letter when delivered and, in the case of a telefax, when a complete and legible copy is received by the addressee (unless the date of despatch is not a business day in the country of the addressee or the time of despatch of any telefax is after the close of business in the country of the addressee in which case it shall be deemed to have been received at the opening of business on the next such business day);

        (c) if sent by telefax to the Agent, be confirmed in writing by first-class prepaid letter (airmail if available) provided that non receipt of such letter by the Agent shall not invalidate the notice; and

        (d)     be sent:




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

                (i)     to each Borrower c/o the Parent at:

                        121-141  Westbourne  Terrace
                        London W2 6JR
                        Telefax:  020 7262 4300
                        Attention: The Treasurer

                (ii)    to the Agent at:

                        HSBC  Investment Bank plc
                        Vintners Place
                        68 Upper Thames Street
                        London EC4V 3BJ
                        Telefax: 020 7336 9302
                        Attention: Syndicated Finance - Execution and Agency

                (iii)   to the Swingline Bank at:

                        The Bank of New York, as Swingline  Bank
                        c/o BNY Capital Markets,  Inc.
                        One Wall  Street - 18 North
                        New York
                        NY 10286
                        USA
                        Telefax:  001 212 635 6365
                        Attention:  Agency Department

                (iv)    to the Overdraft Bank at:

                        HSBC Bank plc
                        27-32 Poultry
                        London EC2P 2BX
                        Telefax: 020 7260 4800
                        Attention: Gary Lee

                (v)     to each Bank

                        at its address or telefax number
                        specified in schedule 2 or
                        in any relevant Substitution Certificate

                or to such other address or telefax number as is notified by the relevant party to the other parties to this Agreement.

20.2    Notices through the Agent

        Every  notice,   request,  demand  or  other  communication  under  this
        Agreement to be given by any Borrower to any other party shall be given to the Agent for onward



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

        transmission as appropriate and to be given to any Borrower shall (except as otherwise provided in this Agreement) be given by the Agent.

20.3    No implied waivers, remedies cumulative

        No failure or delay on the part of the Finance Parties or any of them to exercise any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Finance Parties or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

20.4    Counterparts

        This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

20.5    Third Party Rights

        No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

21      Governing law and jurisdiction

21.1    Law

        This Agreement shall be governed by English law.

21.2    Submission to jurisdiction

        The parties to this Agreement agree for the benefit of the Finance Parties that:

        (a) if any party has any claim against any other arising out of or in connection with this Agreement such claim shall (subject to clause 21.2c) be referred to the High Court of Justice in England, to the jurisdiction of which each of the parties irrevocably submits;

        (b) the jurisdiction of the High Court of Justice in England over any such claim against any Finance Party shall be an exclusive jurisdiction and no courts outside England shall have jurisdiction to hear or determine any such claim; and

        (c) nothing in this clause 21.2 shall limit the right of any Finance Party to refer any such claim against any Borrower or any Guarantor to any other court of competent jurisdiction outside England, to the jurisdiction of which each Borrower and each Guarantor hereby irrevocably agrees to submit, nor shall the taking of proceedings by any Finance Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

21.3    Agent for service of process

        Each Borrower which is not incorporated in England and Wales irrevocably and unconditionally designates, appoints and empowers the Parent to receive for it and on its behalf service of process issued out of the High Court of Justice in England in relation to any claim arising out of or in connection with this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

                                   Schedule 1

                           Part A - Original Borrowers


     Name of Borrower             Registered Number   Registered office/address
                                       (if any)

1    Cordiant Communications           1320869        121-141 Westbourne
     Group plc                                        Terrace
                                                      London W2 6JR

2    Bates UK Limited                  913184         121-141 Westbourne
                                                      Terrace
                                                      London W2 6JR

3    Bates US Holdings Inc.            2790795        Corporation Trust Centre
                                                      1209 Orange Street
                                                      Wilmington
                                                      Newcastle
                                                      Delaware USA

4    Bates Deutschland                 HRB 8608       Hanauer Landstrasse
     Holdings GmbH                                    287-289
                                                      60314 Frankfurt am Main
                                                      Germany

                          Part B - Original Guarantors


    Name of Guarantor    Registered   Registered office/address  Percentage of
                           Number                                 voting share
                          (if any)                              capital held by
                                                                 members of the
                                                                     Group
1   Cordiant
    Communications         1320869    121-141 Westbourne        Not applicable
    Group plc                         Terrace London W2 6JR


2   Bates UK Limited       913184     121-141 Westbourne
                                      Terrace                         100%
                                      London W2 6JR

3   Bates US Holdings      2790795    Corporation Trust Centre        100%
    Inc.                              1209 Orange Street
                                      Wilmington
                                      Delaware
                                      USA

4   Bates Deutschland      HRB 8608   Hanauer Landstrasse             100%
    Holdings GmbH                     287-289
                                      60314 Frankfurt am Main
                                      Germany


5   Bates Advertising     132993871   One Chase Manhattan             100%
    USA Inc.                          Plaza
                                      58th Floor
                                      New York, 10005, USA

6   Bates Europe Limited  689584      121-141 Westbourne              100%
                                      Terrace London W2 6JR


7   ICM International     1802173     53 Frith Street                 100%
    Limited                           London W1V 5TE

8   The Communications    ACN: 003    107 Mount Street,               100%
    Group Pty. Limited    203 450     North Sydney
                                      NSW 2060
                                      Australia

9   Atlas Advertising     964286      121-141 Westbourne              100%
    Limited                           Terrace London W2 6JR

 Name of Guarantor    Registered   Registered office/address    Percentage of
                        Number                                  voting share
                       (if any)                                capital held by
                                                                members of the
                                                                    Group

10  The Decision Shop     615225      121-141 Westbourne             100%
    Limited                           Terrace London W2 6JR

11  Bates Churchill       0104551773  CT Corporation System          100%
    Public Relations      -00         811 Dallas Avenue
    Inc                               Houston
                                      Texas 77002
                                      USA

12  Bates Churchill       01451773    CT Corporation System          100%
    Advertising Inc       00          811 Dallas Avenue
                                      Houston
                                      Texas 77002
                                      USA

13  Bates Travel &                    CT Corporation System          100%
    Tourism Inc                       811 Dallas Avenue
                                      Houston
                                      Texas 77002
                                      USA

14  Bates Worldwide       2138984     Corporation Trust Centre       100%
    (Delaware), Inc                   1209 Orange Street
                                      Wilmington
                                      Delaware
                                      USA

15  XM.COM, Inc                       Corporation Trust Centre       100%
                                      1209 Orange Street
                                      Wilmington
                                      Delaware
                                      USA

16  Healthworld                       100 Avenue of the Americas     100%
    Corporation Inc                   Suite 800 New York
                                      NY 10013

    Name of Guarantor    Registered   Registered office/address   Percentage of
                           Number                                  voting share
                          (if any)                               capital held by
                                                                  members of the
                                                                      Group


17  GHBM Inc                          100 Avenue of the              100%
                                      Americas
                                      Suite 800 New York
                                      NY 10013

18  Falk Communications Inc           43 West 23rd Street            100%
                                      3rd Floor
                                      New York
                                      NY 10010 - 4203


19  Girgenti Hughes Butler            100 Avenue of the              100%
    & McDowell Inc                    Americas
                                      Suite 800 New York
                                      NY 10013

                     Part C - Original Overdraft Borrowers


     Name of Original    Registered    Registered office/address  Percentage of
     Overdraft Borrower    Number                                  voting share
                          (if any)                               capital held by
                                                                  members of the
                                                                      Group

22   Atlas Advertising    964286       121-141 Westbourne            100%
     Limited                           Terrace
                                       London
                                       W2 6JR

23   23 Bates Europe      689584       121-141 Westbourne            100%
     Limited                           Terrace
                                       London
                                       W2 6JR

24   Bates Overseas       2217108      121-141 Westbourne            100%
     Holdings Limited                  Terrace
                                       London
                                       W2 6JR

25   Bates UK Limited     913184       121-141 Westbourne            100%
                                       Terrace
                                       London
                                       W2 6JR

26   Cordiant             1320869      121-141 Westbourne         Not applicable
     Communications                    Terrace London
     Group plc                         W2 6JR

27   Cordiant Group       63031        121-141 Westbourne            100%
     Limited                           Terrace
                                       London
                                       W2 6JR

28   Cordiant Property    2263916      121-141 Westbourne            100%
     Holdings Limited                  Terrace
                                       London
                                       W2 6JR

29   ICM International    1802173      53 Frith Street               100%
     Limited                           London
                                       W1V 5TE

     Name of Original    Registered    Registered office/address  Percentage of
     Overdraft Borrower    Number                                  voting share
                          (if any)                               capital held by
                                                                  members of the
                                                                      Group


30   Swot Plus Limited    1929347      121-141 Westbourne              100%
                                       Terrace
                                       London
                                       W2 6JR


31   The Decision Shop    615225       121-141 Westbourne              100%
     Limited                           Terrace
                                       London
                                       W2 6JR

32   XMSS Limited         2463385      121-141 Westbourne              100%
                                       Terrace
                                       London
                                       W2 6JR

                         Part D - Additional Guarantors

                      following the Lighthouse Acquisition

Name of Guarantor     Registered     Registered office/address   Percentage of
                      Number                                     voting share
                      (if any)                                   capital held by
                                                                 members of the
                                                                 Group following
                                                                 the Lighthouse
                                                                 Acquisition

1  Lighthouse Global     Not          Corporation Trust Centre    100%
   Network Inc.         Applicable    1209 Orange Street
                                      Wilmington Delaware
                                      19807 USA

2  Morgen-Walke          Not          c/o Stephen L. Packard      100%
   Associates, Inc      Applicable    420 Lexington Avenue
                                      New York
                                      NY 10078
                                      USA

3  Fitch Inc             Not          10350 Oletangy River
                        Applicable    Road                        100%
                                      Worthington
                                      OH 43085

4  Financial Dynamics   01656428      48 Charles Street           100%
   Limited                            London
                                      W1X 7PB

5  Fitch Design         00670130      Smithfield Market           100%
   Consultants Limited                London
                                      EC1A 2ZZ

                                                    Schedule 1
                                         The Banks and their Commitments

==================================================== =============================== ============================

                 Name Address and                              Facility A                    Facility B
                  telefax number                               Commitment                    Commitment
                                                                   $                              $
---------------------------------------------------- ------------------------------- ----------------------------
The Bank of New York                                          112,500,000                    87,500,000
One Canada Square
London E14 5AL

Telefax:     020 7893 6032
Attn:        Loans Department
---------------------------------------------------- ------------------------------- ----------------------------

HSBC Bank plc                                                 112,500,000                    87,500,000
Poultry,
London EC2P 2BX

Telefax:     020 7260 4800
Attn:        Gary Lee
---------------------------------------------------- ------------------------------- ----------------------------

TOTAL                                                         $225,000,000                  $175,000,000
==================================================== =============================== ============================

                                   Schedule 1
                        Part A - Form of Drawdown Notice

To:      HSBC Investment Bank plc
         Vintners Place
         68 Upper Thames Street
         London EC4V 3BJ
         Attention:  Syndicated Finance - Execution and Agency

         OR

         The Bank of New York, as Swingline Bank plc Copy:HSBC Investment Bank
         c/o BNY Capital Markets, Inc.                    Vintners Place
         One Wall Street - 18 North                       68 Upper Thames Street
         New York                                         London EC4V 3BJ

                                                                         o 200 o
                          Attention: Agency Department

         Facilities of up to US$400,000,000 Agreement dated o 2000
         ---------------------------------------------------------

         We refer to the above Agreement and hereby give you notice that we [wish to draw down a [Facility [A] [B] Advance]/[Swingline Advance/[Conversion Advance] of [$]o [in [currency]] on o for [specify purpose] and select a Term/Initial Interest Period of [o days]/[o months]. The funds should be credited to [name and number of account] with [details of bank in [New York City] [London] [principal financial centre for relevant Optional Currency].

         We confirm that:

         (i)  no  event  or   circumstance   has  occurred  and  is  continuing
              unremedied and unwaived which constitutes a Default; and

         (ii) the representations and warranties contained in clause 11.1 of the Agreement (and so that the representation and warranty in clause 11.1(i) refers for this purpose to the consolidated financial statements of the Group in respect of the financial year ended on 31 December 19o) other than the excluded representations and warranties are true and correct at the date of this notice as if made with respect to the facts and circumstances existing at the date of this notice.

          Wordsand  expressions  defined  in the  Agreement  shall have the same
          meanings   where   used  in  this   notice.

          For and on behalf of

          ..............................
          [Name of Borrower]

                        Part B - Form of L/C Application


To       The Bank of New York, as Swingline Bank,
         c/o BNY Capital Markets, Inc.,
         One Wall Street - 18 North
         New York

         Attention:   Agency Department

Copy:    HSBC Investment Bank plc
         Vintners Place
         68 Upper Thames Street
         London EC4V 3BJ

         Attention:  Syndicated Finance - Execution and Agency

                                                                      o 200 o

         Facilities of up to US$400,000,000 Agreement dated o 2000
         ---------------------------------------------------------

We refer to the above Agreement and hereby request that you issue a Swingline Letter of Credit with an L/C Issue Date of [ ] for a maximum amount of [ ] in respect of [ ].

We confirm that:

1) (i) no event or circumstance has occurred and is continuing unremedied and unwaived which constitutes a Default; and

32.2 (ii) the representations and warranties contained in clause 11.1 of the Agreement (and so that the representation and warranty in clause 11.1(i) refers for this purpose to the consolidated financial statements of the Group in respect of the financial year ended on 31 December 19o) other than the excluded representations and warranties are true and correct at the date of this notice as if made with respect to the facts and circumstances existing at the date of this notice.

Words and expressions defined in the Agreement shall have the same meanings where used in this notice.

For and on behalf of

 ..............................

Bates US Holdings Inc.

                                   Schedule 1
     Part A - Documents and evidence required as conditions precedent to the delivery of the first Drawdown Notice in respect of the Facilities


(a) A copy, certified as a true, complete and up-to-date copy by an authorised officer of the relevant company of the constitutional documents of each Original Borrower, each Original Overdraft Borrower and each Original Guarantor and all documents relating to the existence and good standing of the Original Borrowers, the Original Overdraft Borrowers and Original Guarantors incorporated in the United States of America.

(b) A copy, certified as a true copy by an authorised officer of the relevant company, of resolutions of the Board of Directors (or, in the case of any company incorporated in Germany, a certificate that there is no supervisory board) of each Original Borrower, each Original Overdraft Borrower and each Original Guarantor, evidencing approval of this Agreement and the Security Documents to which it is a party and authorising its appropriate officers to execute and deliver this Agreement and the Security Documents to which it is a party (or to execute a power of attorney for this purpose) and to give all notices (including Drawdown Notices) and take all other action required by each Borrower and Guarantor under this Agreement and/or the Security Documents to which it is a party.

(c) Specimen signatures, authenticated by an authorised officer of the relevant company (other than any company incorporated in Germany) (or the Parent in the case of the attorney), of the persons authorised in the resolutions of the Board of Directors referred to in paragraph (b) above.

(d)       The Hedging Strategy Letter, duly executed.

(e) Opinions of (i) Norton Rose as to English law, (ii) Norton Rose, counsel to the Banks as to New York law, (and relevant Counsel in Texas and Georgia) (iii) Oppenhoff & Radler, counsel to the Banks in Germany, and (iv) Blake Dawson Waldron, counsel to the Banks in Australia, each dated not more than five Banking Days prior to the First Drawdown Date.

(f)       Guarantees duly executed by each of the Original Guarantors.

(g) The Security Trust Deed duly executed by all the parties thereto (other than the Security Trustee).

(h) The fee letters referred to in clause 9.1, duly executed by all parties.

(i) HSBC Bank plc's standard forms of cross guarantee, duly executed by each Original Overdraft Borrower together with HSBC Bank plc's standard overdraft terms initialled by each Original Overdraft Borrower.

(j) A copy, certified as a true copy by an Authorised Officer of the Parent, of the letter evidencing the acceptance by the Parent of its appointment by each Obligor which is not incorporated in England and Wales as agent for receipt of service of process under this Agreement and the relevant Security Documents.

(k) A copy, certified as a true, complete and up-to-date copy by an Authorised Officer of the Parent, of the Group Structure Book.

(l) An excerpt from the commercial register of any Original Borrower or Original Guarantor incorporated in Germany dated not later than five Banking Days prior to the First Drawdown Date confirming the signatories are authorised to act on behalf of any such company.

(m) If the Agent, or its duly authorised representative has not already received the documents and evidence specified in part B of schedule 4 in form and substance satisfactory to it, a Relevant Acceleration Notice.

(n) In the case of any Guarantee whereby financial assistance is to be given by the relevant Subsidiary, a certificate in the form of part E of schedule 4 (with appropriate amendments to take into account jurisdictions of incorporation), together with all documents required to be attached thereto in respect of the relevant subsidiary and a non-statutory auditor's report.

(o) A copy of the audited financial statements of the Group for the Fiscal Year ended 31 December 1999 (which shall for the purposes of this Agreement be deemed to have been delivered pursuant to clause 12.1(e)).

(p) A copy, certified as a true complete and up-to-date copy by an Authorised Officer of the Parent, of the unaudited (interim) consolidated financial statements of the Group for the Fiscal Half
          -Year ended 30 June 1999 (which shall for the purposes of this Agreement be deemed to have been delivered pursuant to clause 12.1(e)).

 Part B - To be delivered prior to the delivery of the first Drawdown Notice in respect of an Advance to be used to refinance the Existing Lighthouse Facilities or to pay costs and expenses incurred in connection with the
                             Lighthouse Acquisition

(q)       Either  (i) a Consent  Notice or (ii) a  Unanimous  Consent  Notice or
          (iii) a No Consent Notice or (iv) a Relevant Acceleration Notice.

(r) A copy of the Press Announcement certified as true, complete and up-to-date copy by an Authorised Officer of the Parent.

(s) Evidence that the Parent, or its wholly owned subsidiary, has received stockholder agreements from shareholders together holding at least 50.1% of the outstanding share capital of Lighthouse to vote their shares in favour of the adoption and approval of the Agreement and Plan of Merger effecting the Lighthouse Acquisition.

(t) A certificate from an Authorised Officer of the Parent confirming that, as of the date of the Press Announcement and to the best of the knowledge of the directors of the Parent, there has been no material adverse change in the financial position or prospects of the Lighthouse Group from that set forth in the Lighthouse Information Package

(u) Confirmation that the Existing Lighthouse Facilities will be repaid and cancelled in full on the First Drawdown Date.

  Part C - Documents and evidence to be delivered by each additional Guarantor



(v) (If not attached to the certificate referred to in paragraph (h) below) a copy, certified as true, complete and up to date by the company secretary or equivalent officer of the relevant Subsidiary of the Certificate of Incorporation and the Memorandum and Articles of Association (or equivalent constitutional documents) of the relevant Subsidiary and, in the case of any such Subsidiary incorporated in the United States of America, all documents relating to the existence and good standing of such Subsidiary.

(w) (If not attached to the certificate referred to in paragraph (h) below) a copy, certified as a true copy by the company secretary (or equivalent) of the relevant Subsidiary, of resolutions of the board of directors (or, in the case of any company incorporated in Germany, any other competent authority) of the relevant Subsidiary, evidencing approval of the relevant Guarantee and an Obligor Entity's Deed of Accession (as defined in the Security Trust Deed) and authorising its appropriate officers to execute and deliver such Guarantee and Obligor Entity's Deed of Accession, to give all notices and take all other action required by the relevant Subsidiary as a Guarantor (and, if requested by the Security Trustee), resolutions of the shareholders of that Subsidiary evidencing approval of the Guarantee and Obligor Entity's Deed of Accession).

(x) A copy, certified as a true copy by the company secretary or equivalent officer of the relevant Subsidiary of all consents, authorisations, licences and approvals required by the relevant Subsidiary to authorise, or required by the relevant Subsidiary in connection with, the execution, delivery, validity, enforceability and admissibility in evidence of the Guarantee and the performance by the relevant Subsidiary of its obligations under the Guarantee and the Obligor Entity's Deed of Accession.

(y) (If not attached to the certificate referred to paragraph (h) below) specimen signatures, authenticated by the company secretary or equivalent officer of the relevant Subsidiary of the persons authorised in the resolutions of the Board of Directors or equivalent, referred to in paragraph (b), above.

(z) An opinion of (i) legal advisers to the Banks in the country of incorporation of the relevant Subsidiary and (ii), in the case of a Guarantee where the relevant Subsidiary is not incorporated in England and Wales, of Norton Rose, dated not more than fifteen Banking Days prior to the date of the Guarantee.

(aa) In the case of a Subsidiary not incorporated in England and Wales, a copy, certified as a true copy by the company secretary or equivalent officer of the relevant Subsidiary of a letter from the agent of the relevant Subsidiary for receipt of service of process referred to in the Guarantee accepting its appointment.

(bb) A Guarantee and an Obligor Entity's Deed of Accession, in each case duly executed by the relevant Subsidiary.

(h) In the case of any Guarantee whereby financial assistance is to be given by the relevant Subsidiary, a certificate in the form of part E of schedule 4 (with appropriate amendments to take into account jurisdictions of incorporation), together with all documents required to be attached thereto in respect of the relevant subsidiary and a non-statutory auditor's report;

(i) Excerpt from the commercial register of any relevant Subsidiary incorporated in Germany dated not later than fifteen Banking Days prior to the date of the Guarantee confirming the signatories are authorised to act on behalf of the respective company.

   Part D - Documents and evidence to be delivered by an Additional Borrower or Additional Overdraft Borrower


(cc) A copy, certified as true, complete and up to date by the company secretary or equivalent officer of the relevant Subsidiary of the Certificate of Incorporation and the Memorandum and Articles of Association (or equivalent constitutional documents) of the relevant Subsidiary and, in the case of any such Subsidiary incorporated in the United States of America, all documents relating to the existence and good standing of such Subsidiary.

(dd) A copy, certified as a true copy by the company secretary (or equivalent) of the relevant Subsidiary, of resolutions of the Board of Directors (or, in the case of any company incorporated in Germany, any other competent authority) of that Subsidiary evidencing approval of the Borrower Accession Agreement or Overdraft Borrower Accession Agreement and an Obligor Entity's Deed of Accession (as defined in the Security Trust Deed) and authorising its appropriate officers to execute and deliver such Borrower Accession Agreement or Overdraft Borrower Accession Agreement and Obligor Entity's Deed of Accession and to give all notices (including Drawdown Notices) in the case of an Additional Borrower and take all other action required by the relevant Subsidiary as an Additional Borrower or Additional Overdraft Borrower, as the case may be, under this Agreement and the Security Trust Deed.

(ee) A copy, certified as a true copy by the company secretary or equivalent officer of the relevant Subsidiary of all consents, authorisations, licences and approvals required by the relevant Subsidiary to authorise, or required by the relevant Subsidiary in connection with, the execution, delivery, validity, enforceability and admissibility in evidence of the Borrower Accession Agreement or Overdraft Borrower Accession Agreement and the Obligor Entity's Deed of Accession and the performance by the relevant Subsidiary of its obligations under the Agreement and the Security Trust Deed.

(ff) Specimen signatures, authenticated by the company secretary or equivalent officer of the relevant Subsidiary of the persons authorised in the resolutions of the Board of Directors or equivalent, referred to in paragraph (b), above.

(gg) An opinion of legal advisers to the Banks in the country of incorporation of the relevant Subsidiary, dated not more than fifteen Banking Days prior to the date of the Borrower Accession Agreement or Overdraft Borrower Accession Agreement.

(hh) An opinion of Norton Rose, dated not more than fifteen Banking Days prior to the date of the Borrower Accession Agreement or Overdraft Borrower Accession Agreement.

(ii) In the case of a Subsidiary not incorporated in England and Wales, a copy, certified as a true copy by the company secretary or equivalent officer of the relevant Subsidiary of a letter from the agent of the relevant Subsidiary for receipt of service of process referred to in the Borrower Accession Agreement or Overdraft Borrower Accession Agreement and the Obligor Entity's Deed of Accession accepting its appointment.

(jj) A Borrower Accession Agreement or Overdraft Borrower Accession Agreement and a Obligor Entity's Deed of Accession duly executed by the Additional Borrower and (in the case of the Borrower Accession Agreement or Overdraft Borrower Accession Agreement) the Parent.

(kk) A certificate of a director of the Additional Borrower confirming that utilisation of the Facilities in full or, in the case of an Additional Overdraft Borrower, utilisation of the Overdraft Facility in full would not cause any borrowing limit binding on it to be exceeded.

(ll) A copy, certified as a true copy by the company secretary of the Parent of resolutions of the Board of Directors of the Parent, evidencing approval of the Parent (for itself and on behalf of the other Borrowers) to the Subsidiary becoming an Additional Borrower or an Additional Overdraft Borrower, as the case may be, by entering into a Borrower Accession Agreement or Overdraft.

(mm) Excerpt from the commercial register of any relevant Subsidiary incorporated in Germany dated not later than fifteen Banking Days prior to the date of the Borrower Accession Agreement confirming the signatories are authorised to act on behalf of the respective company.

(nn) A written confirmation from each Guarantor that its Guarantee continues in full force and effect notwithstanding the accession of the relevant Additional Borrower or Additional Overdraft Borrower and guarantees the borrowings of the relevant Additional Borrower or Additional Overdraft Borrower.

     Part E - Form of Director's Certificate regarding financial assistance


I, o being [a Director] [the Secretary] of [company] Limited (the "Company"), HEREBY CERTIFY as follows:

33        Private Company

          The Company is a private company and is not a subsidiary of a public company.

34        [*2  Wholly-owned Subsidiary]

          The Company is a wholly-owned Subsidiary of [o].

35        Constitutional Documents

          The documents annexed to this certificate as annexure "[A]" constitute a true, complete and up to date copy of the certificate of incorporation, each certificate of incorporation on change of name of the Company, any certificate of re-registration as a public or private company and the memorandum and articles of association of the Company containing all modifications thereto and there are no other constitutional documents of the Company.

36        Board Resolutions

          The documents annexed to this certificate as annexure "[B]" are true and complete copies of the minutes of a meeting of the board of directors of the Company duly convened and held on [o]. The resolutions set out therein were duly passed and have not been amended or revoked. No borrowing limits or other restrictions (or lack of power) in relation to the giving of guarantees or security or otherwise of the Company will be exceeded as a result of the Company entering into the [Documents] (as defined in the minutes referred to above), borrowing moneys thereunder or giving the guarantees and security thereunder or incurring or performing the obligations expressed to be assumed by it thereunder.

37        155(6)a Declaration and relevant statutory report

          The document annexed to this certificate as annexure "[C]" is a true copy of the statutory declaration made under section 155(6) of the Companies Act 1985 (the "Act") on [o]. The persons named as directors in the statutory declaration were, at the date of the statutory declaration, the only directors of the Company. The document annexed to such statutory declaration is a true copy of the report made pursuant to section 156(4) of the Act and the auditors named in it are the Company's auditors.

38        155(6)b Declarations and relevant statutory reports

          [The Company is the holding company of [o Limited and o Limited] (the "Relevant Subsidiaries"). The documents annexed to this certificate as annexure "[D]" are true copies of the statutory declarations made under section 155(6) of the Act in respect of the Relevant Subsidiaries on [o]. The persons respectively named as directors in such statutory declarations were, as at the date of the statutory declarations, the only directors of the Company. The documents annexed to each of such statutory declarations are true copies of the reports made pursuant to section 156(4) of the Act and the auditors named in each such document are the Company's auditors.]

39        Parent declarations relating to the Company's financial assistance

          [There is no holding company] [o Limited and o Limited are holding companies] of the Company the directors of which are required to make a statutory declaration in relation to the Company's financial assistance pursuant to section 155(6) of the Act.]

40        Company's Resolution

          The document annexed to this certificate as annexure "[E]" is a true copy of the special resolutions of the Company approving the financial assistance to be given by the Company described in the statutory declaration referred to in paragraph [5] above (the "Company's financial assistance") [and the financial assistance to be given by the Relevant Subsidiaries described in the statutory declarations referred to in paragraph [6] above] at the extraordinary general meeting of the Company duly convened and held on [o]. At that meeting the statutory declarations referred to in paragraphs [5] and [6] above were available for inspection by members of the Company. Every member of the Company who is entitled to vote at a general meeting of the Company consented to or voted in favour of the special resolution.]

41        Company's holding companies' shareholders' resolutions

          There is no holding company of the Company which is required to pass (and has not passed) a special resolution in relation to the Company's financial assistance pursuant to section 155(5) of the Act.

42        Authorised Signatories

          Set out below are true signatures of those persons authorised (whether signing alone or jointly) by the resolutions of the board of directors of the Company referred to in paragraph [4] above to sign any of the [Documents] (as defined in the minutes referred to in such paragraph [4]) and to execute all such undertakings, statements, certificates, notices (including, without limitation, any Drawdown Notice), acknowledgements and other documents as may be required to be done, signed and executed by or on behalf of the Company in connection with the [Documents] (as so defined) and otherwise in relation to or ancillary to the same.

         [name]                              ..............................

         [name]                              ..............................



SIGNED [DATE]




 ...........................
[Director][Secretary]

                                   Schedule 1
                         Calculation of Additional Cost

 Schedule 2 The Additional Cost shall be calculated by the Agent in respect of each period for which it falls to be calculated in accordance with the following formulae:

           In relation to each amount in Sterling:

                           CL + S(L - Z) + 0.01F = per cent. per annum
                           ---------------------
                                 100 - (C+S)

           In relation to each other amount:


                           0.01F
                       Y   -----
                           100 = per cent. per annum
         Where:

                  C = The amount required to be held as a non-interest bearing cash ratio deposit with the Bank of England expressed as a percentage of an eligible institution's eligible liabilities (above any stated minimum).

                  F = The amount of Sterling per L1,000,000 of the fee base of an authorised institution payable to the Financial Services Authority per annum (disregarding any minimum fee payable under the Fees Regulations).

                  L = The rate of interest per annum at which Sterling deposits are offered by the Agent to leading banks in the London Interbank Market at or about 11.00 a.m. on the date of calculation for a period comparable to the period for which the Additional Cost is to be calculated.

                  S = The amount required to be placed as special deposits with the Bank of England, expressed as a percentage of an eligible institution's eligible liabilities (above any stated minimum).

                  Y = The fraction of foreign currency liabilities taken into account under the Fees Regulations in calculating the fee base (disregarding any offset for claims on non-resident offices).

                  Z = The lower of L and the rate of interest per annum paid by the Bank of England on special deposits at or about
                  11.00 a.m. on the date of calculation.

Schedule 3 For the purposes of calculating the Additional Cost:

1. C, L, S and Z are included in the formula as numbers and not as percentages, e.g. if C = 0.15 per cent. and L = 7 per cent. CL is calculated as 0.15 x 7;

2. the relevant formula is applied on the first day of each period for which it falls to be calculated (and the result shall apply for the duration of such period);

3.        each amount is rounded up to the nearest four decimal places; and

4. if the formula produces a negative percentage, the percentage shall be taken as zero.

Schedule 4 If alternative or additional financial requirements are imposed by the Bank of England, the Financial Services Authority or any other United Kingdom governmental authority or agency which in the Agent's
           o pinion (after consultation with the Banks) make the formulae (or either of them) no longer appropriate, the Agent shall be entitled by notice to the Parent to stipulate such other formulae as shall be suitable to apply in substitution for the formulae. Any such other formulae so stipulated shall take effect in accordance with the terms of such notice.

Schedule 5 In this schedule 5:

           "authorised" and "institution" have the meanings given to those terms in the Banking Act 1987;

           "Bank of England Act" means the Bank of England Act 1998;

           "eligible institution"  has the meaning  given to that term in schedule 2 to the Bank of England Act;

          "eligible liabilities" has the meaning given to that term in the Cash Ratio Deposits (Eligible Liabilities) Order 1998 or the applicable substitute order made under the Bank of England Act as is in force on the date of application of the formulae;

          "fee base" has the meaning given to that term in the Fees Regulations;

          "Fees Regulations" means the Banking Supervision (Fees) Regulations 2000 or the applicable substitute regulations made under the Bank of England Act as are in force on the date of application of the formulae; and

          "special deposits" has the meaning given to that term by the Bank of England on the date of application of the formulae.

                                   Schedule 6

                        Form of Substitution Certificate

                            Part A (single transfers)

          NB: 1 Banks are advised not to employ Substitution Certificates or otherwise to assign, novate or transfer interests in the Agreement without first ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services Act 1986 and regulations made thereunder.

1 It is expected that Banks will enter into separate arrangements dealing with the monies to be paid to the Existing Bank by the Substitute in consideration of the novation (e.g. principal, accrued interest, fees and any mismatched funding adjustment). Unless the Transfer Date is a rollover date, mismatches of parties' funding may arise. This Certificate does not deal with these issues, nor does it deal with any interim risk participation the Existing Bank may grant to the Substitute pending the Transfer Date.


To:       HSBC Investment Bank plc
          Vintners Place
          68 Upper Thames Street
          London EC4V 3BJ


          Attention:        Syndicated Finance - Execution and Agency

                                                                         [Date]

                            Substitution Certificate

This Substitution Certificate relates to an Agreement (the "Agreement") dated 4 July 2000 between Cordiant Communications Group plc as the Parent (1), the companies whose names, registered numbers and registered offices are set out in schedule 1 thereto as Original Borrowers or Original Overdraft Borrowers (2), The Bank of New York and HSBC Investment Bank plc as Arrangers (3), the banks and financial institutions whose respective names and addresses are set out in schedule 2 thereto as Banks (4) HSBC Investment Bank plc as Agent and Security Trustee (5), The Bank of New York as Swingline Bank (6) and HSBC Bank plc as Overdraft Bank (7). Terms defined in the Agreement shall have the same meaning in this Substitution Certificate.


2 [Name of Existing Bank] (the "Existing Bank") (a) confirms the accuracy of the summary of its Commitment and Contribution set out in the schedule to this Substitution Certificate; and (b) requests [Substitute Bank] (the "Substitute") to accept by way of novation the portion of its Commitment and Contribution specified in the schedule to this Substitution

     Certificate by counter-signing and delivering this Substitution Certificate to the Agent at its address for the service of notices specified in the Agreement.

3 The Substitute requests the Agent (on behalf of itself, the Swingline Bank, the Overdraft Bank, the Borrowers, the Guarantors, the Arrangers, the Security Trustee and the Banks) to accept this Substitution Certificate as being delivered to the Agent pursuant to and for the purposes of clause
     18.3 of the Agreement, so as to take effect in accordance with its terms on [date of transfer], [being not earlier than [5] Banking Days after date of delivery of the Certificate to the Agent] (the "Transfer Date").

4 The Agent, on behalf of itself, the Swingline Bank, the Overdraft Bank, the Borrowers, the Guarantors, the Arrangers, the Security Trustee and the Banks confirms the novation effected by this Substitution Certificate pursuant to and for the purposes of clause 18.3 of the Agreement.

5    The Substitute confirms:

     (a)  that  it  has  received   copies  of  the   Agreement  and  all  other
          documentation and information required by it in connection with the transactions contemplated by this Substitution Certificate;

     (b) that it has not relied upon any statement, opinion, forecast or other representation (including, without limitation, anything contained in the Information memorandum) or warranty made by the Existing Bank, the Arrangers, the Security Agent or the Agent to induce it to enter into this Substitution Certificate;

     (c) that it has made and will continue to make, without reliance on the Existing Bank or any other Finance Party, and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of each Borrower and the Group and its own independent investigation of the financial condition, prospects and affairs of each Borrower and the Group in connection with the making and continuation of the Facilities under the Agreement;

     (d) that neither the Existing Bank nor any other Finance Party shall at any time be deemed to have had or have a duty or responsibility, either historically, initially or on a continuing basis, to provide the Substitute with any credit or other information with respect to any Borrower or any other member of the Group whether coming into its possession before the making of any Drawing or at any time or times thereafter, other than (in the case of the Agent) as provided in clauses 19.3(a) and 19.5(a) of the Agreement;

     (e) that it has made and will continue to make its own assessment of the legality, validity, enforceability and sufficiency of the Agreement, the Security Documents and this Substitution Certificate and has not relied and will not rely on the Existing Bank, the Arrangers, the Security Agent or the Agent or any statements made by any of them in that respect;

     (f) that, accordingly, none of the Existing Bank, the Arrangers, the Security Agent and the Agent shall make any representations or warranties in respect of, or shall have any liability or responsibility to the Substitute in respect of any of the foregoing matters or any other matter referred to in clause 19.7 of the Agreement; and

     (g) that it is (or will, at any time any payment to it by any Borrower is to be made, be) a Qualifying Bank.

1 Execution of this Substitution Certificate by the Substitute constitutes its representation to the Existing Bank and all other parties to the Agreement and the Security Trust Deed that it has power to become party to the Agreement and the Security Trust Deed as a Bank on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this Substitution Certificate.

2 The Substitute hereby undertakes to the Existing Bank, the other Banks, the Borrowers, the Guarantors, the Arrangers, the Security Trustee, the Swingline Bank, the Overdraft Bank and the Agent that it will perform in accordance with their terms all those obligations which by the respective terms of the Agreement and the Security Trust Deed will be assumed by it after acceptance of this Substitution Certificate by the Agent.

3 Without limiting the above paragraphs, nothing in this Substitution Certificate obliges the Existing Bank to:

     (a) accept any re-transfer from the Substitute of any of the rights, benefits and/or obligations hereby transferred; or

     (b) support any losses incurred by the Substitute by reason of any non-performance by any Borrower or any other party to the Agreement or any of the Security Documents or any document relating thereto of any of its obligations under the same.

4 This Substitution Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law. Clauses 21.2 and 21.3 of the Agreement inclusive are incorporated herein by reference.

5 This Substitution Certificate may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

     Note: This Substitution Certificate is not a security, bond, note, debenture, investment or similar instrument.

AS WITNESS the hands of the authorised signatories of the parties hereto on the date appearing below.

                                                    The Schedule
                                                    ------------

                 Amount of Contribution                                       Portion Novated

  Facility A    Facility B    Swingline       Overdraft        Facility B    Facility B    Swingline   Overdraft
                               Facility       Facility                                     Facility    Facility

      $             $             $               L                $             $             $           L




                 Amount of Commitment                                        Portion Novated

  Facility A    Facility B     Swingline      Overdraft    Facility A     Facility     Swingline     Overdraft
                                Facility      Facility                        B        Facility      Facility

      $              $            $               L                $             $             $           L





                      Administrative Details of Substitute



Lending office:

Account for payments:

Telephone:

Telefax:



Attention:

[Existing Bank]                [Substitute]

By:                            By:

Date                           Date:


The Agent

By:





on its own behalf and on behalf of the other Finance Parties, Borrowers and all other parties to the Agreement and the Security Trust Deed.



Date:

                              Part B (global form)


               NB 1. Banks are advised not to employ Substitution Certificates or otherwise to assign, novate or transfer interests in the Agreement without first ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services Act 1986 and regulations made thereunder.

               2. It is expected that Banks will enter into separate arrangements dealing with the monies to be paid to the Existing Banks by the Substitutes in consideration of the novation (e.g. principal, accrued interest, fees and any mismatched funding adjustment). Unless the Transfer Date is a rollover date, mismatches of parties' funding may arise. This Certificate does not deal with these issues, nor does it deal with any interim risk participation the Existing Banks may grant to the Substitutes pending the Transfer Date.

To:      HSBC Investment Bank plc
         Vintner's Place
         68 Upper Thames Street
         London EC4V 3BJ


                                                         Attention:   Syndicated
                                                         -----------------------
                                                         Finance - Execution and
                                                         -----------------------
                                                         Agency
                                                         ------


                                                                     [Date]

                            Substitution Certificate

This Substitution Certificate relates to an Agreement (the "Agreement") dated 4 July 2000 between Cordiant Communications Group plc as the Parent (1), the companies whose names, registered numbers and registered offices are set out in schedule 1 thereto as Original Borrowers or Original Overdraft Borrowers (2), The Bank of New York and HSBC Investment Bank plc as Arrangers(3), the banks and financial institutions whose respective names and addresses are set out in schedule 1 thereto as Banks (4), HSBC Investment Bank plc as Agent and Security Trustee (5), The Bank of New York as Swingline Bank (6) and HSBC Bank plc as Overdraft Bank (7). Terms defined in the Agreement shall have the same meaning in this Substitution Certificate.

43 Each of the banks set out as Existing Banks in part A of the schedule below (the "Existing Banks") (a) confirms the accuracy of the summary of its participation in the Agreement set out in the schedule and (b) requests each of the banks set out as Substitute Banks in Part C of the schedule (the "Substitutes") to accept by way of novation the portion of such participation specified (or calculated as specified) in the schedule by counter-signing and delivering this Substitution Certificate to the Agent at its address for the service of notices specified in the Agreement.

44 Each of the Substitutes hereby requests the Agent (on behalf of itself, the other Finance Parties, all Borrowers and all other parties to the Agreement) to accept this Substitution Certificate as being delivered to the Agent pursuant to and for the purposes of clause 18.3 of the Agreement, so as to take effect in accordance with the terms thereof on [date of transfer] (the "Transfer Date") or on such later date as may be determined in accordance with the terms thereof.

45 The Agent (on behalf of itself, the other Finance Parties, the Borrowers and all other parties to the Agreement) confirms each of the novations effected by this Substitution Certificate pursuant to and for the purposes of clause 18.3 of the Agreement, so as to take effect in accordance with the respective terms thereof.

46   Each of the Substitutes confirms:

     (a)  that  it  has  received   copies  of  the   Agreement  and  all  other
          documentation and information required by it in connection with the transactions contemplated by this Substitution Certificate;

     (b) that it has not relied upon any statement, opinion, forecast or other representation (including, without limitation, anything contained in the Information Memorandum) or warranty made by the Existing Banks, the Arrangers, the Security Agent or the Agent to induce it to enter into this Substitution Certificate;

     (c) that it has made and will continue to make, without reliance on the Existing Banks or any other Finance Party, and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of each Borrower and the Group and its own independent investigation of the financial condition, prospects and affairs of each Borrower and the Group in connection with the making and continuation of the Facilities under the Agreement;

     (d) that neither the Existing Banks nor any other Finance Party shall at any time be deemed to have had or have a duty or responsibility, either historically, initially or on a continuing basis, to provide the Substitutes with any credit or other information with respect to any Borrower or any other member of the Group whether coming into its possession before the making of any Drawing or at any time or times thereafter, other than (in the case of the Agent) as provided in clauses 19.3(a) and 19.5(a) of the Agreement;

     (e) that it has made and will continue to make its own assessment of the legality, validity, enforceability and sufficiency of the Agreement, the Security Documents and this Substitution Certificate and has not relied and will not rely on the Existing Banks, the Arrangers, the Security Agent or the Agent or any statements made by any of them in that respect;

     (f) that, accordingly, none of the Existing Banks, the Arrangers, the Security Agent and the Agent shall make any representations or warranties in respect of, or shall have any liability or responsibility to the Substitutes in respect of, any of the foregoing matters or any other matter referred to in clause 19.7 of the Agreement;

     (g) that it is (or will, at any time any payment to it by any Borrower is to be made, be) a Qualifying Bank.

47 Execution of this Substitution Certificate by each of the Substitutes constitutes its representation to each of the Existing Banks and all other parties to the Agreement and the Security Trust Deed that it has power to become party to the Agreement and the Security Trust Deed as a Bank on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this Substitution Certificate.

48 Each of the Substitutes hereby undertakes to the Existing Banks, the Finance Parties, the Borrowers and each of the other parties to the Agreement that it will perform in accordance with its terms all those obligations which by the terms of the Agreement and the Security Trust Deed will be assumed by it after acceptance of this Substitution Certificate by the Agent.

49 Without limiting the above paragraphs, nothing in this Substitution Certificate obliges any of the Existing Banks to:

     (a) accept any re-transfer from any Substitute of any of the rights, benefits and/or obligations hereby transferred; or

     (b) support any losses incurred by any Substitute by reason of any non-performance by any Obligor or any other party to the Agreement or any of the Security Documents or any document relating thereto of any of its obligations under the same.

50 Each Substitute (and the Existing Banks in respect of the transfers to such Substitute) agrees to be bound by this Substitution Certificate notwithstanding that any other Substitute intended to execute this Substitution Certificate may not do so or may not be effectually bound.

9 This Substitution Certificate may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

10 This Substitution Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law. Clauses 21.2 and 21.3 of the Agreement inclusive are incorporated herein by reference.

     Note: This Substitution Certificate is not a security, bond, note, debenture, investment or similar instrument.

AS WITNESS the hands of the authorised signatories of the parties hereto on the date appearing below.

                                  The Schedule

                                     Part A

Existing Banks' Commitments, Contributions being each of their participations in
--------------------------------------------------------------------------------
          the Agreement as at the date of this Substitution Certificate
          -------------------------------------------------------------


             [Set out each Existing Bank's participation including
                         Commitments and Contributions]

                                     Part B
                                     ------

                               Portion Transferred
                               -------------------


                  [Set out the portion of each Existing Bank's
                   Commitments and Contributions transferred]

The portion of an Existing Bank's [Commitments and Contributions in respect of each Facility etc.] to be transferred to a particular Substitute is [as set out below/calculated as follows:]]



                   [set out details or method of calculation]


                                     Part C



[Set out names of Substitute Banks and the aggregate amounts of the Commitments and Contributions in respect of each Facility being transferred to them] [Insert execution particulars and each Substitute's administration details]


[Each of the Existing Banks]                 [Each of the Substitutes]

By:.....................................     By:................................
Date:                                        Date:




The Agent

By:

 .....................................

on its own behalf
and on behalf of the other Finance Parties, the Borrowers and all other parties to the Agreement and the Security Trust Deed.

                                   Schedule 1

                             Permitted Encumbrances

================== ================== ============== ================= ==============================================
Country            Company            Currency            Amount       Description
------------------ ------------------ -------------- ----------------- ----------------------------------------------
Australia          George Patterson   AUD                  78,487      Rental bonds/deposits
------------------ ------------------ -------------- ----------------- ----------------------------------------------
China              Bates China        HKD                 835,000      Cash collateral to secure rental agreement
------------------ ------------------ -------------- ----------------- ----------------------------------------------
France             Bates France       FRF               1,073,000      Cash collateral to secure rental guarantee
------------------ ------------------ -------------- ----------------- ----------------------------------------------
Greece             Bates Hellas       GRD              50,000,000      Charge on  accounts  receivable  re Xios Bank
                                                                       facility
------------------ ------------------ -------------- ----------------- ----------------------------------------------
Greece             Bates Hellas       GRD              75,000,000      Post  dated  bills  re   guarantee   facility
                                                                       provided by Xios Bank
------------------ ------------------ -------------- ----------------- ----------------------------------------------
India              Bates India Ltd    INR              75,000,000      Hypothecation  of book  debts  and  equitable
                                                                       mortgage of  properties  for bank  facilities
                                                                       granted by both HSBC and Nedungadi Bank
------------------ ------------------ -------------- ----------------- ----------------------------------------------
Indonesia          Bates Indonesia    IDR            1,000,000,000     Charge on receivables re Lippo Bank facility
------------------ ------------------ -------------- ----------------- ----------------------------------------------
Netherlands        Bates   Not  Just  NLG               2,000,000      Charge  on  accounts  receivable  re ABN AMRO
                   Film                                                bank facility
------------------ ------------------ -------------- ----------------- ----------------------------------------------
Netherlands        Cordiant Finance   NLG                  18,463      Cash collateral to secure rental guarantee
                   BV
------------------ ------------------ -------------- ----------------- ----------------------------------------------
New Zealand        The Bates Palace   NZD                 500,000      Debenture  over company assets re Countrywide
                                                                       Bank facility
------------------ ------------------ -------------- ----------------- ----------------------------------------------
Sweden             Bates Sweden       SEK               4,150,000      Charge  on  assets  re   Provinsbanken/Osgota
                                                                       Enskilda Banken bank and guarantee facility
------------------ ------------------ -------------- ----------------- ----------------------------------------------
Taiwan             Bates Taiwan       NTD              15,000,000      Cash collateral for media guarantee facility
------------------ ------------------ -------------- ----------------- ----------------------------------------------
USA                Ted Bates WW       USD                Variable      Cash surrender value of life assurance policy
------------------ ------------------ -------------- ----------------- ----------------------------------------------
UK                 UK Operating       GBP                variable      Fixed charge over TV receivables re. ITVA
                   companies
------------------ ------------------ -------------- ----------------- ----------------------------------------------
UK                 CCG plc            ESP              60,000,000      Escrow   account  held  with   Bankinter  for
                                                                       deferred  consideration re minority  purchase
                                                                       of Grupo Bates Spain
================== ================== ============== ================= ==============================================

                              Schedule 1 - Part A

                          Borrower Accession Agreement


THIS BORROWER ACCESSION AGREEMENT is dated [              ] and made BETWEEN:

     (1) o (No. o) whose registered office is at o (the "Additional Borrower");

     (2) CORDIANT COMMUNICATIONS GROUP PLC (No. 1320869) whose registered office is at 121-141 Westbourne Terrace, London W2 6JR (the "Parent"); and

     (3) HSBC INVESTMENT BANK PLC of Vintners Place 68 Upper Thames Street London EC4V 3BJ in its capacity as Agent under the Agreement referred to below on behalf of itself the and the other Finance Parties (the "Agent").

WHEREAS:

     (A) The Additional Borrower is a Subsidiary of the Parent.

     (B) By an agreement dated 4 July 2000 and made between the Parent (1), the companies whose names and, where applicable, registered offices and registered numbers are set out in parts A or C of schedule 1 thereto (2), the Arrangers (3), the banks and financial institutions whose names and addresses are set out in schedule 2 thereto (4), the Agent and the Security Trustee (5), the Swingline Bank (6) and the Overdraft Bank (7) (as from time to time amended, varied, extended, restated or replaced, the "Agreement"), the Banks agreed to make available to the Borrowers credit facilities.

     (C) The Parent has undertaken to procure that an agreement supplemental to the Agreement shall be executed and delivered by any Subsidiary of the Parent which the Parent intends should become an Additional Borrower under the Agreement.

NOW THIS BORROWER ACCESSION AGREEMENT WITNESSES as follows:

1    Agreement definitions

     Unless the context otherwise requires or unless otherwise defined in this Borrower Accession Agreement, words and expressions defined in the Agreement shall have the same meaning when used in this Borrower Accession Agreement or the Recitals hereto. Clauses 1.3 and 1.4 of the Agreement shall apply to this Borrower Accession Agreement, mutatis mutandis, as if expressly set out herein.

2    Accession to the Agreement

     With effect from the date of this Borrower Accession Agreement, the Additional Borrower shall become a party to the Agreement and a Borrower thereunder as if named therein in part A of schedule 1 thereto and with effect from such date shall assume obligations towards and rights against the other Borrowers, the Agent, the Arranger, the Funders and the Security Trustee as if so named therein.

3    Continuance of the Agreement

     Notwithstanding this Borrower Accession Agreement, the provisions of the Agreement shall continue in full force and effect and, with effect from the date of this Borrower Accession Agreement, the Agreement shall be read and construed as one instrument as if references in the Agreement to "this Agreement" were to the Agreement and this Borrower Accession Agreement taken together.

4    Consent

     The Parent (on behalf of itself and, the other Borrowers) and the Agent (on behalf of itself and the other Finance Parties) consent to the Additional Borrower becoming a Borrower as set out in clauses 2 and 3.

5    Representations and warranties

     The Additional Borrower represents and warrants to each of the Funders, the Arrangers, the Security Trustee and the Agent in the terms of clause 11.1 of the Agreement other than the excluded representations and warranties as if references therein (i) to this "Agreement" or to the "Security Documents" were also to this Borrower Accession Agreement and (ii) to the "Borrowers" or any "member of the Group" were to the Additional Borrower.

6    Law [and jurisdiction]
     ----------------------

     This Borrower Accession Agreement shall be governed by and construed in accordance with English law.

     [Jurisdiction clause and appointment of agent for service of process]

IN WITNESS whereof this Borrower Accession Agreement has been entered into the day and year first above written

                 Part B - Overdraft Borrower Accession Agreement

THIS OVERDRAFT BORROWER ACCESSION AGREEMENT is dated [ ] and made BETWEEN:

     (1) (No. o) whose registered office is at o (the "Additional Overdraft Borrower");

     (2) CORDIANT COMMUNICATIONS GROUP PLC (No. 1320869) whose registered office is at 121/141 Westbourne Terrace, London W2 6JR (the "Parent"); and

     (3) HSBC INVESTMENT BANK PLC of Vintners Place 68 Upper Thames Street London EC4V 3BJ in its capacity as Agent under the Agreement referred to below on behalf of itself and the other Finance Parties (the "Agent").

     WHEREAS:

     (A) The Additional Overdraft Borrower is a Subsidiary of the Parent.

     (B) By an agreement dated 4 July 2000 and made between the Parent (1), the companies whose names and, where applicable, registered offices and registered numbers are set out in parts A or C of schedule 1 thereto (2), the Arrangers (3), the banks and financial institutions whose names and addresses are set out in schedule 2 thereto (4), the Agent and the Security Trustee (5), the Swingline Bank (6) and the Overdraft Bank (7) (as from time to time amended, varied, extended, restated or replaced, the "Agreement"), the Banks agreed to make available to the Borrowers credit facilities.

     (C) The Parent has undertaken to procure that an agreement supplemental to the Agreement shall be executed and delivered by any Subsidiary of the Parent which the Parent intends should become an Additional Overdraft Borrower under the Agreement.

NOW THIS OVERDRAFT BORROWER ACCESSION AGREEMENT WITNESSES as follows:

1    Agreement definitions

     Unless the context otherwise requires or unless otherwise defined in this Overdraft Borrower Accession Agreement, words and expressions defined in the Agreement shall have the same meaning when used in this Overdraft Borrower Accession Agreement or the Recitals hereto. Clauses 1.3 and 1.4 of the Agreement shall apply to this Overdraft Borrower Accession Agreement, mutatis mutandis, as if expressly set out herein.

2    Accession to the Agreement

     With effect from the date of this Overdraft Borrower Accession Agreement, the Additional Overdraft Borrower shall become a party to the Agreement and an Overdraft Borrower thereunder as if named therein as an Overdraft Borrower and with effect from such date shall assume obligations towards and rights against the other Borrowers, the Agent, the Arranger, the Funders and the Security Trustee as if so named therein.

3    Continuance of the Agreement

     Notwithstanding this Overdraft Borrower Accession Agreement, the provisions of the Agreement shall continue in full force and effect and, with effect from the date of this Overdraft Borrower Accession Agreement, the Agreement shall be read and construed as one instrument as if references in the Agreement to "this Agreement" were to the Agreement and this Overdraft Borrower Accession Agreement taken together.

4    Consent

     The Parent (on behalf of itself and, the other Borrowers) and the Agent (on behalf of itself and the other Finance Parties) consent to the Additional Overdraft Borrower becoming an Overdraft Borrower as set out in clauses 2 and 3.

5    Representations and warranties

     The Additional Overdraft Borrower represents and warrants to each of the Funders, the Arrangers, the Security Trustee and the Agent in the terms of clause 11.1 of the Agreement other than the excluded representations and warranties as if references therein (i) to this "Agreement" or to the "Security Documents" were also to this Overdraft Borrower Accession Agreement and (ii) to the "Borrowers" or any "member of the Group" were to the Additional Overdraft Borrower.

6    Law [and jurisdiction]

     This Overdraft Borrower Accession Agreement shall be governed by and construed in accordance with English law.

     [Jurisdiction clause and appointment of agent for service of process].

IN WITNESS whereof this Overdraft Borrower Accession Agreement has been entered into the day and year first above written.

                                                           Schedule 2

                                                      Permitted Guarantees

========================== ================== =============== =============== =======================================
Country                    Company            Currency                Amount  Description
-------------------------- ------------------ --------------- --------------- ---------------------------------------
Australia                  George Patterson   AUD                 13,584,120  Guarantee  given  by the  company  for
                                                                              rent
-------------------------- ------------------ --------------- --------------- ---------------------------------------
Austria                    Dr. Puttner Bates  ATS                    600,000  Guarantee  given  by the  company  for
                                                                              rent
-------------------------- ------------------ --------------- --------------- ---------------------------------------
Belgium                    LDV Bates          BEF                  1,500,000  Indemnities  provided  in respect of a
                                                                              guarantee  provided by  Deutsche  Bank
                                                                              for rent
-------------------------- ------------------ --------------- --------------- ---------------------------------------
Canada                     CCG plc            CAD                  1,000,000  Guarantee  given  by plc for the  Nova
                                                                              Scotia  facility   provided  to  Bates
                                                                              Canada
-------------------------- ------------------ --------------- --------------- ---------------------------------------
Germany                    Scholz & Friends   DEM                    500,000  Indemnities  provided  in respect of a
                                                                              guarantee  provided  by SMH  Bank  for
                                                                              property lease
-------------------------- ------------------ --------------- --------------- ---------------------------------------
Germany                    Scholz & Friends   DEM                  4,600,000  Indemnities  provided  in respect of a
                                                                              guarantee  provided  by BHF  Bank  for
                                                                              property lease
-------------------------- ------------------ --------------- --------------- ---------------------------------------
Greece                     Bates Hellas       GRD                200,000,000  Indemnities  provided  in  respect  of
                                                                              guarantees   issued  under   guarantee
                                                                              facility provided by Euromerchant Bank
-------------------------- ------------------ --------------- --------------- ---------------------------------------
Greece                     Bates Hellas       GRD                150,000,000  Indemnities  provided  in  respect  of
                                                                              guarantees   issued  under   guarantee
                                                                              facility   provided   by   Xios   Bank
                                                                              (secured 50% on post-dated bills)
-------------------------- ------------------ --------------- --------------- ---------------------------------------
Greece                     Bates Hellas       GRD                200,000,000  Indemnities  provided  in  respect  of
                                                                              guarantees   issued  under   guarantee
                                                                              facility provided by  ABN AMRO
-------------------------- ------------------ --------------- --------------- ---------------------------------------
Hong Kong                  Bates Hong Kong    HKD                    100,000  Guarantee  provided to SCMP in respect
                                                                              of Zenith Media
-------------------------- ------------------ --------------- --------------- ---------------------------------------
Italy                      141 Italia         ITL                 17,725,000  Indemnities  provided  in respect of a
                                                                              guarantee  provided  by BCI to  Zurigo
                                                                              Assurance
-------------------------- ------------------ --------------- --------------- ---------------------------------------
Italy                      Bates Italia       ITL                131,450,000  Indemnities  provided  in respect of a
                                                                              guarantee  provided  by BCI to  Zurigo
                                                                              Assurance
-------------------------- ------------------ --------------- --------------- ---------------------------------------
Italy                      Bates Italia       ITL                 30,000,000  Indemnities  provided  in respect of a
                                                                              guarantee  provided  by BCI on  behalf
                                                                              of client Istat
-------------------------- ------------------ --------------- --------------- ---------------------------------------
Italy                      Plan Design        ITL                  5,893,750  Guarantee   in   favour   of   Italian
                                                                              Finance Ministry
-------------------------- ------------------ --------------- --------------- ---------------------------------------
Italy                      Ted Bates WW       ITL                104,055,000  Guarantee   in   favour   of   Italian
                                                                              Finance Ministry
-------------------------- ------------------ --------------- --------------- ---------------------------------------
Italy                      Bates Italia       ITL                  5,000,000  Indemnities  provided  in respect of a
                                                                              guarantee  provided  by BCI on  behalf
                                                                              of Italian Police Department
-------------------------- ------------------ --------------- --------------- ---------------------------------------
Italy                      Bates Italia       ITL                 57,605,000  Indemnities  provided  in respect of a
                                                                              guarantee  provided  by BCI on  behalf
                                                                              of  Poste Italiane
-------------------------- ------------------ --------------- --------------- ---------------------------------------
Malaysia                   Bates Malaysia     MYR                  5,000,000  Indemnities  provided  in  respect  of
                                                                              guarantees   issued  under   guarantee
                                                                              facility   provided   by   HSBC   (50%
                                                                              guaranteed by plc)
-------------------------- ------------------ --------------- --------------- ---------------------------------------
Netherlands                Bates   Not  Just  NLG                    236,300  Guarantee  given  by the  company  for
                           Film                                               rent
-------------------------- ------------------ --------------- --------------- ---------------------------------------

Norway                     Bates Gruppen AS   NOK                  7,800,000  Indemnities  provided  in  respect  of
                                                                              Bank     guarantees     provided    by
                                                                              Sparbanken  in favour of landlords for
                                                                              office rents
-------------------------- ------------------ --------------- --------------- ---------------------------------------
Spain                      Delvico Bates      ESP                100,000,000  Indemnities  provided  in  respect  of
                                                                              guarantees  issued  under a  guarantee
                                                                              facility provided by Banco Santander
-------------------------- ------------------ --------------- --------------- ---------------------------------------
Sweden                     Bates Sweden       SEK                  1,144,000  Indemnities  provided  in respect of a
                                                                              guarantee          provided         by
                                                                              Provinsbanken/Osgota  Enskilda  Banken
                                                                              for  rent  (secured  by  a  charge  on
                                                                              assets)
-------------------------- ------------------ --------------- --------------- ---------------------------------------
Taiwan                     Bates Taiwan       NTD                 10,000,000  Indemnities  provided  in respect of a
                                                                              factory  loan  provided  by  Chailease
                                                                              Finance Co
-------------------------- ------------------ --------------- --------------- ---------------------------------------
UK                         Bates Overseas     PTE                 30,000,000  Guarantee  provided  by  BOH  for  the
                           Holdings                                           Banco  Totta &  Acores  bank  facility
                                                                              for Bates Portugal JV
-------------------------- ------------------ --------------- --------------- ---------------------------------------
UK                         CCG Plc            USD             Lease           Guarantee  given to landlord of Hudson
                                                              obligations     Street (with Saatchi)
                                                              and over costs
-------------------------- ------------------ --------------- --------------- ---------------------------------------
UK                         CCG Plc            GBP             Lease           Guarantee   given   to   landlord   of
                                                              obligations     Berkeley Square (with Saatchi)
                                                              and over costs
-------------------------- ------------------ --------------- --------------- ---------------------------------------
UK                         CCG Plc            GBP             Lease           Guarantee  given to  landlord of Dukes
                                                              obligations     Road (with Saatchi)
                                                              and over costs
-------------------------- ------------------ --------------- --------------- ---------------------------------------
UK/US                      CCG Plc            USD             Lease           Guarantee  given to  landlord of Bates
                                                              obligations     premises at 498 Seventh Avenue
                                                              and over costs
-------------------------- ------------------ --------------- --------------- ---------------------------------------
UK                         CCG Plc            ZAR             Run-off         Guarantee  given by plc to PN  Barrett
                                                              liabilities     Company (Prop) Ltd
                                                              if any
-------------------------- ------------------ --------------- --------------- ---------------------------------------
UK                         CCG Plc            GBP             Variable        forward FX contracts
-------------------------- ------------------ --------------- --------------- ---------------------------------------
UK                         CCG Plc            JPY                700,000,000  Guarantee  given by plc in  respect of
                                                                              Bates Japan
-------------------------- ------------------ --------------- --------------- ---------------------------------------
UK                         CCG Plc            USD                  2,000,000  Guarantee  given  to  Chase  Manhattan
                                                                              Bank
-------------------------- ------------------ --------------- --------------- ---------------------------------------
USA                        Bates US           USD                             Guarantee  given by  Cordiant  Compton
                           Holdings Inc                                       WW to Nlederhoffer, Cross & Zeckhauser
-------------------------- ------------------ --------------- --------------- ---------------------------------------
USA                        Bates US           USD                             Guarantee  given by  Cordiant  Compton
                           Holdings Inc                                       WW to Orenstein, Musoff & Orenstein
-------------------------- ------------------ --------------- --------------- ---------------------------------------
USA                        Bates US           USD                 10,000,000  Guarantee  given by Cordiant  Crompton
                           Holdings Inc                                       WW to KCIN re lease
========================== ================== =============== =============== =======================================

                                   Schedule 1

                        Borrower's Compliance Certificate


                         Form of Compliance Certificate
                     to be issued by the Authorised Officer


HSBC Investment Bank plc
Vintners Place
68 Upper Thames Street
London EC4V 3BJ

Attention:  Syndicated Finance - Execution and Agency
                                                                          [Date]



Dear Sirs

Cordiant Communications Group plc Loan Agreement dated o 1999 for Credit Facilities of up to US$400,000,000 (the "Agreement")

We refer to the Agreement and deliver this Compliance Certificate in respect of the Fiscal Half-Year ended o pursuant to clause 12.1(g) thereof. Terms defined in the Agreement shall have the same meaning when used in this Compliance Certificate. We attach a calculation of all the relevant items referred to in paragraphs 1 to 4 below.

We confirm:

     1    PBIT in respect of the 12 months ended on o was o.

     2 Consolidated Net Interest Expenditure in respect of the 12 months ended on o was o.

     3 Consolidated Gross Borrowings (calculated on the basis of the average daily outstandings during the Fiscal Half-Year ended on o) was o.

     4    Adjusted PBIT in respect of the 12 months ended on o was o.

Based on the above, we certify that, calculated on the basis set out in clause 13 of the Agreement:

     (a)  On o the ratio of PBIT to Consolidated Net Interest Expenditure was o.

     (b) On o the ratio of Consolidated Gross Borrowings to Adjusted PBIT was o.

Accordingly, we confirm that the Parent was in compliance with the undertakings set out in clause 13.1 on o and in respect of the Fiscal Half-Year ended on such date.

We confirm that no Default has occurred and is continuing which is unremedied and unwaived [other than where full details have previously been provided to you].

For and on behalf of

Cordiant Communications Group plc





 .......................

Authorised Officer

                                   Schedule 2

                 Form of Guarantee to be given by new Guarantors




                                     DATED
                                     -----





                                    GUARANTEE
                                    given by
                                        o




















                                   Norton Rose
                                     London

THIS GUARANTEE is dated o and made BETWEEN:

     (1) o as Guarantor; and

     (2) HSBC INVESTMENT BANK PLC as Security Trustee, for the benefit of itself and each of the Beneficiaries as defined below.

WHEREAS:

     (A) By an agreement (as from time to time amended, varied, extended, restated or replaced, the "Agreement") dated 4 July 2000 and made between Cordiant Communications Group plc as Parent (the "Parent") (1), the companies whose names and registered offices are set out in part A or part C of schedule 1 thereto (2), The Bank of New York and HSBC Bank plc as Arrangers (3), the banks and financial institutions whose names and addresses are set out in schedule 2 thereto (4), HSBC Investment Bank plc as Agent and Security Trustee (5), The Bank of New York as Swingline Bank
     (6) and HSBC Bank plc as Overdraft Bank (7) the Banks have agreed to make available to the Borrowers a revolving credit facility of up to
     $225,000,000, the Swingline Bank has agreed to make available to the Swingline Borrower a swingline facility of up to $18,000,000, the Overdraft Bank has agreed to make available to the Overdraft Borrowers an overdraft facility of up to L6,000,000 and the Banks have agreed to make available to the Borrowers a further revolving credit facility of up to $175,000,000.

     (B) The Parent has undertaken to procure that certain Subsidiaries enter into guarantees as security for the obligations contained in the Agreement.

IT IS AGREED as follows:

51   Interpretation

51.1 Defined expressions

     In this Guarantee, unless the context otherwise requires or unless otherwise defined in this Guarantee, words and expressions defined in the Agreement shall have the same meaning where used in this Guarantee. In addition clause 1.4 of the Agreement shall be deemed to be incorporated in full in this Guarantee on the basis that references in such clause 1.4 to "this Agreement" were references to this Guarantee.

51.2 Successors and assigns

     The expressions "Agent", "Arrangers", "Banks", "Beneficiaries", "Borrowers", "Company", "Finance Party", "Overdraft Bank", "Security
     Provider", "Security Trustee" and "Swingline Bank" include, where the context admits, their respective successors, in the case of the Banks their respective permitted transferees and assignees, whether immediate or derivative, in the case of the Security Trustee, such other person as may from time to time be appointed as security trustee for the Beneficiaries pursuant to the provisions of the Security Trust Deed and, in the case of the Agent, such other persons as may be appointed as Agent pursuant to the provisions of the Agreement.

51.3 Definitions

     In this Guarantee, unless the context otherwise requires:

     "Beneficiaries"  has the meaning  given to the term in the  Security  Trust
     Deed;

     "Collateral Instruments" means negotiable and non-negotiable instruments, guarantees and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any liabilities of any person and includes any document or instrument creating or evidencing an Encumbrance;

     "Guarantee" includes each separate or independent stipulation or agreement by the Guarantor contained in this Guarantee;

     "Guaranteed Liabilities" means all moneys, obligations and liabilities expressed to be guaranteed by the Guarantor in clause 2.1; and

     "Incapacity" means in relation to a person the insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership).

51.4 Headings

     Clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Guarantee.

52   Guarantee

52.1 Guarantee

     The Guarantor hereby irrevocably and unconditionally guarantees that it will on demand made on it by the Security Trustee pay to the Security Trustee for the account of the relevant Beneficiaries all moneys and discharge all obligations and liabilities whether actual or contingent now or hereafter due, owing or incurred to the Agent, the Arrangers, the Security Trustee, the Banks, the Swingline Bank, or the Overdraft Bank (or any of them) by the Borrowers (or any of them) under or pursuant to the Agreement and/or this Guarantee and/or the Security Trust Deed and/or any of the other Security Documents, in each case when the same become due for payment or discharge whether by acceleration or otherwise, and whether such moneys, obligations and liabilities are express or implied; present, future or contingent; joint or several; incurred as principal or surety; denominated in Dollars, Sterling or in any other currency together with commission, fees and other charges and all legal and other costs charges and expenses on a full indemnity basis which may be properly incurred by the Beneficiaries or any of them in relation to any such moneys, obligations or liabilities or generally in respect of such Guarantor.

52.2 Guarantor as principal debtor; indemnity

     As a separate and independent stipulation, the Guarantor irrevocably and unconditionally agrees that if any purported obligation or liability of any Borrower which would have been the subject of this Guarantee had it been valid and enforceable is not or ceases to be valid or enforceable against such Borrower on any ground whatsoever whether or not known to the Beneficiaries or any of them (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of such Borrower or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or Incapacity or any change in the constitution of such Borrower) the Guarantor shall nevertheless be liable in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Guarantor were the principal debtor in respect thereof. The Guarantor hereby irrevocably and unconditionally agrees to indemnify and keep indemnified the Beneficiaries against any loss or liability arising from any failure of any Borrower to perform or discharge any such purported obligation or liability or from any invalidity or unenforceability of any of the same against such Borrower.

52.3 Statements of account conclusive

     Any statement of account of the Borrowers in reasonable detail, signed as correct by an officer of the Security Trustee, showing the amount of the Guaranteed Liabilities shall, in the absence of manifest error, be prima facie evidence thereof.

52.4 Interest

     The Guarantor agrees to pay interest on each amount demanded of it under this Guarantee from the date of such demand until payment (as well after as before judgment) at the rate specified in clause 5.5 of the Agreement which shall apply to this Guarantee mutatis mutandis.

52.5 Continuing guarantee

     This Guarantee shall extend to the ultimate balance from time to time owing to the Beneficiaries by the Borrowers and shall be a continuing guarantee, notwithstanding any intermediate payment, partial settlement or other matter whatsoever.

52.6 Liability unconditional

     The liability of the Guarantor shall not be affected nor shall this Guarantee be discharged or reduced by reason of:

          (a) the Incapacity or any change in the name, style or constitution of any Borrower or any other person liable;

          (b) any of the Beneficiaries granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, any Borrower or any other person liable; or

          (c)  any  amendment,   variation  or  waiver   (however   material  or
          fundamental) of the Agreement or any Security Document; or

          (d) any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate the Guarantor.

52.7 Collateral Instruments

     Neither the Security Trustee nor any other Beneficiary shall be obliged to make any claim or demand on the Borrowers or to resort to any Collateral Instrument or other means of payment before enforcing this Guarantee and no action taken or omitted in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Guarantor under this Guarantee.

52.8 Waiver of Guarantor's rights

     Until all the Guaranteed Liabilities have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) the Guarantor agrees that it will not in connection with the Guaranteed Liabilities (without the prior written consent of the Security Trustee or other than as permitted under the terms of the Agreement):

     (a) exercise any rights of subrogation, contribution or indemnity against the Borrowers or any other person liable;

     (b) demand or accept any Encumbrance to be granted in respect of any of its obligations under this Guarantee or any other Indebtedness now or hereafter due to the Guarantor from the Borrowers or from any other person liable;

     (c) take any step to enforce any right against the Borrowers or any other person liable in respect of any Guaranteed Liabilities; or

     (d) exercise any right of set-off or counterclaim against the Borrowers or any other person liable or claim or prove or vote as a creditor in competition with the Beneficiaries in the liquidation, administration or other insolvency proceeding of any Borrower or any other person liable or have the benefit of, or share in, any payment from or composition with, any Borrower or any other person liable or any Collateral Instrument now or hereafter held by the Beneficiaries for any Guaranteed Liabilities or for the obligations or liabilities of any other person liable.

52.9 Suspense accounts

     All monies received by the Security Trustee shall be applied in or towards satisfaction of such of the Guaranteed Liabilities in accordance with the terms of the Security Trust Deed except that the Security Trustee may credit the same to a suspense account for so long and in such manner as the Security Trustee may from time to time determine.

52.10 Guarantor to deliver up certain property

     If, contrary to clause 2.8, the Guarantor takes or receives the benefit of any Encumbrance, other than a Permitted Encumbrance or other than as permitted under the terms of the Agreement, or receives or recovers any money or other property, such Encumbrance, money or other property shall be held on trust for the Beneficiaries and shall be delivered to the Security Trustee on written demand for application in accordance with the terms of the Security Trust Deed.

52.11 Other guarantors

     The Guarantor agrees:

     (a) to be bound by this Guarantee notwithstanding that any other person intended to execute or to be bound by any other guarantee or assurance under or pursuant to the Agreement may not do so or may not be effectively bound and notwithstanding that such other guarantee or assurance may be determined to be or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Beneficiaries or any of them; and

     (b) that its obligations under this Guarantee will not be affected in any way by any Subsidiary of the Parent becoming a Guarantor after the date of this Guarantee.

53   Payments and Taxes

53.1 No set-off or counterclaim; distribution to the Banks

     All payments to be made by the Guarantor under this Guarantee shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 3.2, free and clear of any deductions or withholdings, in Dollars, Sterling or the relevant Optional Currency (except for costs, charges and expenses which shall be payable in the currency in which they are incurred) on demand by the Security Trustee to the account of the Security Trustee at such bank as the Security Trustee may from time to time specify for this purpose. Save where the Agreement or the relevant Security Document specifically provides for a payment to be made for the account of a particular Beneficiary in which case the Security Trustee shall distribute the relevant payment to the Beneficiary concerned, payments to be made by the Guarantor under this Guarantee shall be for the account of all the Beneficiaries and the Security Trustee shall forthwith distribute such payments in like funds as are received by the Security Trustee to the Beneficiaries in accordance with the provisions of the Security Trust Deed.

53.2 Grossing-up for Taxes and other matters

     Clauses 10.5, 10.6, 10.7, 10.8, 10.9, 10.10,  10.11, 10.12, 10.13 and 10.14
     of the Agreement shall apply as if the same were set out in full in this Guarantee, mutatis mutandis.

53.3 Currency of account; Currency indemnity

     Clause 15.2 of the Agreement shall apply as if it were set out in full in this Guarantee, mutatis mutandis.

54   Representations and warranties

54.1 Representations and warranties

     The Guarantor represents and warrants to the Security Trustee (for the benefit of each of the Beneficiaries) that:

     (a) Due incorporation: it is duly established or incorporated [(and [in the case of a corporation incorporated in the United States], validly existing and in good standing)] under the laws of o as a limited liability company and has power to carry on its business as it is now being conducted and to own its property and other assets;

     (b) Corporate power to guarantee: it has power to execute, deliver and perform its obligations under this Guarantee; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on its power to guarantee will be exceeded as a result of entering into this Guarantee;

     (c) Binding obligations: this Guarantee constitutes valid and legally binding obligations of the Guarantor save as disclosed in the qualifications to the legal opinions delivered under part C of schedule 4 of the Agreement;

     (d) No filings required: any notarisation, filing, recording, registration or enrolment in any court, public office or elsewhere and any stamp, registration or similar tax or charge payable on or in relation to this Guarantee necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Guarantee has been made or paid and this Guarantee is in proper form for its enforcement in the courts of England and o [relevant exceptions to be noted]; and

     (e) Choice of law: the choice by the Guarantor of English law to govern this Guarantee [and the submission by the Guarantor to the non-exclusive jurisdiction of the High Court of Justice in England] is [are] valid and binding save as disclosed in the legal opinions provided under part C of schedule 4 of the Agreement.

54.2 Repetition

     The representations and warranties in clause 4.1 shall be deemed to be repeated by the Guarantor on and as of each Drawdown Date and each Repayment Date as if made with reference to the facts and circumstances existing on each such day.

55   Set-off and Pro rata Payments

55.1 Set-off

     The Guarantor authorises each Beneficiary to apply any credit balance to which the Guarantor is then entitled on any account of the Guarantor with such Beneficiary at any of its branches in or towards satisfaction of any sum then due and payable from the Guarantor to such Beneficiary under this Guarantee. For this purpose each Beneficiary is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. No Beneficiary shall be obliged to exercise any right given to it by this clause 5.1. Each Beneficiary shall notify the Security Trustee and the Guarantor forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Security Trustee shall inform the other Beneficiaries.

55.2 Pro rata payments

     The Guarantor acknowledges and accepts the provisions of clause 17.2 of the Agreement.

56   Benefit of this Guarantee

56.1 Benefit and burden

     This Guarantee shall be binding upon the Guarantor and its successors in title and shall enure for the benefit of the Security Trustee, for the benefit of itself and each of the other Beneficiaries and their respective successors in title and (in the case of the Banks) their Substitutes. The Guarantor expressly acknowledges and accepts the provisions of clause 18 of the Agreement and agrees that any Substitute which becomes party to the Agreement in accordance with clause 18 of the Agreement shall be entitled to the benefit of this Guarantee.

56.2 Changes in constitution or reorganisations of Banks

     For the avoidance of doubt and without prejudice to the provisions of clause 6.1, this Guarantee shall remain binding on the Guarantor notwithstanding any change in the constitution of the Beneficiaries or any of them or their or its absorption in, or amalgamation with, or the acquisition of all or part of their or its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of any assignee, transferee or other successor in title of the Beneficiaries in the same manner as if such assignee, transferee or other successor in title had been named in this Guarantee as a party instead of, or in addition to, the relevant Beneficiary.

56.3 No assignment by Guarantor

     The Guarantor may not assign or transfer any of its rights or obligations under this Guarantee.

56.4 Disclosure of information

     Any Beneficiary may disclose to a prospective assignee or transferee or to any other person who may propose entering into contractual relations with such Beneficiary in relation to the Agreement such information about the Guarantor as such Beneficiary shall consider appropriate provided that such Beneficiary will obtain an undertaking from such assignee or transferee to keep such information confidential and only disclose it as required by law.

57   The Security Trust Deed

57.1 Trust:

     The Guarantor and the Security Trustee hereby acknowledge that the covenants of the Guarantor contained in this Guarantee and the security and other rights, title and interests constituted by this Guarantee and all other moneys, property and assets paid to the Security Trustee pursuant to or in connection with this Guarantee are held by the Security Trustee subject to and on the terms of the trusts declared in the Security Trust Deed.

58   Release of security

58.1 Release of guarantee

     If the Security Trustee is satisfied:

         (i    that:

               (A)  no Default has occurred;  and

               (B) the proposed release is to permit a disposal of the Guarantor, and such disposal is not prohibited by the terms of the Agreement; or

          (ii) that all the Guaranteed Liabilities have been paid or discharged in full and the Facilities provided by the Agreement are no longer available,

     then, subject to clause 8.2, the Security Trustee shall at the request and cost of the Guarantor execute such deeds and do all such acts and things as may be necessary to release the Guarantor from its guarantee.

58.2 Retention of Deed

     If the Guarantor requests the Security Trustee to release its guarantee following any payment or discharge made or security or guarantee given in relation to the Guaranteed Liabilities by the Guarantor or any other person liable (a "Relevant Transaction"), the Security Trustee shall be entitled, if it is satisfied (acting reasonably) that the Guarantor or such other person (as relevant) is (or is as a consequence of that Relevant Transaction) Insolvent, to retain this Deed and shall not be obliged to release the Guarantor from its guarantee until the expiry of the Retention Period (as hereinafter defined) in relation to that Relevant Transaction (as hereinafter defined). If at any time before the expiry of that Retention Period any event takes place in relation to the Guarantor or such other person which corresponds to any of the events set out in clauses 14.1(j) to 14.1(n) of the Agreement, the Security Trustee may continue to retain this Deed and shall not be obliged to release the guarantee for such further period as the Security Trustee may determine.

     For the purpose of clause 8.2:

     "Retention Period" means, in relation to any Relevant Transaction, the period which commences on the date when that Relevant Transaction was made or given, and which ends on the date falling one week after the expiration of the maximum period within which that Relevant Transaction can be avoided, reduced or invalidated by virtue of any applicable law or for any other reason whatsoever) and;

     "Insolvent" means that the company (i) is deemed unable to pay its debts in accordance with section 123(1)(e) or (2) of the Insolvency Act 1986 (as that section may be amended by order under section 416 of the Insolvency Act 1986 or otherwise and so that in sub-section (1)(e) and sub-section (2) of section 123 the words "it is proved to the satisfaction of the court that" shall be deemed to be deleted) or (ii) becomes, or admits to being, unable generally to pay its debts as they fall due or (iii) otherwise becomes insolvent or stops or suspends making payments (whether of principal or interest) with respect to all or any class of its debts or announces an intention to do so or (iv) there occurs, in relation to that company in any country or territory in which it carries on business or to the jurisdiction of whose courts any part of its assets is subject, any event which, in the opinion of the Security Trustee, (acting reasonably) has an effect equivalent to any of (i), (ii) or (iii) above.

59   Notices and other matters

59.1 Notice

     Every notice, request, demand or other communication under this Guarantee shall:

     (a) be in writing delivered personally or by first-class prepaid letter (airmail if available) or telefax;

     (b) be deemed to have been received, subject as otherwise provided in this Guarantee, in the case of a letter when delivered and, in the case of a telefax, when a complete and legible copy is received by the addressee (unless the date of despatch is not a business day in the country of the addressee or if the time of despatch of any telefax is after the close of business in the country of the addressee in which case it shall be deemed to have been received at the opening of business on the next such business day); and

     (c)  be sent:

          (i)  to the Guarantor at:

                           o
                           o
                           Telefax:         o
                           Attention:       o

          (ii) to the Security Trustee at:

                           HSBC Investment Bank plc
                           Vintners Place
                           68 Upper Thames Street
                           London EC4V 3BJ
                           Telefax: 020 7336 9176
                           Attention:  Syndicated Finance - Execution and Agency

          or to such other address or telefax number as is notified by the Guarantor or the Security Trustee to the other party to this Guarantee.

59.2 No implied waivers, remedies cumulative

     No failure or delay on the part of the Beneficiaries or any of them to exercise any power, right or remedy under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise by the Beneficiaries or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Guarantee are cumulative and are not exclusive of any remedies provided by law.

59.3 Expenses

     The Guarantor agrees to reimburse the Security Trustee on demand for all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be properly incurred by the Beneficiaries in relation to the enforcement of this Guarantee against the Guarantor.

59.4 Authority given to Parent

     The Guarantor hereby irrevocably authorises the Parent to execute any duly executed Borrower Accession Agreement on its behalf.

59.5 Counterparts

     This Deed may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

60   Governing Law and Jurisdiction

60.1 Law

     This Guarantee shall be governed by English law.

60.2 [Submission to jurisdiction

     The parties to this Guarantee agree for the benefit of the Beneficiaries that:

     (a) if any party has any claim against any other arising out of or in connection with this Guarantee such claim shall (subject to clause c) be referred to the High Court of Justice in England, to the jurisdiction of which each of the parties irrevocably submits;

     (b) the jurisdiction of the High Court of Justice in England over any such claim against any Beneficiary shall be an exclusive jurisdiction and no courts outside England shall have jurisdiction to hear or determine any such claim; and

     (c) nothing in this clause 10.2 shall limit the right of any Beneficiary to refer any such claim against the Guarantor to any other court of competent jurisdiction outside England, to the jurisdiction of which the Guarantor hereby irrevocably agrees to submit, nor shall the taking of proceedings by any Beneficiary before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.]

60.3 [Agent for service of process

     The Guarantor irrevocably and unconditionally, designates, appoints and empowers the Parent to receive for it and on its behalf service of process issued out of the High Court of Justice in England in relation to any claim arising out of or in connection with this Guarantee.]

IN WITNESS whereof the parties to this Guarantee have caused this Guarantee to be duly executed on the date first above written.



THE GUARANTORS

EXECUTED and DELIVERED     )       Director
as a DEED by o             )       Director/Secretary



THE SECURITY TRUSTEE

Signed for and on behalf of)
HSBC INVESTMENT BANK PLC   )
By:                        )

                                   Schedule 1

                             Permitted Acquisitions


Schedule 2        The Lighthouse Acquisition

Schedule 3 The acquisitions listed below provided that the total acquisition consideration payable by the Group in respect of such acquisition (including for these purposes any deferred consideration) does not exceed the maximum consideration for such acquisition contained in the acquisition agreement as at the date of this Agreement relating to the acquisition concerned.




   Company                                         Country                      Basis of acquisition payment

   Harrow/Expanded Media                           Australia                    Earnout

   Not Just Film Holland                           Holland                      Put/call option

   Gestro Home                                     New Zealand                  Put option

   Kontoret                                        Norway                       Put/call option

   Idea Azione                                     Germany                      Earnout

   Criterion                                       USA                          Earnout

   Argentina                                       Argentina                    Earnout

   Grapple Group                                   South Africa                 Earnout

   Churchill                                       USA                          Earnout

   New Comm. Comm                                  Brazil                       Earnout

   Rodergas                                        Spain                        Contractual purchase of shares

   PanGulf                                         Dubai                        Contractual purchase of shares

   Cronet                                          Sweden                       Earnout

   LdV                                             Belgium                      Put/call option

   Blue Skies                                      UK                           Earnout

   Bates India                                     India                        Contractual purchase of shares

   Romania                                         Romania                      Put/call option

   Camarote                                        Spain                        Earnout

   HFT Group (80%)                                                              Earnout
             (20%)                                                              Buyout of Minority

   CPA Espana, S.L.                                Spain                        Contractual Purchase of Shares

   Colwood   House  Medical                        UK                           Contractual Purchase of Shares
   Publications (UK) Limited

                                   Schedule 1
Preference shares issued by (or to be issued) by Lighthouse and its Subsidiaries as deferred consideration



Jurisdiction      Entity or          Date               Maximum                 Deferred                      End Date (on or
                  business                              Deferred                Consideration                 before)
                  acquired                              Consideration
                                                        (approximate
                                                        figure)


USA               Leonhardt          28.10.1999         $4,500,000              6% convertible                3 yrs or 5 yrs
                                                                                preferred stock of            from closing
                                                                                Lighthouse

USA               Interiors for      29.11.1999         $4,000,000              6% convertible                3 yrs or 5yrs
                  Architecture/                                                 preferred stock of            from closing
                  Associates in                                                 Lighthouse
                  Architecture
                  and Design

USA               Avid               06.01.2000         $2,000,000              6% convertible                31.12.2002
                  Productions                                                   preferred stock of            and
                                                                                Lighthouse                    31.12.2004

UK                C&FD               06.11.2000         L      585,000          5,850 redeemable              31.12.2004
                                                                                preference shares in
                                                                                Lighthouse Holdings
                                                                                UK Limited - can be
                                                                                exchanged for 6%
                                                                                convertible preferred
                                                                                stock of Lighthouse

USA               MorgenWalke        12.01.2000         $5,250,000              6% convertible                31.12.2002 and
                                                                                preferred stock of            31.12. 2002
                                                                                Lighthouse

USA               Ideascope          07.02.2000         $3,500,000              6% convertible                3 yrs after
                                                                                preferred stock of            closing
                                                                                Lighthouse

UK                Clarion            10.03.2000          L339,000 plus          9,870 preference              31.12.2002
                                                         L987,000 to be         shares in Lighthouse
                                                         satisfied by           Holdings UK Limited -
                                                         issue of 9870          can be exchanged into
                                                         preference             6% convertible
                                                         shares                 preferred stock of
                                                                                Lighthouse

USA               Wang               02.03.2000           $100,000              6% convertible                31.12.2002
                                                                                preferred stock of
                                                                                Lighthouse

USA               Fantastic          04.03.1999         $1,675,000              6% convertible                04.03.2004
                  Sports                                plus interest           preferred stock of
                                                                                Lighthouse

USA               Primo Angeli       25.06.1999         $3,150,000              6% convertible                01.07.2004
                                                        plus interest           preferred stock of
                                                        and dividends           Lighthouse

UK                Connect One        21.05.1999         L3,165,000 plus         (a) 40,000 shares of          31.12.2001
                  plc                                   value of 40,000         Class B Common Stock
                                                        shares of Class         (b) 6% convertible
                                                        B Common Stock          preferred stock of
                                                                                Lighthouse

USA               Sports Pro         06.07.1999           $700,000              6% convertible                31.12.2001
                  Hawaii                                                        preferred stock of
                                                                                Lighthouse

USA               Davidson           07.07.1999         $3,000,000              6% convertible                31.05.2003
                                                                                preferred stock of
                                                                                Lighthouse

UK                Financial          23.07.1999         L     11,200,000        6% convertible                31.12.2002
                  Dynamics                                                      preferred stock of
                                                                                Lighthouse


THE PARENT

SIGNED for and on behalf of         )        Denise Williams
CORDIANT COMMUNICATIONS             )
GROUP PLC                           )
by:                                 )        Andrew Boland


THE ORIGINAL BORROWERS

SIGNED for and on behalf of         )        Denise Williams
CORDIANT COMMUNICATIONS             )
GROUP PLC                           )
by:                                 )        Andrew Boland


SIGNED for and on behalf of         )        Denise Williams
BATES UK LIMITED                    )
by:                                 )        Andrew Boland


SIGNED for and on behalf of         )        Denise Williams
BATES US HOLDINGS INC.              )
by:                                 )        Andrew Boland


SIGNED for and on behalf of         )        Denise Williams
BATES DEUTSCHLAND                   )
HOLDINGS GMBH                       )
by:                                 )        Andrew Boland


THE ORIGINAL OVERDRAFT BORROWERS

SIGNED for and on behalf of         )        Denise Williams
ATLAS ADVERTISING LIMITED           )
by:                                 )        Andrew Boland


SIGNED for and on behalf of         )        Denise Williams
BATES EUROPE LIMITED                )
by:                                 )        Andrew Boland


SIGNED for and on behalf of         )        Denise Williams
BATES OVERSEAS HOLDINGS             )
LIMITED by:                         )        Andrew Boland

SIGNED for and on behalf of         )        Denise Williams
BATES UK LIMITED                    )
by:                                 )        Andrew Boland


SIGNED for and on behalf of         )        Denise Williams
CORDIANT COMMUNICATIONS             )
GROUP PLC                           )
by:                                 )        Andrew Boland


SIGNED for and on behalf of         )        Denise Williams
CORDIANT GROUP LIMITED              )
by:                                 )        Andrew Boland


SIGNED for and on behalf of         )        Denise Williams
CORDIANT PROPERTY HOLDINGS          )
LIMITED by:                         )        Andrew Boland


SIGNED for and on behalf of         )        Denise Williams
ICM INTERNATIONAL LIMITED           )
by:                                 )        Andrew Boland


SIGNED for and on behalf of         )        Denise Williams
SWOT PLUS LIMITED                   )
by:                                 )        Andrew Boland


SIGNED for and on behalf of         )        Denise Williams
THE DECISION SHOP LIMITED           )
LIMITED by:                         )        Andrew Boland


SIGNED for and on behalf of         )        Denise Williams
XMSS LIMITED                        )
by:                                 )        Andrew Boland


THE SWINGLINE BORROWER

SIGNED for and on behalf of         )        Denise Williams
BATES US HOLDINGS INC.              )
by:                                 )        Andrew Boland

THE ARRANGERS

SIGNED for and on behalf of         )        Gerald Dorkin
THE BANK OF NEW YORK                )
by:                                 )


SIGNED for and on behalf of         )        Mark Nickell
HSBC INVESTMENT BANK PLC            )
by:                                 )


THE BANKS

SIGNED for and on behalf of         )        Gerald Dorkin
THE BANK OF NEW YORK                )
by:                                 )


SIGNED for and on behalf of         )        Gary Lee
HSBC BANK PLC                       )
by:                                 )


THE AGENT AND SECURITY TRUSTEE

SIGNED for and on behalf of         )        Mark Nickell
HSBC INVESTMENT BANK PLC            )
by:                                 )


THE SWINGLINE BANK

SIGNED for and on behalf of         )        Gerald Dorkin
THE BANK OF NEW YORK                )
by:                                 )


THE OVERDRAFT BANK

SIGNED for and on behalf of         )        Gary Lee
HSBC BANK PLC                       )
by:                                 )